--------------------------------------------------------------








             KAISER ALUMINUM & CHEMICAL CORPORATION,

                            as Issuer,

              KAISER ALUMINA AUSTRALIA CORPORATION,
                       ALPART JAMAICA INC.,
                   KAISER FINANCE CORPORATION,
                   KAISER JAMAICA CORPORATION,
                 KAISER MICROMILL HOLDINGS, LLC,
                  KAISER SIERRA MICROMILLS, LLC,
             KAISER TEXAS MICROMILL HOLDINGS, LLC and
               KAISER TEXAS SIERRA MICROMILLS, LLC,

                    as Subsidiary Guarantors,

                               AND

                 FIRST TRUST NATIONAL ASSOCIATION

                            as Trustee



              -------------------------------------

                            INDENTURE

                   Dated as of October 23, 1996


              -------------------------------------

                           $175,000,000

                  10-7/8% Senior Notes due 2006



---------------------------------------------------------------

                  RECONCILIATION AND TIE SHEET*

                             between

          PROVISIONS OF THE TRUST INDENTURE ACT OF 1939

                               and

              INDENTURE DATED AS OF OCTOBER 23, 1996

                             between

              KAISER ALUMINUM & CHEMICAL CORPORATION
              KAISER ALUMINA AUSTRALIA CORPORATION,
                       ALPART JAMAICA INC.,
                   KAISER FINANCE CORPORATION,
                   KAISER JAMAICA CORPORATION,
                 KAISER MICROMILL HOLDINGS, LLC,
                  KAISER SIERRA MICROMILLS, LLC,
             KAISER TEXAS MICROMILL HOLDINGS, LLC and
               KAISER TEXAS SIERRA MICROMILLS, LLC

                               and

            FIRST TRUST NATIONAL ASSOCIATION, TRUSTEE


Sections                                         Sections of
of Act                                            Indenture
------                                            ---------

310(a)(1) . . . . . . . . . . . . . . . . .     7.09
310(a)(2) . . . . . . . . . . . . . . . . .     7.09
310(a)(3) . . . . . . . . . . . . . . . . .     Inapplicable
310(a)(4) . . . . . . . . . . . . . . . . .     Inapplicable
310(a)(5) . . . . . . . . . . . . . . . . .     7.09
310(b). . . . . . . . . . . . . . . . . . .     7.08, 7.10
310(c). . . . . . . . . . . . . . . . . . .     Inapplicable
311(a). . . . . . . . . . . . . . . . . . .     7.13(a), 7.13(c)
311(b). . . . . . . . . . . . . . . . . . .     7.13(b), 7.13(c)
311(c). . . . . . . . . . . . . . . . . . .     Inapplicable
312(a). . . . . . . . . . . . . . . . . . .     5.01, 5.02(a)
312(b). . . . . . . . . . . . . . . . . . .     5.02(b)
312(c). . . . . . . . . . . . . . . . . . .     5.02(c)
313(a). . . . . . . . . . . . . . . . . . .     5.04(a)
313(b)(1) . . . . . . . . . . . . . . . . .     Inapplicable
313(b)(2) . . . . . . . . . . . . . . . . .     5.04(b)
313(c). . . . . . . . . . . . . . . . . . .     5.04(c)
313(d). . . . . . . . . . . . . . . . . . .     5.04(d)
314(a)(1) . . . . . . . . . . . . . . . . .     5.03(a)
314(a)(2) . . . . . . . . . . . . . . . . .     5.03(b)
314(a)(3) . . . . . . . . . . . . . . . . .     5.03(c)
314(a)(4) . . . . . . . . . . . . . . . . .     5.03(d)
314(b). . . . . . . . . . . . . . . . . . .     Inapplicable
314(c)(1) . . . . . . . . . . . . . . . . .     14.05
314(c)(2) . . . . . . . . . . . . . . . . .     14.05

Sections                                         Sections of
of Act                                            Indenture
------                                            ---------

314(c)(3) . . . . . . . . . . . . . . . . .     Inapplicable
314(d). . . . . . . . . . . . . . . . . . .     Inapplicable
314(e). . . . . . . . . . . . . . . . . . .     14.05
314(f). . . . . . . . . . . . . . . . . . .     Omitted
315(a). . . . . . . . . . . . . . . . . . .     7.01
315(b). . . . . . . . . . . . . . . . . . .     6.07
315(c). . . . . . . . . . . . . . . . . . .     7.01
315(d). . . . . . . . . . . . . . . . . . .     7.01
315(e). . . . . . . . . . . . . . . . . . .     6.08
316(a)(1) . . . . . . . . . . . . . . . . .     6.06, 8.04
316(a)(2) . . . . . . . . . . . . . . . . .     Omitted
316(b). . . . . . . . . . . . . . . . . . .     6.04
316(c). . . . . . . . . . . . . . . . . . .     8.05
317(a). . . . . . . . . . . . . . . . . . .     6.02
317(b). . . . . . . . . . . . . . . . . . .     4.04(a)
318(a). . . . . . . . . . . . . . . . . . .     14.07
318(c). . . . . . . . . . . . . . . . . . .     14.07


-------------------------
*This Reconciliation and Tie Sheet is not a part of the Indenture.

                        TABLE OF CONTENTS


                                                           Page

                           ARTICLE ONE

                           DEFINITIONS
SECTION 1.01.  Certain terms defined. . . . . . . . . . .   12
SECTION 1.02.  References are to Indenture. . . . . . . .   36
SECTION 1.03.  Other definitions. . . . . . . . . . . . .   36

                           ARTICLE TWO

           ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                      AND EXCHANGE OF NOTES

SECTION 2.01.  Designation, amount, authentication and
                delivery of Notes. . . . . . . . . . . .  37
SECTION 2.02.  Form of Notes and Trustee's certificate. .   38
SECTION 2.03.  Date of Notes and denominations. . . . . .   39
SECTION 2.04.  Execution of Notes . . . . . . . . . . . .   40
SECTION 2.05.  Exchange and transfer of Notes . . . . . .   40
SECTION 2.06.  Temporary Notes. . . . . . . . . . . . . .   44
SECTION 2.07.  Mutilated, destroyed, lost or stolen
                Notes. . . . . . . . . . . . . . . . . .   44
SECTION 2.08.  Cancellation of surrendered Notes. . . . .    45
SECTION 2.09.  Restrictive Legends. . . . . . . . . . . .    45
SECTION 2.10.  Book-Entry Provisions for Global Note and
                Regulation S Temporary Global Note . . .   47

                          ARTICLE THREE

                REDEMPTION AND PURCHASES OF NOTES

SECTION 3.01.  Redemption prices. . . . . . . . . . . . .   48
SECTION 3.02.  Notice of redemption; selection of Notes .   48
SECTION 3.03.  When Notes called for redemption become
                due and payable. . . . . . . . . . . . .  49
SECTION 3.04.  Cancellation of redeemed Notes . . . . . .   50
SECTION 3.05.  Purchase of Notes at option of the holder
                upon Change of Control . . . . . . . . .  50
SECTION 3.06.  Effect of Change of Control Purchase Notice  52
SECTION 3.07.  Deposit of Change of Control Purchase Price  53
SECTION 3.08.  Covenant to comply with securities laws
                upon purchase of Notes . . . . . . . . .  53
SECTION 3.09.  Repayment to the Company . . . . . . . . .   53

                           ARTICLE FOUR

               PARTICULAR COVENANTS OF THE COMPANY


SECTION 4.01.  Payments on the Notes . . . . . . . . . .     53
SECTION 4.02.  Maintenance of office or agency for
                registration of transfer, exchange and
                payment of Notes. . . . . . . . . . . .    53
SECTION 4.03.  Appointment to fill a vacancy in the
                office of Trustee . . . . . . . . . . .    54
SECTION 4.04.  Provision as to paying agent. . . . . . .     54
SECTION 4.05.  Maintenance of corporate existence. . . .     55
SECTION 4.06.  Officers' Certificate as to default
                and statement as to compliance. . . . .    55

                                                           Page
                                                           ----
SECTION 4.07.  Usury laws. . . . . . . . . . . . . . . .     56
SECTION 4.08.  Restrictions on transactions with
                Affiliates and Unrestricted Subsidiaries   56
SECTION 4.09.  Limitations on Restricted Payments,
                Restricted Investments and
                Unrestricted Subsidiary Investments. . .   57
SECTION 4.10.  Limitation on Indebtedness and Preferred
                Stock. . . . . . . . . . . . . . . . . .   62
SECTION 4.11.  Limitation on Liens. . . . . . . . . . . .    66
SECTION 4.12.  Subsidiary guarantees, etc.  . . . . . . .    68
SECTION 4.13.  Limitation on dividends and other payment
                restrictions affecting Subsidiaries. . .   70
SECTION 4.14.  Limitation on Asset Sales. . . . . . . . .    70
SECTION 4.15.  Limitations on Unrestricted Subsidiaries .    73

                           ARTICLE FIVE

              NOTEHOLDERS' LISTS AND REPORTS BY THE
                     COMPANY AND THE TRUSTEE

SECTION 5.01.  Company to furnish Trustee information
                as to names and addresses of
                noteholders. . . . . . . . . . . . . . .   73
SECTION 5.02.  Preservation and disclosure of lists . . .   74
SECTION 5.03.  Reports by the Company . . . . . . . . . .   75
SECTION 5.04.  Reports by the Trustee . . . . . . . . . .   76

                           ARTICLE SIX

             REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
                       ON EVENT OF DEFAULT

SECTION 6.01.  Events of Default defined . . . . . . . .    77
SECTION 6.02.  Payment of Notes on default; suit therefor   78
SECTION 6.03.  Application of moneys collected by Trustee   80
SECTION 6.04.  Limitation on suits by holders of Notes .    80
SECTION 6.05.  Proceedings by Trustee; remedies
                cumulative and continuing; delay or
                omission not waiver of default. . . . .   81
SECTION 6.06.  Rights of holders of majority in
                principal amount of Notes to direct
                Trustee and to waive defaults . . . . .   81
SECTION 6.07.  Trustee to give notice of defaults
                known to it, but may withhold in
                certain circumstances . . . . . . . . .   82
SECTION 6.08.  Requirement of an undertaking to pay
                costs in certain suits under
                the Indenture or against the Trustee. .   82
SECTION 6.09.  Waiver of stay or extension laws. . . . .    82

                          ARTICLE SEVEN

                      CONCERNING THE TRUSTEE

SECTION 7.01.  Duties and responsibilities of Trustee. .    83
SECTION 7.02.  Reliance on documents, opinions, etc. . .    84
SECTION 7.03.  No responsibility for recitals, etc.  . .    85
SECTION 7.04.  Trustee, paying agent or Note registrar
                may own Notes . . . . . . . . . . . . .   85
SECTION 7.05.  Moneys received by Trustee to be held in
                trust without interest. . . . . . . . .   85
SECTION 7.06.  Compensation and expenses of Trustee. . .    85

                                                           Page
                                                           ----
SECTION 7.07.  Right of Trustee to rely on Officers'
                Certificate where no other evidence
                specifically prescribed . . . . . . . .   85
SECTION 7.08.  Conflicting interest of Trustee . . . . .    86
SECTION 7.09.  Requirements for eligibility of Trustee .    90
SECTION 7.10.  Resignation or removal of Trustee . . . .    91
SECTION 7.11.  Acceptance by successor to Trustee;
              notice of succession of a Trustee . . . .   92
SECTION 7.12.  Successor to Trustee by merger,
                consolidation or succession to
                business; notice by Trustee of
                change in its location. . . . . . . . .   92
SECTION 7.13.  Limitations on rights of Trustee as a
                creditor. . . . . . . . . . . . . . . .   93

                          ARTICLE EIGHT

                    CONCERNING THE NOTEHOLDERS

SECTION 8.01.  Evidence of action by noteholders . . . .    96
SECTION 8.02.  Proof of execution of instruments and
                of holding of Notes . . . . . . . . . .   96
SECTION 8.03.  Who may be deemed owners of Notes . . . .    96
SECTION 8.04.  Notes owned by Company or controlled by
                controlling persons disregarded
                for certain purposes. . . . . . . . . .    97
SECTION 8.05.  Record date for action by noteholders . .     97
SECTION 8.06.  Instruments executed by noteholders
                bind future holders . . . . . . . . . .    97

                           ARTICLE NINE

                      NOTEHOLDERS' MEETINGS

SECTION 9.01.  Purposes for which meetings may be
                called. . . . . . . . . . . . . . . . .    98
SECTION 9.02.  Manner of calling meetings; record date .     98
SECTION 9.03.  Call of meeting by Company or
                noteholders . . . . . . . . . . . . . .    99
SECTION 9.04.  Who may attend and vote at meetings . . .     99
SECTION 9.05.  Regulations . . . . . . . . . . . . . . .     99
SECTION 9.06.  Manner of voting at meetings and
                record to be kept . . . . . . . . . . .   100
SECTION 9.07.  Exercise of rights of Trustee and
                noteholders not to be hindered
                or delayed. . . . . . . . . . . . . . .   100

                           ARTICLE TEN

                     SUPPLEMENTAL INDENTURES

SECTION 10.01.  Purposes for which supplemental
                 indentures may be entered into
                 without consent of noteholders . . . .   100
SECTION 10.02.  Modification of Indenture with consent
                 of holders of a majority
                 in principal amount of Notes . . . . .   101
SECTION 10.03.  Effect of supplemental indentures. . . .    102
SECTION 10.04.  Notes may bear notation of changes by
                 supplemental indentures. . . . . . . .   102
SECTION 10.05.  Officers' Certificate and Opinion of
                 Counsel. . . . . . . . . . . . . . . .   102


                                V

                          ARTICLE ELEVEN

                  CONSOLIDATION, MERGER AND SALE

                                                         Page
                                                         ----

SECTION 11.01.  Company may consolidate, etc., on
                 certain terms. . . . . . . . . . . . .   103
SECTION 11.02.  Successor corporation to be
                 substituted. . . . . . . . . . . . . .   104
SECTION 11.03.  Opinion of Counsel . . . . . . . . . . .    104

                          ARTICLE TWELVE

             SATISFACTION AND DISCHARGE OF INDENTURE;
                         UNCLAIMED MONEYS

SECTION 12.01.  Satisfaction and discharge of Indenture.    104
SECTION 12.02.  Application by Trustee of funds
                 deposited for payment of Notes. . . . .  105
SECTION 12.03.  Repayment of moneys held by paying agent.   105
SECTION 12.04.  Repayment of moneys held by Trustee . . .   105
SECTION 12.05.  Reinstatement . . . . . . . . . . . . . .   106

                         ARTICLE THIRTEEN

        IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS
                          AND DIRECTORS

SECTION 13.01.  Incorporators, stockholders, officers and
                 directors of Company exempt from
                 individual liability. . . . . . . . . .  106

                         ARTICLE FOURTEEN

                     MISCELLANEOUS PROVISIONS

SECTION 14.01.  Successors and assigns of Company bound
                 by Indenture. . . . . . . . . . . . . .  107
SECTION 14.02.  Acts of board, committee or officer of
                 successor corporation valid . . . . . .  107
SECTION 14.03.  Required notices or demands may be
                 served by mail; waiver. . . . . . . . .  107
SECTION 14.04.  Indenture and Notes to be construed in
                 accordance with the laws of the State
                 of New York . . . . . . . . . . . . . .  108
SECTION 14.05.  Evidence of compliance with conditions
                 precedent . . . . . . . . . . . . . . .  108
SECTION 14.06.  Payments due on Saturdays, Sundays and
                 holidays. . . . . . . . . . . . . . . .  108
SECTION 14.07.  Provisions required by Trust Indenture
                 Act of 1939 to control. . . . . . . . .  109
SECTION 14.08.  Provisions of the Indenture and Notes
                 for the sole benefit of the parties
                 and the noteholders . . . . . . . . . .  109
SECTION 14.09.  Severability. . . . . . . . . . . . . . .   109
SECTION 14.10.  Indenture may be executed in counterparts;
                 acceptance by Trustee . . . . . . . . .  109
SECTION 14.11.  Article and Section headings. . . . . . .   109
SECTION 14.12.  No Adverse Interpretation of Other
                 Instruments . . . . . . . . . . . . . .  109

                         ARTICLE FIFTEEN

                        GUARANTEE OF NOTES

                                                          Page
                                                          ----

SECTION 15.01.  Guarantee . . . . . . . . . . . . . . . .   109
SECTION 15.02.  Guarantee senior in respect of
                 Subordinated Notes. . . . . . . . . . .  110
SECTION 15.03.  Subsidiary Guarantors may consolidate,
                 etc., on certain terms. . . . . . . . .  110
SECTION 15.04.  Application of certain terms and
                 provisions to the Subsidiary
                 Guarantors. . . . . . . . . . . . . . .  111
SECTION 15.05.  Release of Guarantee. . . . . . . . . . .   112

SIGNATURES. . . . . . . . . . . . . . . . . . . . . . . . . . .


EXHIBIT A-1   REGULATION S NOTE PROVISIONS

EXHIBIT A-2   FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION
               OF TRANSFER FROM REGULATION S GLOBAL NOTE

SCHEDULE A -  SCHEDULE OF LIENS SECURING INDEBTEDNESS IN EXCESS
              OF $5,000,000

SCHEDULE B -  REAL PROPERTY CONSTITUTING PERMITTED COLLATERAL

SCHEDULE C -  CERTAIN INDEBTEDNESS IN EXCESS OF $10,000,000

    THIS INDENTURE, dated as of the 23rd day of October, 1996, among KAISER ALUMINUM & CHEMICAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Company"), as Issuer, KAISER ALUMINA AUSTRALIA CORPORATION, KAISER FINANCE CORPORATION, ALPART JAMAICA INC., KAISER JAMAICA CORPORATION, KAISER MICROMILL HOLDINGS, LLC, KAISER SIERRA MICROMILLS, LLC, KAISER TEXAS MICROMILL HOLDINGS, LLC and KAISER TEXAS SIERRA MICROMILLS, LLC, as Subsidiary Guarantors, and FIRST TRUST NATIONAL ASSOCIATION, a national banking association (hereinafter referred to as the "Trustee"), as Trustee.

                       W I T N E S S E T H:
                       - - - - - - - - - -

    WHEREAS, the Company has duly authorized an issue of its 10-7/8% Senior Notes due 2006 (hereinafter referred to as the "Initial Notes"), for an aggregate principal amount of up to one hundred seventy five million dollars ($175,000,000), to be issued as registered Initial Notes without coupons, to be authenticated by the certificate of the Trustee, to be payable on October 15, 2006, and to be redeemable and purchasable as hereinafter provided; and the Company has duly authorized an issue of its Series B 10-7/8% Senior Notes due 2006 to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (hereinafter referred to as the "Exchange Notes" and together with the Initial Notes, the "Notes"); and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;

    WHEREAS, the payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on, the Notes is hereby expressly designated, and the monetary obligations of the Company under the Notes shall hereafter constitute for all purposes, Senior Indebtedness of the Company under the terms of the 12-3/4% Note Indenture (as hereinafter defined);

    WHEREAS, the Guarantee (as hereinafter defined) of each Subsidiary Guarantor in respect of the Notes is hereby expressly designated, and the monetary obligations of such Subsidiary Guarantor under the Notes shall hereafter constitute for all purposes Senior Indebtedness of such Subsidiary Guarantor under the terms of the 12-3/4% Note Indenture, to the extent that such Subsidiary Guarantor is a guarantor under the 12-3/4% Note Indenture;

    WHEREAS, the Company has duly delivered written notice to the trustee under the 12-3/4% Note Indenture designating the Notes and each Guarantee as Senior Indebtedness thereunder;

    WHEREAS, the Notes and the Trustee's certificate of authentication to be borne by the Notes are to be substantially in the following forms, respectively:

                      [FORM OF FACE OF NOTE]

No.                                        [Principal Amount]
Issue Date:                                CUSIP

              KAISER ALUMINUM & CHEMICAL CORPORATION

             10-7/8% [SERIES B] SENIOR NOTE DUE 2006


    KAISER ALUMINUM & CHEMICAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby
promises to pay to                     , or registered assigns,
                   --------------------
the principal sum of                      DOLLARS on October 15,
                     ---------------------
2006, at the office or agency of the Company in the Borough of Manhattan, the City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof, as hereinafter provided, interest on said principal sum at the rate per annum specified in the title of this Note, in like coin or currency, semiannually on April 15 and October 15 in each year. Interest shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from October 23, 1996; provided, that, in the case of authentication between the record date for any interest payment date and such interest payment date, this Note shall be dated the date of its authentication but shall bear interest from such interest payment date, subject to certain exceptions. The interest so payable on any April 15 or October 15 will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Note is registered at the close of business on the April 1 or October 1, as the case may be, next preceding such April 15 or October 15 whether or not such April 1 or October 1 is a Business Day. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Payment of interest shall be made at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, by check mailed by first-class mail to the address of the person entitled thereto at such address as shall appear on the registry books of the Company; provided that all payments with respect to this Note, if the holder of this Note has given wire transfer instructions (which instructions must be received by the Company at least 5 Business Days prior to the relevant date of payment) to the Company, will be required to be made by wire transfer of immediately available funds to the account specified by the holder of this Note; provided, that such payments (other than interest payments) may be conditioned upon surrender of this Note.

    As provided in the Indenture, this Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such State.

    Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

    This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

    IN WITNESS WHEREOF, KAISER ALUMINUM & CHEMICAL CORPORATION has caused this instrument to be duly executed under its corporate seal.


Dated

                                KAISER ALUMINUM & CHEMICAL
                                  CORPORATION



                                By:
                                   ------------------------
                                   Name:
                                   Title:

[Corporate Seal]

Attest:



-------------------
   Secretary

        [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

    This is one of the Notes described in the within-mentioned
Indenture.




                              FIRST TRUST NATIONAL ASSOCIATION
                                                    as Trustee


                               By:
                                  ---------------------------
                                  Authorized Signatory


                    [FORM OF REVERSE OF NOTE]

              KAISER ALUMINUM & CHEMICAL CORPORATION

             10-7/8% [SERIES B] SENIOR NOTE DUE 2006


    This Note is one of a duly authorized issue of Notes of the Company known as its 10-7/8% Senior Notes due 2006 (herein referred to as the "Notes"), limited to an aggregate principal amount of one hundred seventy five million dollars ($175,000,000), all issued or to be issued under and pursuant to an indenture, dated as of October 23, 1996 (herein referred to as the "Indenture"), duly executed and delivered between the Company, the Subsidiary Guarantors (as defined in the Indenture) and First Trust National Association, as trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Subsidiary Guarantors and the holders of the Notes. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

    In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal amount of this Note plus any accrued and unpaid interest to the date of acceleration may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority of the aggregate principal amount of the Notes then outstanding or outstanding on the record date, if any, fixed therefor in accordance with the provisions of the Indenture. It is also provided in the Indenture that the holders of a majority of the aggregate principal amount of the Notes at the time or on any such record date outstanding may on behalf of the holders of all of the Notes waive, prior to such declaration, any past default under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on any of the Notes or a default in respect of a covenant or provision in the Indenture which under Article Ten of the Indenture cannot be modified or amended without the consent of the holder of each outstanding Note.

    Payment of the Notes is guaranteed on a senior basis by Kaiser Alumina Australia Corporation, Alpart Jamaica Inc., Kaiser
Finance Corporation, Kaiser Jamaica Corporation, Kaiser Micromill

Holdings, LLC, Kaiser Sierra Micromills, LLC, Kaiser Texas Micromill Holdings, LLC and Kaiser Texas Sierra Micromills, LLC and, under certain circumstances set forth in the Indenture, may be guaranteed by certain other Subsidiaries and Non-Affiliate Joint Ventures of the Company. Under certain circumstances set forth in the Indenture, each of the Subsidiary Guarantors may be released from their respective obligations under the Indenture and the Notes.

    The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority of the aggregate principal amount of the Notes then outstanding or outstanding on the record date, if any, fixed therefor in accordance with the provisions of the Indenture, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that, as provided in
Section 10.02 of the Indenture, without the consent of each holder of an outstanding Note affected, no such supplemental indenture shall, inter alia, (i) extend the stated maturity of
                 ----- -----
any Note, reduce the interest rate, extend the time or alter the manner of payment of interest thereon, or reduce the principal amount thereof, or alter the timing of or reduce any premium payable upon the redemption thereof, or reduce the amount payable thereon in the event of acceleration or the amount thereof payable in bankruptcy, or (ii) reduce the aforesaid percentage of aggregate principal amount of Notes, the consent of the holders of which is required for any such supplemental indenture.

    Any such consent or waiver by the registered holder of this Note (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this Note or such other Note.

    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on this Note at the place, at the respective times, at the rate and in the currency herein prescribed.

    The Notes are issuable as fully registered Notes without coupons in denominations of $1,000 and any integral multiple of $1,000. At the office or agency to be maintained by the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes in other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on this Note are payable at the office or agency of the Company referred to on the face hereof, except that, at the option of the Company, payment of interest hereon may be made by check mailed by first-class mail to the address of the person entitled thereto at such address as shall appear on the registry books of the Company; provided that all payments with respect to this Note, if the holder of this Note has given wire transfer instructions (which instructions must be received by the Company at least 5 Business Days prior to the relevant date of payment) to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holder of this Note; provided, that such payments (other than interest payments) may be conditioned upon surrender of this Note.

    The Notes are subject to redemption on or after October 15, 2001, at the option of the Company, in whole or in part on any date prior to maturity, upon mailing by first-class mail a notice of such redemption not less than 15 nor more than 60 days prior to the date fixed for redemption to the holders of Notes to be redeemed in whole or in part at their addresses as they shall appear upon the registry books of the Company, all as provided in the Indenture. Any such notice which is mailed in the manner hereinabove provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice.

    The table below shows the redemption prices (expressed as a percentage of principal amount) on the dates shown below. If redeemed during the 12-month period beginning October 15, the redemption price shall be:

                                                 Redemption
          Year                                     Price
          ----                                    ----------

         2001. . . . . . . . . . . . . . . . . . 105.437%
         2002. . . . . . . . . . . . . . . . . . 103.625%
         2003. . . . . . . . . . . . . . . . . . 101.813%
         2004 and thereafter . . . . . . . . . . 100.00%


in each case together with accrued and unpaid interest to (but not including) the date fixed for redemption.

    Subject to the terms and conditions of the Indenture, if any Change of Control (as defined in the Indenture) occurs on or prior to maturity, the Company shall offer to purchase from each holder all or any part of the holder's Notes for which a Change of Control Purchase Notice shall have been delivered as provided in the Indenture and not withdrawn, on the date that is 30 Business Days after the occurrence of such Change of Control (the "Change of Control Purchase Date"), for a Change of Control Purchase Price equal to 101% of the principal amount thereof plus accrued and unpaid interest to (but not including) the Change of Control Purchase Date, which Change of Control Purchase Price shall be paid in cash.

    Holders have the right to withdraw any Change of Control
Purchase Notice by delivering to the Trustee a written notice of withdrawal in accordance with the provisions of the Indenture.

    If cash sufficient to pay the Change of Control Purchase Price of all Notes or portions thereof to be purchased on the Change of Control Purchase Date is deposited with the Trustee as of the Change of Control Purchase Date, interest shall cease to accrue (whether or not this Note is delivered to the Trustee or any other office or agency maintained for such purpose) on such Notes (or portions thereof) on and after the Change of Control Purchase Date, and the holders thereof shall have no other rights as such (other than the right to receive the Change of Control Purchase Price, upon surrender of such Notes).

    Subject to the terms and conditions of the Indenture, the Company shall apply the Net Cash Proceeds (as defined in the Indenture) of Asset Sales (as defined in the Indenture), under certain circumstances described in the Indenture, to (x) the prepayment of Indebtedness (as defined in the Indenture) in respect of or under the Credit Agreement (as defined in the Indenture) and the Specified Pari Passu Indebtedness (as defined in the Indenture) unless the holders thereof elect not to receive such prepayment and (y) an offer to purchase (an "Asset Sale Offer") the then outstanding Notes, on any Business Day occurring no later than 175 days after the receipt by the Company (or any of its Subsidiaries, if applicable) of such Net Cash Proceeds, at a price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to but not including the Asset Sale Purchase Date (as defined in the Indenture). Such Asset Sale Offer with respect to the Notes shall be in an aggregate principal amount (the "Asset Sale Offer Amount") equal to the Net Cash Proceeds (rounded down to the nearest $1,000) from the Asset Sales to which the Asset Sale Offer relates multiplied by a fraction, the numerator of which is the principal amount of the Notes outstanding (determined as of the close of business on the day immediately preceding the date notice of such Asset Sale Offer is mailed) and the denominator of which is the principal amount of the Notes outstanding plus the aggregate principal amount of Indebtedness under the Credit Agreement and the Specified Pari Passu Indebtedness outstanding (determined as of the close of business on the day immediately preceding the date notice of such Asset Sale Offer is mailed). If (x) no Indebtedness is outstanding in respect of or under the Credit Agreement or the Specified Pari Passu Indebtedness or (y) the holders of such Indebtedness entitled to receive payment elect not to receive the payments provided for in the previous sentence, or (z) the application of such Net Cash Proceeds results in the complete prepayment of such Indebtedness, then in each case any remaining portion of such Net Cash Proceeds will be required to be applied to an Asset Sale Offer to purchase the Notes.

    Upon surrender of this Note, the transfer of this Note is registrable by the registered holder hereof in person or by his attorney duly authorized in writing on the registry books of the Company at the office or agency to be maintained by the Company referred to on the face hereof, subject to the terms of the Indenture but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Note or Notes of authorized denomination or denominations, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

    Prior to due presentation for registration of transfer, the Company, the Trustee, any paying agent and any Note registrar may deem and treat the person in whose name this Note shall be registered upon the registry books of the Company as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of or on account of the principal hereof, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note registrar shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability on this Note to the extent of the sum or sums so paid.

    No recourse shall be had for the payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                         ASSIGNMENT FORM

           To assign this Note, fill in the form below:

            I or we assign and transfer this Note to:

                       -------------------

                       -------------------

                     (Insert assignee's soc.
                      sec. or tax I.D. no.)

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint

---------------------------------------------------------------

-------------------------------------------------------- agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:                        Your Signature:
         --------------------               -------------------

 ...................................         -------------------

       (Sign exactly as your name(s) appear(s) on the Note)

Signature Guarantee:
                     ---------------------------
                     (bank, trust company or member firm
                    of the New York Stock Exchange)

                OPTION OF HOLDER TO ELECT PURCHASE


Upon an offer by the Company to purchase all or any part of this Note pursuant to Section 3.05 or 4.14 of the Indenture, please check the appropriate box below if you wish to elect to have all or any part of this Note so purchased.

                          Section 3.05
                                      ---

                          Section 4.14
                                      ---

    If you wish to have only part of this Note purchased by the Company pursuant to Section 3.05 or Section 4.14 of the Indenture, state the principal amount you elect to have purchased:

                      $
                       -------------------


Date:                   Signature:
      ------------------            -------------------------

                                    -------------------------


(Sign exactly as your name(s) appear(s) on the face of this Note)


Signature Guarantee:
                      --------------------------------
                      (bank, trust company or member firm
                      of the New York Stock Exchange)

         [In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act of 1933"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the third anniversary of the Issue Date (or such shorter period permitted under Rule 144(k) under the Securities Act of 1933) (or a successor clause)), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                           [Check One]
                            ---------

(1)      to the Company; or
     ---

(2)      pursuant to and in compliance with Rule 144A under the
     ---
         Securities Act of 1933, as amended; or

(3)      to an institutional "accredited investor" (as defined
     ---
         in Rule 501(a)(1), (2), (3) or (7) under the Securities
         Act of 1933); or

(4)      outside the United States to a "Non-U.S. person" in
     ---
         compliance with Rule 904 of Regulation S under the Securities Act of 1933; or

(5)      pursuant to an effective registration statement under
     ---
         the Securities Act of 1933; or

(6)      pursuant to another available exemption from the
     ---
         registration requirements of the Securities Act of          1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof, provided, that if box (3), (4) or (6) is checked, the Company or
--------
the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)), and other information as the Trustee, Note registrar or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

If none of the foregoing boxes are checked, the Trustee or Note registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.05 of the Indenture shall have been satisfied.

Dated:                           Signed:
      --------------------------         ----------------------
                                         (Sign exactly as name
                                          appears on the other
                                          side of this Security)


Signature Guarantee:
                    -------------------------------------------

       TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date:
     ------------------------     -----------------------------
                                  NOTICE:
                                  To be executed by an executive
                                  officer1





----------------

     1 Only to be included on Notes constituting Restricted
       Securities.

    AND WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed, and the execution and delivery of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized, and the Company and the Subsidiary Guarantors, in the exercise of the legal right and power vested in them, execute and deliver this Indenture and the Company proposes to make, execute, issue and deliver the Notes;

    THEREFORE, in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company, each Subsidiary Guarantor and the Trustee each covenants and agrees, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:


                           ARTICLE ONE

                           DEFINITIONS

    SECTION 1.01.  Certain terms defined.  The terms defined in
                    ----------------------
this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires), for all purposes of this Indenture and of any indenture supplemental hereto, shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 (as defined herein) or which are by reference therein defined in the Securities Act of 1933 (as defined herein) (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act of 1933 as they were in force at the date of the execution and delivery of this Indenture.

    9-7/8% Notes:  The term "9-7/8% Notes" shall mean the
     ------------
Company's 9-7/8% Senior Notes due 2002, as amended from time to time, issued pursuant to the 9-7/8% Note Indenture.

    9-7/8% Note Indenture:  The term "9-7/8% Note Indenture"
     ---------------------
shall mean the indenture, dated as of February 17, 1994, among the Company, as issuer, the parties named therein (including in any amendment or supplement thereto) as subsidiary guarantors, and First Trust National Association, a national banking association, as trustee, as heretofore or hereafter amended or supplemented from time to time in accordance with the terms thereof.

    12-3/4% Notes:  The term "12-3/4% Notes" shall mean the
     -------------
Company's 12-3/4% Senior Subordinated Notes due 2003, as amended from time to time, issued pursuant to the 12-3/4% Note Indenture.

    12-3/4% Note Indenture:  The term "12-3/4% Note Indenture"
     ----------------------
shall mean the Indenture, dated as of February 1, 1993, among the Company, as issuer, the parties named therein (including in any amendment or supplement thereto) as subsidiary guarantors, and State Street Bank and Trust Company, a Massachusetts trust company, as successor to The First National Bank of Boston, as trustee, as heretofore or hereafter amended or supplemented from time to time in accordance with the terms thereof.

    14-1/4% Senior Subordinated Notes:  The term "14-1/4% Senior
     ---------------------------------
Subordinated Notes" shall mean the Company's 14-1/4% Senior
Subordinated Notes Due 1995, as amended, which were retired in 1993 and are no longer outstanding as of the date of this Indenture.

    14-1/4% Senior Subordinated Note Indenture:  The term "14-
     -------------------------------------------
1/4% Senior Subordinated Note Indenture" shall mean the 14-1/4% Senior Subordinated Note Indenture, dated as of December 21, 1989, among the Company, as issuer, the parties named therein as and, if applicable, thereafter becoming, subsidiary guarantors, and The Bank of New York, a New York banking corporation, as trustee, as amended or supplemented from time to time in accordance with the terms thereof.

    Affiliate:  The term "Affiliate" shall mean any other Person
     ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with a specified Person; provided, however, that the term Affiliate shall not (other than for purposes of Section 3.07) include the Company, any Subsidiary of the Company, any Unrestricted Subsidiary of the Company or any Non-Affiliate Joint Venture of the Company so long as no Affiliate of the Company has any direct or indirect interest therein, except through the Company, its Subsidiaries, its Unrestricted Subsidiaries and/or its Non-Affiliate Joint Ventures. For the purpose of this definition, control when used with respect to any specified Person means the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing. The fact that an Affiliate of a Person is a partner of a law firm that renders services to such Person or its Affiliates does not (other than for purposes of Section 3.07) mean that the law firm is an Affiliate of such Person.

    Agent Member:  The term "Agent Member" shall have the
     ------------
meaning set forth in Section 2.10 hereof.

    AJI:  The term "AJI" shall mean Alpart Jamaica Inc., a
     ---
Delaware corporation, and its successors.

    Alpart:  The term "Alpart" shall mean Alumina Partners of
     ------
Jamaica, a Delaware general partnership, and its successors.

    Asset Sale:  The term "Asset Sale" shall mean any sale,
     ----------
transfer or other disposition (including, without limitation, dispositions pursuant to a merger, consolidation or sale and leaseback transaction) of any assets (other than cash or Cash Equivalents) on or after the date of the initial issuance of the Notes by the Company or any of its Subsidiaries to any Person other than the Company, any of its Subsidiaries or any Non-Affiliate Joint Venture; provided, however, that solely for the purposes of the definition of Consolidated Cash Flow Available for Fixed Charges, the term Asset Sale shall exclude dispositions pursuant to a sale and leaseback transaction if the lease under such sale and leaseback transaction is required to be classified and accounted for as a Capitalized Lease Obligation; and provided, further, that the term Asset Sale shall not include a Refinancing Sale and Leaseback Transaction; and provided, further, that the following sales, transfers or other dispositions of assets shall not be an "Asset Sale" hereunder:

         (A) in the ordinary course of business of the Company and its Subsidiaries, which may include sales, transfers or other dispositions to Unrestricted Subsidiaries;

         (B) in a single transaction or group of related transactions, the gross proceeds of which (exclusive of indemnities) do not exceed $10,000,000 (such proceeds, to the extent non-cash, to be determined in good faith by the Board of Directors of the Company);

         (C) resulting from the creation, incurrence or assumption of (but not any foreclosure with respect to) any Lien not prohibited by Section 4.11;

         (D) in connection with any consolidation or merger of the Company or any Subsidiary Guarantor or sale of all or substantially all of the property of the Company or any Subsidiary Guarantor in compliance with the provisions of Article Eleven, Section 15.03(a) or Section 15.03(b)(i) hereof, as the case may be;

         (E) by a Subsidiary to its stockholders not prohibited by this Indenture;

         (F)   which are Restricted Investments, Restricted
    Payments or Unrestricted Subsidiary Investments permitted by
    Section 4.09; or

         (G) which consist of extensions, modifications, renewals or exchanges of Restricted Investments pursuant to clause (b) of the definition thereof, so long as neither the Company nor any of its Subsidiaries receives any cash proceeds as a result of such transaction.

    Attributable Debt:  The term "Attributable Debt" shall mean,
     -----------------
with respect to a Refinancing Sale and Leaseback Transaction, as of the date of consummation of such transaction, the greater of
(a) the Fair Market Value of the property subject to such Refinancing Sale and Leaseback Transaction and (b) the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Refinancing Sale and Leaseback Transaction (including any period for which such lease has been extended).

    Bank:  The term "Bank" shall mean any of the financial
     ----
institutions that are, or from time to time become, lenders under the Credit Agreement.

    Bank Agent:  The term "Bank Agent" shall mean BankAmerica
     ----------
Business Credit, Inc., as agent under the Credit Agreement, and any successor agent appointed under the Credit Agreement or any agent under any agreement or agreements pursuant to which Indebtedness under the Credit Agreement has been Refinanced (or successively Refinanced) and as to whom the Company has notified the Trustee and the noteholders pursuant to the terms of this Indenture.

    Bank Guarantors:  The term "Bank Guarantors" shall mean each
     ---------------
of the following Persons, as long as such Person guarantees any Indebtedness under the Credit Agreement: Akron Holding Company, an Ohio corporation, Kaiser Aluminum & Chemical Investment, Inc., a Delaware corporation, Kaiser Aluminum Properties, Inc., a Delaware corporation, Kaiser Aluminum Technical Services, Inc., a California corporation, Oxnard Forge Die Company, Inc., a California corporation, Kaiser Aluminium International, Inc., a Delaware corporation, KAC, KFC, each of their respective successors, each Subsidiary Guarantor and each Non-Recourse Guarantor so long as such Non-Recourse Guarantor does not constitute a Subsidiary Guarantor and would not be required to become a Subsidiary Guarantor hereunder.

    Board of Directors:  The term "Board of Directors," when
     ------------------
used with reference to the Company, shall mean the Board of Directors of the Company, or the executive committee of the Board of Directors of the Company, or any other duly authorized committee of the Board of Directors of the Company.

    Board Resolution:  The term "Board Resolution" shall mean,
     ----------------
with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

    Business Day:  The term "Business Day" shall mean a day
     ------------
other than a Saturday, a Sunday or a day in The City of New York, New York, Houston, Texas or San Francisco, California on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

    Capital Stock:  The term "Capital Stock" shall mean, with
     -------------
respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock, partnership interests or other undivided ownership interests in such Person, and warrants, options and similar rights (other than debt securities convertible into capital stock) to acquire such capital stock, partnership interests or other undivided ownership interests in such Person.

    Capitalized Lease Obligations:  The term "Capitalized Lease
     -----------------------------
Obligations" shall mean, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other agreement conveying the right to use) real or personal property, which obligations are required to be classified and accounted for as a capital lease obligation on a balance sheet of such Person under GAAP and, for purposes of this Indenture, the amount of such obligations at any date shall be the amount of the liability thereof at such date, determined in accordance with GAAP.

    CARIFA Financing:  The term "CARIFA Financing" shall mean
     ----------------
the $60,000,000 CBI Industrial Revenue Bonds, Caribbean Basin Projects Financing Authority CBI Industrial Revenue Bonds 1991 Series A and Series B (Alumina Partners of Jamaica Project) issued pursuant to that certain Bond Purchase Agreement dated as of December 1, 1991, among the Caribbean Basin Projects Financing Authority, Alumina Partners of Jamaica and PaineWebber Incorporated of Puerto Rico, any Refinancings thereof, and any letters of credit supporting such bonds or any Refinancings thereof.

    Cash Equivalents:  The term "Cash Equivalents" shall mean,
     ----------------
with respect to any Person:

    (A) Government Securities having maturities of not more than one year from the date of acquisition,

    (B) certificates of deposit of any commercial bank incorporated under the laws of the United States, or any state, territory or commonwealth thereof, of recognized standing having capital and unimpaired surplus in excess of $100,000,000 and whose short-term commercial paper rating at the time of acquisition is at least A-2 or the equivalent by Standard & Poor's Corporation or at least P-2 or the equivalent by Moody's Investors Services, Inc. (any such bank, an "Approved Bank"), which certificates of deposit have maturities of not more than one year from the date of acquisition,

    (C) repurchase obligations with a term of not more than 31 days for underlying securities of the types described in clauses (A) , (B) and (D) of this definition entered into with any Approved Bank,

    (D) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States, or any state thereof, and rated at least A-2 or the equivalent by Standard & Poor's Corporation or at least P-2 or the equivalent by Moody's Investors Services, Inc., and in each case maturing not more than one year from the date of acquisition, and

    (E) investments in money market funds that are registered under the Investment Company Act of 1940, which have net assets of at least $100,000,000 and at least 85% of whose assets consist of investments or other obligations of the type described in clauses (A) through (D) above.

    Center for Technology:  The term "Center for Technology"
     ---------------------
shall mean the Company's facilities located in Pleasanton, California.

    Certificated Notes:  The term "Certificated Notes" shall
     ------------------
have the meaning set forth in Section 2.02 hereof.

    Commission:  The term "Commission" shall mean the United
     ----------
States Securities and Exchange Commission.

    Common Stock:  The term "Common Stock" shall mean the
     ------------
Company's common stock, par value $.01 per share, as it exists on the date of this Indenture.

    Company:  The term "Company" shall mean Kaiser Aluminum &
     -------
Chemical Corporation, a Delaware corporation, and, subject to the provisions of Article Eleven, shall also include its successors and assigns.

    Consolidated Amortization Expense:  The term "Consolidated
     ---------------------------------
Amortization Expense" shall mean, with respect to any Person for any period, the amortization expense (including without limitation goodwill, deferred financing charges and other intangible items) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

    Consolidated Cash Flow Available for Fixed Charges:  The
     --------------------------------------------------
term "Consolidated Cash Flow Available for Fixed Charges" shall mean (without duplication), with respect to any Person for any period, the sum of the amounts for such period of
(i) Consolidated Net Income, (ii) Consolidated Fixed Charges,
(iii) Consolidated Income Tax Expense (other than income taxes (including credits) with respect to items of Net Income not included in the definition of Consolidated Net Income),
(iv) Consolidated Depreciation Expense, (v) Consolidated Amortization Expense and (vi) any other non-cash items reducing Consolidated Net Income, minus any non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP; provided, however, that (x) if, during such period, such Person or any of its Subsidiaries shall have engaged in any Asset Sale, Consolidated Cash Flow Available for Fixed Charges of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Consolidated Cash Flow Available for Fixed Charges (if positive) directly attributable to the assets that are the subject of such Asset Sale for such period, or increased by an amount equal to the Consolidated Cash Flow Available for Fixed Charges (if negative) directly attributable to the assets that are the subject of such Asset Sale for such period and
(y) if, during such period, such Person or any of its Subsidiaries shall have acquired any material assets out of the ordinary course of business, Consolidated Cash Flow Available for Fixed Charges shall be calculated on a pro forma basis as if such asset acquisition and related financing had occurred at the beginning of such period.

    Consolidated Depreciation Expense:  The term "Consolidated
     ---------------------------------
Depreciation Expense" shall mean, with respect to any Person for any period, the depreciation and depletion expense (including without limitation the amortization expense associated with Capitalized Lease Obligations) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

    Consolidated Fixed Charge Coverage Ratio:  The term
     ----------------------------------------
"Consolidated Fixed Charge Coverage Ratio" shall mean, with respect to any Person as of the date of the transactions giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date"), the ratio of (i) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four fiscal quarters immediately prior to the Transaction Date for which financial information in respect thereof is available to (ii) the aggregate Consolidated Fixed Charges of such Person for the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent to such fiscal quarter to be accrued during such period (based upon the pro forma amount of Indebtedness to be outstanding on the Transaction Date), assuming for the purposes of this measurement that the interest rates on which floating interest rate obligations of such Person are based equal such rates in effect on the Transaction Date; provided, however, that if the Company or any of its Subsidiaries has incurred Interest Hedging Obligations which would have the effect of changing the interest rate on any Indebtedness for such four quarter period (or any portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; and provided, further, that any Consolidated Fixed Charges with respect to Indebtedness incurred or for which such Person otherwise becomes liable during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so incurred on the first day of the fiscal quarter in which the Transaction Date occurs.

    Consolidated Fixed Charges:  The term "Consolidated Fixed
     --------------------------
Charges" shall mean (without duplication), with respect to any Person for any period, the sum of:

         (i) the interest expense of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (less, to the extent included therein, the portion of the interest expense required to be funded or economically borne by the Company's minority partners in the Company's joint ventures);

         (ii) all fees, commissions, discounts and other charges of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, with respect to letters of credit and bankers' acceptances and the costs (net of benefits) associated with Interest Hedging Obligations;

         (iii) the aggregate amount of dividends paid or other similar distributions made by such Person and its Subsidiaries during such period with respect to preferred stock (including preference stock) of such Person or its Subsidiaries determined on a consolidated basis in accordance with GAAP; and

         (iv) amortization or write-off of debt discount in connection with any Indebtedness of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP (excluding, to the extent otherwise included, the amortization or write-off of any deferred financing costs in connection with the amendment or refinancing of the Credit Agreement and the predecessor credit agreement).

    Consolidated Income Tax Expense:  The term "Consolidated
     -------------------------------
Income Tax Expense" shall mean (without duplication), with respect to any Person for any period, the aggregate of the income tax expense (net of applicable credits) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

    Consolidated Net Income:  The term "Consolidated Net Income"
     -----------------------
shall mean, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period taken as a single accounting period, all as determined on a consolidated basis in accordance with GAAP, excluding (in each case to the extent otherwise included):

         (i) extraordinary gains but not extraordinary losses and excluding gains from extinguishment of debt;

         (ii) the Net Income of any Person that is not a Subsidiary of such Person or that is accounted for on the equity method of accounting, except to the extent of the amount of dividends or other distributions (other than dividends or distributions of Capital Stock) actually paid to such Person or any of its Subsidiaries by such other Person during such period;

         (iii) except to the extent included by clause (ii), the Net Income of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries;

         (iv) the Net Income of any Subsidiary of such Person during such period (A) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such Net Income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or
    (B) in the case of a foreign Subsidiary or a Subsidiary with significant foreign source income, to the extent such Net Income has not been distributed to such Person and such distribution would result in a material tax liability not otherwise deducted from the calculation of Consolidated Net Income whether or not such deduction is required by GAAP;

         (v) net after tax gains from Asset Sales (but not excluding the net after tax losses from Asset Sales);

         (vi)  interest income arising from the Existing
    Intercompany Note, except to the extent such interest income is actually received by the Company in cash; and

         (vii) the Net Income of any Unrestricted Subsidiary, whether or not paid or distributed to the Company or one of its Subsidiaries;

provided, however, that (1) in determining Consolidated Net Income with respect to the Company there shall be disregarded
(a) any charge with respect to premiums paid in excess of the principal amount in connection with the repurchase, defeasance or redemption of the 14-1/4% Senior Subordinated Notes and (b) the amortization or write-off of any unamortized deferred financing costs and debt discount (other than original issue discount with respect to Indebtedness Incurred after the date hereof) in connection with the amendment or refinancing of the Credit Agreement and the predecessor credit agreement and/or the repurchase, defeasance or redemption of the 14-1/4% Senior Subordinated Notes and (2) the Net Income of each of the Specified Parties otherwise included in the Consolidated Net Income of the Company shall not be subject to any of the limitations contained in clauses (ii) and (iv)(B) of this definition so long as the Company's cash management and intercompany practices with respect to such entity, as the case may be, for such period are consistent with past practice.

    Consolidated Net Worth:  The term "Consolidated Net Worth"
     ----------------------
shall mean, with respect to any Person as of any date, the total stockholders' equity of such Person as of such date, less, to the extent otherwise included, amounts attributable to Redeemable Stock and, in the case of the Company, the amount attributable to the Existing Intercompany Note, in each case determined on a consolidated basis in accordance with GAAP; provided, however, that in determining Consolidated Net Worth with respect to the Company there shall be disregarded (i) any charge with respect to premiums paid in excess of the principal amount in connection with the repurchase, defeasance or redemption of the 14-1/4% Senior Subordinated Notes and (ii) the amortization or write-off of any unamortized deferred financing costs or debt discount (other than original issue discount with respect to Indebtedness Incurred after the date hereof) in connection with the amendment or refinancing of the Credit Agreement and the predecessor credit agreement and/or the repurchase, defeasance or redemption of the 14-1/4% Senior Subordinated Notes.

    Credit Agreement:  The term "Credit Agreement" shall mean
     ----------------
that certain Credit Agreement, dated as of February 15, 1994, among the Company, KAC, the financial institutions that are, or from time to time become, parties thereto, and BankAmerica Business Credit, Inc., as agent, including all related notes, collateral documents and guarantees, and any agreement (including all related notes, collateral documents and guarantees) pursuant to which Indebtedness thereunder has been Refinanced (or successively Refinanced), in each case as any of the same has been or may be amended, supplemented, restated, restructured or otherwise modified from time to time (in each case, in whole or in part).

    Currency Hedging Obligation:  The term "Currency Hedging
     ---------------------------
Obligation" with respect to any Person shall mean the monetary obligations of such Person pursuant to any foreign exchange contract, currency swap agreement, option or futures contract, forward contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

    Defaulting Equity Owner:  The term "Defaulting Equity Owner"
     -----------------------
shall mean, with respect to any Permitted Entity, any Equity
Owner who causes an Equity Owner Default.

    Depository:  The term "Depository" shall mean The Depository
     ----------
Trust Company, New York, New York.

    Equity Owner:  The term "Equity Owner" shall mean, with
     ------------
respect to any Permitted Entity, any holder of an Ownership
Interest in such Permitted Entity.

    Equity Owner Default:  The term "Equity Owner Default" shall
     --------------------
mean, with respect to any issuance of Permitted Entity Securities to the Equity Owners of a Permitted Entity, the failure by one or more of such Equity Owners to acquire such Permitted Entity Securities in an amount corresponding to at least its Ownership Interest of such Permitted Entity and, as a result thereof, such Equity Owner becomes subject to, directly or indirectly, a dilution of its interest in the future net income of such Permitted Entity and/or a penalty pursuant to the terms of the governing documents of such Permitted Entity.

    Event of Default:  The term "Event of Default" shall mean
     ----------------
any event specified in Section 6.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

    Exchange Act:  The term "Exchange Act" shall mean the
     ------------
Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

    Exchange Notes:  The term "Exchange Notes" shall have the
     --------------
meaning provided in the first paragraph of the recitals hereof.

    Existing Intercompany Note:  The term "Existing Intercompany
     --------------------------
Note" shall mean the Non-Negotiable Intercompany Note, dated
December 21, 1989, issued by KAC to the Company in an initial principal amount of $818,585,280, as such Non-Negotiable
Intercompany Note has been or may be amended.

    Fair Market Value:  The term "Fair Market Value" shall mean,
     -----------------
with respect to any property other than cash, the fair market value of such property as determined in good faith by the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution; provided, however, that, in the event the Company makes a payment in the form of or otherwise transfers property other than cash to, or receives property other than cash from, an Affiliate in an amount in excess of $10,000,000, or in the event that the Company makes a payment in the form of or otherwise transfers property other than cash or Cash Equivalents to, or receives property other than cash or Cash Equivalents from, an Unrestricted Subsidiary in an amount in excess of $10,000,000, (which amount shall be calculated excluding the fair market value of any Principal Products within the scope of the proviso at the end of this definition) the Company, in addition, shall have received an opinion from an independent investment banking firm of national standing selected by the Company to the effect that the Board of Directors' determination of fair market value is fair; provided that, with respect to any determination of Fair Market Value of property in connection with an Unrestricted Subsidiary Investment or the designation of an Unrestricted Subsidiary, such opinion shall not be required, to the extent that such property consists of Principal Products (which Principal Products are used by such Unrestricted Subsidiary in its operations in the ordinary course of business).

    GAAP:  The term "GAAP" shall mean generally accepted
     ----
accounting principles as in effect on December 31, 1992, and used in the preparation of the Company's consolidated balance sheet at such date and the Company's statements of consolidated income and cash flows for the year then ended, but in any event (i) giving effect to, but excluding the effect of any one-time charge related to the implementation of, Statement of Financial Accounting Standards No. 106 (Employers' Accounting for Postretirement Benefits Other Than Pensions) and (ii) giving effect to Statement of Financial Accounting Standards No. 109 (Accounting for Income Taxes).

    Global Note: The term "Global Note" shall have the meaning
     -----------
provided in Section 2.02.

    Government Securities:  The term "Government Securities"
     ---------------------
shall mean direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

    Guarantee:  The term "Guarantee" shall mean, with respect to
     ---------
any Subsidiary Guarantor, the guarantee of such Subsidiary
Guarantor set forth in Article Fifteen.

    Improvements:  The term "Improvements" shall mean any
     ------------
accessories, accessions, additions, attachments, substitutions, replacements, improvements, parts and other property now or hereafter affixed to any U.S. Fixed Assets or used in connection therewith.

    Indebtedness:  The term "Indebtedness" shall mean, with
     ------------
respect to any Person at any date, any of the following (without duplication):

         (a)  the principal amount of all obligations
    (unconditional or contingent) of such Person for borrowed money (whether or not recourse is to the whole of the assets of such person or only to a portion thereof) and the principal amount of all obligations (unconditional or contingent) of such Person evidenced by debentures, notes or other similar instruments (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances);

         (b) all obligations of such Person to pay the deferred purchase price of property or services, except (x) accounts payable and other current liabilities arising in the ordinary course of business and (y) compensation, pension obligations and other obligations arising from employee benefits and employee arrangements;

         (c)  Capitalized Lease Obligations of such Person;

         (d) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed or guaranteed by such Person;

         (e) preferred stock (including preference stock) that is Redeemable Stock (the amount of the Indebtedness in respect of such preferred stock to be equal to the aggregate liquidation value thereof);

         (f) all Indebtedness of others guaranteed by such Person;

         (g) pension obligations and other similar obligations arising from employee benefits, to the extent unfunded and assumed by such Person after the date of the initial issuance of the Notes in the acquisition, by such Person, of the assets or Capital Stock of another Person ("Assumed Pension Obligations"); and

         (h) all obligations under Refinancing Sale and Leaseback Transactions;

and the amounts thereof shall be the outstanding balance of any such unconditional obligations as described in clauses (a) through (f) (other than clause (d)), and the maximum liability of any such contingent obligations at such date (other than with respect to clause (d)) and, in the case of clause (d), the lesser of the fair market value at such date of any asset subject to any Lien securing the Indebtedness of others and the amount of the Indebtedness secured and, in the case of clause (g), the amount of Assumed Pension Obligations shall be the amount determined by the Company in good faith as evidenced by a certificate of the Chief Financial Officer of the Company delivered to the Trustee and, in the case of clause (h), the Attributable Debt with respect to such Refinancing Sale and Leaseback Transactions; provided, however, that Indebtedness shall not include:

         (A) the obligations of such Person and/or any of its Subsidiaries to purchase or sell goods, services or technology utilized in their bauxite, aluminum and alumina business and related extensions thereof, including on a take-or-pay basis, pursuant to agreements entered into in the ordinary course of business consistent with past practice or to fund or guarantee the obligations of National Refractories & Minerals Corporation or any of its Affiliates in an aggregate principal amount at any time outstanding not exceeding $7,500,000;

         (B) obligations of such Person arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence (or, in the case of foreign overdrafts, within five Business Days of their incurrence) unless covered by an overdraft credit line;

         (C) obligations of such Person resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

         (D) Indebtedness consisting of letters of credit to the extent collateralized by cash or Cash Equivalents; and

         (E) Liens on assets of KAAC granted to secure Indebtedness of QAL, provided that such Liens are (i) in existence on the date of this Indenture, (ii) similar in all material respects to Liens in existence on the date of this Indenture or (iii) not on assets consisting of cash, Cash Equivalents or fixed assets and such assets are used or to be used in connection with the business of QAL.

    Indenture:  The term "Indenture" shall mean this instrument
     ---------
as originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented.

    Initial Notes:  The term "Initial Notes" shall have the
     -------------
meaning provided in the first paragraph of the recitals hereof.

    Institutional Accredited Investor:  The term "Institutional
     ---------------------------------
Accredited Investor" shall mean an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1),
(2), (3) or (7) under the Securities Act of 1933.

    Interest:  The term "interest" shall mean, with respect to
     --------
the Notes, interest payable on the Notes at the rate set forth therein, plus any additional interest payable by the Company and the Subsidiary Guarantors in respect of the Notes pursuant to the Registration Rights Agreement.

    Interest Hedging Obligation:  The term "Interest Hedging
     ---------------------------
Obligation" with respect to any Person shall mean the monetary obligations of such Person pursuant to any interest rate swap agreement, interest rate collar agreement, interest rate cap agreement, options or futures contract, forward contract or other agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

    Issue Date:  The term "Issue Date" shall mean the date of
     ----------
first issuance of the Notes under this Indenture, October 23, 1996.

    KAAC:  The term "KAAC" shall mean Kaiser Alumina Australia
     ----
Corporation, a Delaware corporation, and its successors.

    KAC:  The term "KAC" shall mean Kaiser Aluminum Corporation,
     ---
a Delaware corporation, and its successors.

    KFC:  The term "KFC" shall mean Kaiser Finance Corporation,
     ---
a Delaware corporation, and its successors.

    KJC:  The term "KJC" shall mean Kaiser Jamaica Corporation,
     ---
a Delaware corporation, and its successors.

    Lien:  The term "Lien" shall mean, with respect to any asset
     ----
of any Person, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

    Maximum Secured Amount:  The term "Maximum Secured Amount"
     ----------------------
shall mean, at any time (i) $400,000,000, plus (ii) Net Betterments at such time, plus (iii) the outstanding amount of Indebtedness relating to the CARIFA Financing, secured by a Lien on Permitted Collateral, but in no event more than $43,000,000, minus (iv) in the event of a sale of Permitted Collateral which is subject to a Lien permitted by clause (i) of Section 4.11(b) of this Indenture, the amount, if any, of the net proceeds thereof required to be applied to a permanent repayment or commitment reduction in respect of the Indebtedness secured by such Lien, minus (v), in the event of the Refinancing of any Indebtedness secured by a Lien permitted by clause (i) of Section 4.11(b) hereof, the lesser of (A) the amount of Indebtedness, if any, not secured by Permitted Collateral which Refinances, in whole or in part, such Indebtedness secured by a Lien permitted by clause (i) of Section 4.11(b) of this Indenture and (B) the amount, if any, by which the Maximum Secured Amount immediately prior to such Refinancing, in whole or in part, of such Indebtedness secured by a Lien permitted by clause (i) of Section 4.11(b) of this Indenture exceeds the aggregate amount of Indebtedness which is secured by a Lien on Permitted Collateral permitted by clause (i) or clause (viii)(a) of Section 4.11(b) of this Indenture after giving effect to such Refinancing.

    MAXXAM:  The term "MAXXAM" shall mean MAXXAM Inc., a
     ------
Delaware corporation, and its successors.

    Merger:  The term "Merger" shall mean the merger of a
     ------
subsidiary of MAXXAM with and into KAC on October 28, 1988.

    Net Betterments:  The term "Net Betterments" shall mean the
     ---------------
amount, if any, by which capital expenditures (determined in accordance with GAAP) by the Company or any of its Subsidiaries in respect of the Permitted Collateral on a cumulative basis for the period from the date hereof, through the date of determination exceeds depreciation (determined in accordance with GAAP) in respect of the Permitted Collateral on a cumulative basis for such period (provided, however, that with respect to any Permitted Collateral existing at the time of the Merger, the depreciation shall be the historical depreciation before adjustments to reflect the acquisition of the Company in the Merger), but in no event less than zero, provided, that in the event any Permitted Collateral ceases to constitute Permitted Collateral in accordance with the definition thereof, only the amount of Net Betterments in respect of such Permitted Collateral at such time shall be included in any subsequent calculation of Net Betterments and provided, further, that (a) Improvements which are subject to a Lien permitted by clause (iv), (v) or (vi) of Section 4.11(b) hereof and
(b) U.S. Fixed Assets to the extent subject to a Lien permitted by clause (ix) of Section 4.11(b) hereof shall not be included in the determination of Net Betterments.

    Net Cash Proceeds:  The term "Net Cash Proceeds" shall mean
     -----------------
cash payments received (but if received in a currency other than United States dollars, such payments shall not be deemed received until the earliest time at which such currency is, or could freely be, converted into United States dollars) by or on behalf of the Company and/or any of its Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise or the cash realization of any non-cash proceeds of any Asset Sale, but, in each case, only as and when, and to the extent, received) from an Asset Sale, in each case and without duplication, net of:

         (i) all legal, title and recording tax expenses, commissions, consulting fees, investment banking, broker's and accounting fees and expenses and fees and expenses incurred in obtaining regulatory approvals in connection with such Asset Sale;

         (ii) the amounts of (A) any repayments of debt secured, directly or indirectly, by Liens on the assets which are the subject of such Asset Sale or (B) any repayments of debt associated with such assets which is due by reason of such Asset Sale (i.e., such disposition is permitted by the terms of the instruments evidencing or applicable to such debt, or by the terms of a consent granted thereunder, on the condition that the proceeds (or portion thereof) of such disposition be applied to such debt), provided, that this clause (B) shall not apply with respect to any U.S. Fixed Assets which do not constitute Permitted Collateral and, in the case of clauses (A) and (B), other fees, expenses and other expenditures, in each case, reasonably incurred as a consequence of such repayment of debt (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be);

         (iii) all amounts deemed appropriate by the Company (as evidenced by a signed certificate of the Chief Financial
    Officer of the Company delivered to the Trustee) to be provided as a reserve, in accordance with GAAP ("GAAP
    Reserves"), against any liabilities associated with such assets which are the subject of such Asset Sale;

         (iv) all foreign, federal, state and local taxes payable (including taxes reasonably estimated to be payable) in connection with or as a result of such Asset Sale; and

         (v) with respect to Asset Sales by Subsidiaries of the Company, the portion of such cash payments attributable to Persons holding a minority interest in such Subsidiary;

provided, in each such case, that such fees and expenses and other amounts are not payable to an Affiliate or an Unrestricted Subsidiary of the Company (except for amounts payable pursuant to the Tax Sharing Agreements), and provided, further, that required redemptions of existing preferred stock (including preference stock) of the Company outstanding on the date hereof or issued pursuant to collective bargaining arrangements and related employee benefit arrangements in effect on the date hereof, in each case, from Persons other than Affiliates or Unrestricted Subsidiaries of the Company, shall be deemed to be a fee, expense or other expenditure of such Asset Sale. Notwithstanding the foregoing, Net Cash Proceeds shall not include proceeds received in a foreign jurisdiction from an Asset Sale of an asset located outside the United States to the extent (i) such proceeds cannot under applicable law be transferred to the United States or
(ii) such transfer would result (in the good faith determination of the Board of

Directors of the Company set forth in a Board Resolution) in a foreign tax liability that would be materially greater than if such Asset Sale occurred in the United States; provided that if, as, and to the extent that any of such proceeds may lawfully be (in the case of clause (i)) or are (in the case of clause (ii)) transferred to the United States, such proceeds shall be deemed to be cash payments that are subject to the terms of this definition of Net Cash Proceeds. Subject to the provisions of the next preceding sentence, Net Cash Proceeds shall also include
(i) cash distributions actually received by or on behalf of the Company or any of its Subsidiaries from any Non-Affiliate Joint Venture or Unrestricted Subsidiary of the Company representing the proceeds of a transaction by such Non-Affiliate Joint Venture or Unrestricted Subsidiary of the Company that would constitute an Asset Sale if such Non-Affiliate Joint Venture or Unrestricted Subsidiary were a Subsidiary of the Company and (ii) the amount of any reversal of GAAP Reserves (but only as and when, and to the extent, reversed) which amount is otherwise a deduction from Net Cash Proceeds.

    Net Income:  The term "Net Income" shall mean, with respect
     ----------
to any Person for any period, the net income (loss) of such Person for such period determined in accordance with GAAP.

    Non-Affiliate Joint Venture:  The term "Non-Affiliate Joint
     ---------------------------
Venture" shall mean any joint venture, partnership or other Person (other than the Company, a Subsidiary of the Company or an Unrestricted Subsidiary of the Company) in which the Company and/or its Subsidiaries have an ownership interest equal to or greater than 5% and in which no Affiliate of the Company has a direct or an indirect ownership interest other than by virtue of the direct or indirect ownership interest in such Non-Affiliate Joint Venture held (in the aggregate) by the Company and/or one or more of its Subsidiaries, provided that such Non-Affiliate Joint Venture is engaged in one or more of the lines of business in which the Company or its Subsidiaries or its Non-Affiliate Joint Ventures are engaged in as of the date of this Indenture or reasonably related extensions of such lines.

    Non-Defaulting Equity Owner:  The term "Non-Defaulting
     ---------------------------
Equity Owner" shall mean, with respect to any Permitted Entity, any Equity Owner that is not a Defaulting Equity Owner.

    Non-Recourse Guarantor:  The term "Non-Recourse Guarantor"
     ----------------------
shall mean a Subsidiary of the Company that guarantees any Indebtedness under the Credit Agreement, provided that such guarantee is non-recourse to the assets of such Subsidiary other than to intercompany Indebtedness owed, or from time to time owing, by the Company to such Subsidiary, and all monetary proceeds therefrom.

    Non-U.S. Person:  The term "Non-U.S. Person" shall mean a
     ---------------
person who is not a "U.S. person", as defined in Regulation S.

    Note or Notes:  The terms "Note" or "Notes" shall mean the
     -------------
Initial Notes and the Exchange Notes.

    Noteholder; registered holder:  The terms "noteholder,"
     -----------------------------
"holder of Notes," "registered holder" or other similar term shall mean any person who shall at the time be the registered holder of any Note or Notes on the registry books of the Company kept for that purpose in accordance with the provisions of this Indenture.

    Offering Memorandum:  The term "Offering Memorandum" shall
     -------------------
mean that certain offering memorandum dated October 17, 1996, relating to the offering by the Company of the Notes.

    Officers' Certificate:  The term "Officers' Certificate"
     ---------------------
shall mean a certificate of the Company signed on behalf of the Company by the Chairman of the Board, the President or any Vice President and by the Chief Financial Officer, the Controller, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company. Each such certificate shall include the statements provided for in Section 14.05 if and to the extent required by the provisions thereof.

    Opinion of Counsel:  The term "Opinion of Counsel" shall
     ------------------
mean an opinion in writing signed by legal counsel, who may be an employee of, or of counsel to, the Company and who shall be reasonably satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 14.05 if and to the extent required by the provisions thereof.

    Outstanding:  The term "outstanding," when used with
     -----------
reference to Notes, shall, subject to the provisions of Section
8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

    (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

    (b) Notes, or portions thereof, for which the payment of principal, interest, any redemption price, any Change of Control Purchase Price or any Asset Sale Purchase Price in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided that such Notes shall have reached their stated maturity or, if such Notes are to be or may be redeemed or purchased prior to the maturity thereof, notice of such redemption or purchase shall have been given as in Article Three provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

    (c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07, unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide holders in due course.

    Ownership Interest:  The term "Ownership Interest" shall
     ------------------
mean, with respect to any Equity Owner of a Permitted Entity at the time of the determination thereof, the proportion held at such time by such Equity Owner of the outstanding Permitted Entity Securities of such Permitted Entity that are last entitled to payment upon liquidation or dissolution as provided in the governing instruments of such Permitted Entity or pursuant to an agreement among the Equity Owners of such Permitted Entity.

    Permitted Collateral:  The term "Permitted Collateral" shall
     --------------------
mean real property (as set forth in Schedule B hereto), plant and equipment of the Company or any of its Subsidiaries located in the United States of America which, as of the date of issuance of the Notes, secures Indebtedness under the Credit Agreement (whether or not the Liens on such real property, plant or equipment are perfected at such time), together with any Improvements thereto or thereon, any real property that is contiguous to or structurally related to such real property (the "Contiguous Property"), and any real property, plant or equipment, whether owned on the date of the issuance of the Notes or thereafter acquired, located or used at any time after the date of issuance of the Notes at a facility (other than the Company's Gramercy alumina refinery and Nevada micromill) owned, leased, occupied or used by the Company or any of its Subsidiaries as of the date of issuance of the Notes or on any Contiguous Property, and any proceeds thereof; provided, that notwithstanding anything to the contrary contained in this Indenture, any Permitted Collateral which is released from all Liens thereon securing Indebtedness and which does not become subject to a new Lien within 60 days of such release securing Indebtedness which Refinances any of the Indebtedness (in whole or in part) previously secured by such Permitted Collateral shall not thereafter constitute "Permitted Collateral" under this Indenture.

    Permitted Dividend Encumbrance:  The term "Permitted
     ------------------------------
Dividend Encumbrance" shall mean, with respect to any Person, any consensual encumbrances or restrictions on the ability of such Person to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or any Subsidiaries of the Company (or, in the case of a Permitted Entity, to its Equity Owners) or to make loans or advances or transfer any of its assets to the Company or any Subsidiary of the Company (or, in the case of a Permitted Entity, to its Equity Owners) existing under or by reason of any of:

         (i)  this Indenture;

         (ii)  Indebtedness permitted under Section 4.10(b)(ii);

         (iii) Indebtedness or other obligations in existence on the date of this Indenture and customary rights of first refusal with respect to the Company's and its Subsidiaries' interests in their respective Subsidiaries, Unrestricted Subsidiaries, Non-Affiliate Joint Ventures and Permitted Entities;

         (iv) applicable law and agreements with foreign governments with respect to assets located in their jurisdictions;

         (v)(A) customary provisions restricting (i) the subletting or assignment of any lease or (ii) the transfer of copyrighted or patented materials, (B) provisions in agreements that restrict the assignment of such agreements or rights thereunder or (C) provisions of a customary nature contained in the terms of Capital Stock restricting the payment of dividends and the making of distributions on Capital Stock;

         (vi) Indebtedness or other obligations of any other Person acquired (whether pursuant to a purchase of stock or assets) (including any Non-Affiliate Joint Venture of the Company or Permitted Entity that becomes a Subsidiary of the Company) or applicable to any assets at the time such Person or assets were acquired by the Company, its Subsidiaries or a Permitted Entity, in each case which Indebtedness and obligations (A) were not created in anticipation of such acquired Person becoming a Subsidiary of the Company or a Permitted Entity, as the case may be, or such assets being acquired by the Company, its Subsidiaries or such Permitted Entity, as the case may be, and (B) which encumbrances and restrictions are not applicable to any Person or the property or assets of any Person other than the Person or the property or assets of the Person so acquired (including the Capital Stock of such Person) or any newly organized entity formed to effect such acquisition and, in each case, the monetary proceeds thereof;

         (vii) encumbrances and restrictions with respect to such Person imposed in connection with an agreement for the sale or disposition of such Person or its assets;

         (viii)  encumbrances and restrictions applicable only to
    (A) Alpart and its assets and Capital Stock with respect to

    Indebtedness permitted to be Incurred by Alpart pursuant to
    Section 4.10(a), (B) Alpart, KJC and AJI and their respective assets and Capital Stock with respect to Indebtedness permitted to be Incurred pursuant to Section 4.10(b)(iii), (C) KAAC and its assets and Capital Stock with respect to Indebtedness permitted to be Incurred pursuant to
    Section 4.10(b)(iv) and (D) the Person or Persons that Incurred such Indebtedness and the Person or Persons that Incurred such Refinancing Indebtedness and, in each case, such Persons' assets and Capital Stock with respect to Indebtedness and Refinancing Indebtedness permitted to be Incurred pursuant to Section 4.10(b)(viii); in each case provided, that the Board of Directors of the Company has determined in good faith that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the holders of the Notes;

         (ix) Indebtedness of a Person that was a Subsidiary at the time of Incurrence and the Incurrence of which Indebtedness is permitted by Section 4.10, provided that such encumbrances and restrictions apply only to such Subsidiary and its assets, and provided, further, that the Board of Directors of the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the holders of the Notes;

         (x) the subordination of (A) any Indebtedness owed by the Company or any of its Subsidiaries to the Company or any other Subsidiary to (B) any other Indebtedness of the Company or any of its Subsidiaries, provided (A) such other Indebtedness is permitted under this Indenture and (B) the Board of Directors of the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the holders of the Notes;

         (xi) the subordination of (A) any Indebtedness owed by a Permitted Entity to its Equity Owners or any other Person to (B) any other Indebtedness of such Permitted Entity, provided (I) such other Indebtedness, at the time of the Incurrence thereof, is permitted by the definition of Permitted Entity and (II) the Board of Directors of the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the holders of the Notes;

         (xii) Refinancing Indebtedness that is otherwise permitted in connection with any Refinanced Indebtedness, provided that, in the case of all Refinancing Indebtedness other than Refinancing Indebtedness Incurred with respect to Indebtedness permitted under Section 4.10(b)(ii), any such encumbrances or restrictions shall not be materially less favorable to the holders of the Notes; and

         (xiii) the sale or other disposition of property subject to a Lien securing Indebtedness, provided that such Lien and such Indebtedness are otherwise permitted by this Indenture.

    Permitted Entity:  The term "Permitted Entity" shall mean
     ----------------
any Person (other than a Subsidiary Guarantor) designated as such by a Board Resolution and as to which (i) the Company, any Subsidiary Guarantor or any Permitted Entity owns all or a portion of the Permitted Entity Securities of such Person;
(ii) no more than 10 unaffiliated Equity Owners own of record any Permitted Entity Securities of such Person; (iii) at all times, each Equity Owner owns a proportion of each class of Permitted Entity Securities of such Person outstanding equal to such Equity Owner's Ownership Interest at such time, other than as a result of an Equity Owner Default; (iv) no Indebtedness or preferred stock (including preference stock) is or has been Incurred by such Person that is outstanding other than (x) Permitted

Entity Securities held by Equity Owners and/or (y) if such Person is a Subsidiary of the Company, Indebtedness permitted to be Incurred by such Subsidiary at the time of the Incurrence thereof under Sections 4.10(b)(v) and 4.10(b)(xiii); (v) there exist no consensual encumbrances or restrictions on the ability of such Person to (x) pay dividends or make any other distributions to its Non-Defaulting Equity Owners or (y) make loans or advances or transfer any of its assets to its Non-Defaulting Equity Owners, in each case other than Permitted Dividend Encumbrances of such Permitted Entity; (vi) the Company, any Subsidiary Guarantor or any Permitted Entity has the right at any time (whether by agreement, operation of law or otherwise) to (A) require the Permitted Entity that it owns an Ownership Interest in to dissolve, liquidate or wind up its affairs (subject to any right of the other Equity Owners and/or such Permitted Entity to acquire all of the Permitted Entity Securities owned by such Equity Owner) and, subject to applicable law, to distribute its remaining assets to its Equity Owners after payment to creditors or (B) have all of the Permitted Entity Securities that it owns purchased by such Permitted Entity and/or other Equity Owners; and (vii) the business engaged in by such Person is one in which the Company or its Subsidiaries or its Non-Affiliate Joint Ventures were engaged on the date of this Indenture or reasonably related thereto or is the business of holding or disposing of Permitted Entity Securities.

    Permitted Entity Securities:  The term "Permitted Entity
     ---------------------------
Securities" shall mean, with respect to any Permitted Entity, any Capital Stock or Indebtedness (whether or not a security) of such Permitted Entity, other than Indebtedness permitted to be Incurred by such Permitted Entity pursuant to clause (iv)(y) of the definition of Permitted Entity, but in any event including Permitted Indebtedness described in clause (b) of the definition thereof.

    Permitted Indebtedness:  The term "Permitted Indebtedness"
     ----------------------
shall mean:

         (a) Indebtedness and preferred stock (including preference stock) of the Company and its Subsidiaries existing on the date of this Indenture, including, but not limited to, the 9-7/8% Notes and the 12-3/4% Notes;

         (b) Indebtedness (including Redeemable Stock) owed or issued by the Company to a Subsidiary or owed or issued by a Subsidiary to the Company, any other Subsidiary of the Company or to any other holder of Capital Stock of such Subsidiary in proportion to such holder's ownership interest in such Subsidiary;

         (c) Indebtedness and preferred stock (including preference stock) of a Permitted Entity to the extent not prohibited by clause (iii) or clause (iv)(x) of the definition thereof;

         (d) Indebtedness of the Company and its Subsidiaries by reason of entering into indemnification agreements and guarantees in connection with the disposition of assets, provided that the Indebtedness with respect to such indemnification agreements and guarantees shall be limited to the amount of the net proceeds of such disposition;

         (e) guarantees, letters of credit and indemnity agreements relating to performance and surety bonds incurred in the ordinary course of business;

         (f) Indebtedness of a Subsidiary of the Company (including undrawn amounts under lines of credit that are subsequently drawn upon) issued, assumed or guaranteed by such Subsidiary prior to the date upon which such Subsidiary becomes a Subsidiary of the Company (excluding Indebtedness incurred by such entity in connection with, or in contemplation of, its becoming a

    Subsidiary of the Company), provided that such Indebtedness and the holders thereof do not, at any time, have direct or indirect recourse to any property or assets of the Company and its Subsidiaries other than the property and assets of such acquired entity and its Subsidiaries, including the Capital Stock thereof, or any newly organized entity formed to effect such acquisition, and, in each case, the monetary proceeds thereof;

         (g) Indebtedness incurred by the Company in connection with the purchase, redemption, retirement or other acquisition by the Company of the USWA Preferred Stock outstanding on the date hereof (plus additional shares of such USWA Preferred Stock issued as dividends thereon or on such shares issued as dividends);

         (h) Indebtedness of the Company and its captive wholly owned insurance Subsidiaries in respect of letters of credit in an aggregate amount not to exceed at any one time outstanding $20,000,000 issued for the account of the Company or such Subsidiaries in support of certain self-insurance and reinsurance obligations entered into from time to time by the Company or such captive wholly owned insurance Subsidiaries of the Company;

         (i) Indebtedness consisting of industrial revenue bonds and related indemnity agreements; and

         (j) prior to the merger of the Company and KAC, Indebtedness in respect of the Preferred Dividend
    Intercompany Notes.

    Person:  The term "Person" shall mean any individual,
     ------
corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

    Preferred Dividend Intercompany Notes:  The term "Preferred
     -------------------------------------
Dividend Intercompany Notes" shall mean (i) the intercompany note in respect of the PRIDES and (ii) any other intercompany note representing a loan by KAC to the Company from the proceeds of an offering of preferred stock by KAC which loan shall have a term not in excess of five years from the date of issuance and shall be in an amount equal to the aggregate dividends scheduled to accrue on such preferred stock during the term thereof and payable at approximately the same times and in approximately the same amounts as such dividends are payable, provided that,
(a) the aggregate amount of all such intercompany notes referred to in this clause (ii) shall not exceed $50,000,000 at any one time outstanding and (b) the remaining net proceeds from such preferred stock offering shall have been used by KAC to make a capital contribution to (or to purchase common stock of) the Company.

    Preferred Stock ($100):  The term "Preferred Stock ($100)"
     ----------------------
shall mean the Company's 4-1/8% Preference Stock, par value $100 per share, 4-3/4% Preference Stock (1957 Series), par value $100 per share, 4-3/4% Preference Stock (1959 Series), par value $100 per share, and 4-3/4% Preference Stock (1966 Series), par value $100 per share.

    Principal; principal amount:  The terms "principal" or
     ---------------------------
"principal amount" of a Note shall mean the principal amount of such Note as set forth on the face of such Note.

    Principal Products:  The term "Principal Products" shall
     ------------------
mean bauxite, alumina, aluminum, fabricated aluminum products, and other assets related to the production of the foregoing, used or sold by the Company, its Subsidiaries and its Unrestricted Subsidiaries in the ordinary course of business.

    Private Placement Legend:  The term "Private Placement
     ------------------------
Legend" shall have the meaning set forth in Section 2.09 hereof.

    QAL:  The term "QAL" shall mean Queensland Alumina Limited,
     ---
a Queensland, Australia corporation, and its successors.

    Qualified Institutional Buyer or QIB:   The terms "Qualified
     ------------------------------------
Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act of 1933.

    Redeemable Stock:  The term "Redeemable Stock" shall mean,
     ----------------
with respect to any Person, any preferred Capital Stock of such Person, that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, in whole or in part, pursuant to a sinking fund obligation or otherwise, or, at the option of the holder thereof, is redeemable in whole or in part, or is exchangeable into a security of a Person other than the issuer of such Capital Stock that is owned by such Person or its Subsidiaries or into Indebtedness of, or that is owned by, such Person or its Subsidiaries, in each case on or prior to the scheduled maturity date of the Notes.

    Refinance:  The term "Refinance" shall mean to renew,
     ---------
extend, refund, replace, restructure, refinance, amend or modify any Indebtedness. The term "Refinancing" shall have a correlative meaning.

    Refinancing Sale and Leaseback Transaction:  The term
     ------------------------------------------
"Refinancing Sale and Leaseback Transaction" shall mean any sale and leaseback transaction with respect to which the Attributable Debt is at least $100,000,000, and which is designated by the Company as a Refinancing Sale and Leaseback Transaction in a notice to the Trustee pursuant to the terms of this Indenture, which notice shall indicate the Attributable Debt with respect to such Refinancing Sale and Leaseback Transaction.

    Registration Rights Agreement:  The term "Registration
     -----------------------------
Rights Agreement" shall mean that certain registration rights agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers, to be entered into on the date hereof.

    Regulation S:  The term "Regulation S" shall mean Regulation
     ------------
S under the Securities Act of 1933.

    Regulation S Temporary Global Note:  The term "Regulation S
     ----------------------------------
Temporary Global Note" shall mean a single temporary global Note in the form of the Global Note with the additional provisions set forth in Exhibit A-1 hereto that is deposited with the Trustee
         -----------
and registered in the name of the Depository or its nominee , representing a series of Notes sold in offshore transactions in reliance on Regulation S.

    Responsible Officer:  The term "responsible officer," when
     -------------------
used with respect to the Trustee, shall mean any officer in its principal corporate trust office and every other officer and assistant officer to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

    Restricted Investment:  The term "Restricted Investment"
     ---------------------
shall mean, with respect to any Person, (i) any amount paid, or any property transferred, in each case, directly or indirectly by such Person for Capital Stock or other securities of, or as a contribution to, any Affiliate of the Company; (ii) any direct or indirect loan or advance by such Person to any Affiliate of the Company other than accounts receivable of such Person relating to the purchase and sale of inventory, goods or services arising in the ordinary course of business; (iii) any direct or indirect guarantee by such Person of any obligations, contingent or otherwise, of any Affiliate of the Company; and (iv) the acquisition by such Person of, or any investment by such Person in, any Capital Stock or similar interest of any other Person (other than the Company or an Unrestricted Subsidiary); provided, however, that the following shall not be Restricted Investments:

         (a) investments in or acquisitions of Capital Stock or similar interests in any Person (other than a Person in which Affiliates of the Company have an interest other than through the Company, its Subsidiaries, its Unrestricted Subsidiaries and its Non-Affiliate Joint Ventures) that
    (I) is or becomes, at the time of the acquisition thereof, a Subsidiary of the Company and is or is to be primarily engaged in an operating business or (II) is, at the time of the acquisition thereof, engaged or to be engaged primarily in businesses in which the Company or its Subsidiaries or its Non-Affiliate Joint Ventures were engaged on the date of this Indenture or reasonably related extensions thereof, provided that such securities are not, at the time of the acquisition thereof (without regard to any exchanges, modifications or other changes thereto subsequent to such acquisition), registered under the Exchange Act;

         (b) Restricted Investments of such Person existing as of the date of the 9-7/8% Note Indenture and any extension, modification or renewal of such Restricted Investment (but not increases thereof, other than as a result of the accrual or accretion of interest or original issue discount pursuant to the terms of such Restricted Investment), or any Restricted Investment made in connection with an exchange of such Restricted Investment with the issuer thereof;

         (c)  investments in or acquisitions of Permitted Entity
    Securities of any Permitted Entity;

         (d) transactions with officers or directors of the Company or any Subsidiary of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company or any Subsidiary of the Company);

         (e) investments in or acquisitions of Capital Stock or similar interests in Persons (other than Affiliates of the Company) received in the bankruptcy or reorganization of or by such Person or any exchange of such investment with the issuer thereof or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof; and

         (f) investments in Persons (other than Affiliates of the Company) received by such Person as consideration from Asset Sales to the extent not prohibited by Section 4.14 (including, for the purposes of this definition, those sales, transfers and other dispositions described in clause (B) and the transactions described in clause (D) of such definition) or any exchange of such investment with the issuer thereof, and extensions, modifications and renewals thereof.

    Restricted Security:  The term "Restricted Security" shall
     -------------------
have the meaning assigned to such term in Rule 144(a)(3) under the Securities Act of 1933; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

    Rule 144A:  The term "Rule 144A" shall mean Rule 144A under
     ---------
the Securities Act of 1933.

    Securities Act of 1933:  The term "Securities Act of 1933"
     ----------------------
shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Securities and Exchange
Commission thereunder.

    Significant Subsidiary:  The term "Significant Subsidiary"
     ----------------------
shall have the meaning assigned to that term under Regulation S-X of the Securities Act of 1933 as in effect on the date of this Indenture; provided, however, that (i) each Subsidiary Guarantor on the date of this Indenture shall be deemed to be a Significant Subsidiary of the Company for so long as such Subsidiary is a Subsidiary Guarantor, (ii) each of VALCO, KAAC and Alpart, and each Subsidiary of the Company that, directly or indirectly, holds an interest in VALCO, Alpart or QAL, and each Subsidiary Guarantor that becomes a Subsidiary Guarantor after the date of this Indenture (so long as such Subsidiary Guarantor is a Subsidiary Guarantor) shall be deemed to be a Significant Subsidiary if it (singly, or, in the case of VALCO, Alpart or QAL, together with the other Subsidiaries of the Company that hold an interest in such entity) meets the total assets test of the term "Significant Subsidiary" under Regulation S-X as in effect on the date of this Indenture, but substituting 5% in such test for 10% and (iii) no Unrestricted Subsidiary shall be deemed to be a Significant Subsidiary.

    Specified Parties:  The term "Specified Parties" shall mean
     -----------------
each of AJI, Alpart, KAAC, KJC, VALCO, Kaiser Aluminium International, Inc., a Delaware corporation, and its successors, Kaiser Bauxite Company, a Nevada corporation, and its successors, Kaiser Jamaica Bauxite Company, a Jamaican partnership, and its successors, and Queensland Alumina Security Corporation, a Delaware corporation, and its successors.

    Subsidiary:  The term "Subsidiary" shall mean any
     ----------
corporation or other entity of which more than 50% of the equity interest (which for a corporation shall be the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned (either alone or through Subsidiaries or together with Subsidiaries) by the Company or another Subsidiary; provided, however, that Queensland Alumina Security Corporation, a Delaware corporation, shall be deemed not to be a Subsidiary of the Company or any of its Subsidiaries and shall be deemed to be a Non-Affiliate Joint Venture (for as long as it meets the definition of Non-Affiliate Joint Venture and for as long as its operations remain substantially the same), and provided, further, that, for purposes of the definitions of Asset Sale and Net Cash Proceeds and for purposes of Section 4.14, each of Alpart and VALCO, so long as it is not a wholly owned Subsidiary, shall be deemed not to be a Subsidiary of the Company or any of its Subsidiaries and shall be deemed to be a Non-Affiliate Joint Venture of the Company (for so long as it meets the definition of Non-Affiliate Joint Venture). For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Subsidiary. Notwithstanding anything to the contrary contained herein, no Unrestricted Subsidiary shall be deemed to be a Subsidiary of the Company or of any Subsidiary or Subsidiaries of the Company.

    Subsidiary Guarantors:  The term "Subsidiary Guarantors"
     ---------------------
shall mean the Persons from time to time named as Subsidiary Guarantors in this Indenture or that become Subsidiary Guarantors hereunder, and each of their respective successors, provided, however, that in the event that a Subsidiary Guarantor is released from its Guarantee in accordance with the terms of this Indenture, such Subsidiary Guarantor shall without any further action no longer be a Subsidiary Guarantor for any purpose of this Indenture or the Notes. On the date of this Indenture, the Subsidiary Guarantors are Kaiser Alumina Australia Corporation, Kaiser Finance Corporation, Alpart Jamaica Inc., Kaiser Jamaica Corporation, Kaiser Micromill Holdings, LLC, Kaiser Sierra Micromills, LLC, Kaiser Texas Micromill Holdings, LLC and Kaiser Texas Sierra Micromills, LLC.

    Tax Sharing Agreements:  The term "Tax Sharing Agreements"
     ----------------------
shall mean, collectively, the tax-sharing agreement between the Company and KAC, dated as of June 30, 1993, and the tax-sharing agreement between the Company and MAXXAM, dated as of December 21, 1989, as each is described in the prospectus dated February 10, 1994, relating to the Offering by the Company of the 9-7/8% Notes and as each may be amended in accordance with
Section 4.08(b)(x) of this Indenture.

    Trust Indenture Act of 1939:  The term "Trust Indenture Act
     ---------------------------
of 1939" shall mean the Trust Indenture Act of 1939 as it was in force at the date of this Indenture, except as provided by Article Ten.

    Trustee; principal office:  The term "Trustee" shall mean
     -------------------------
First Trust National Association, a national banking association, until a successor replaces it in accordance with the provisions of Article Seven. The term "principal office of the Trustee" shall mean the office of the Trustee at which at any particular time its corporate trust business may be principally administered, which office at the date hereof is located at First Trust Center, 180 East 5th Street, St. Paul, Minnesota 55101.

    U.S. Fixed Assets:  The term "U.S. Fixed Assets" shall mean,
     -----------------
at any time, any real property, plant or equipment of the Company or any of its Subsidiaries located at such time in the United States of America, now owned or hereafter acquired, together with any fixed assets that are Improvements thereto or thereon and any fixed assets that are proceeds thereof.

    USWA Preferred Stock:  The term "USWA Preferred Stock" shall
     --------------------
mean the shares of the Company's Cumulative (1985 Series A) Preference Stock and shares of the Company's Cumulative (1985 Series B) Preference Stock that have been or may in the future be issued in connection with the Kaiser Aluminum USWA Employee Stock Ownership Plan and/or the Kaiser Aluminum Salaried Employee Stock Ownership Plan.

    Unrestricted Subsidiary:  The term "Unrestricted Subsidiary"
     -----------------------
shall mean each of the Subsidiaries of the Company or any entity which is to become a Subsidiary of the Company, designated as an "Unrestricted Subsidiary" by a Board Resolution; but only to the extent that such Subsidiary (i) is not, at the time of such designation, party to any transaction or series of related transactions with the Company or any Subsidiary of the Company, unless such transaction or series of related transactions would be permitted by the provisions of Section 4.08 of this Indenture and (ii) has, at the time of such designation, at least one director on its board of directors that is not a director or executive officer of the Company or any of its Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Subsidiaries. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate, certifying that such designation complied with the foregoing conditions and was permitted by Sections 4.09 and 4.15 of this

Indenture. The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Subsidiary, provided that any such redesignation shall be deemed to be an Incurrence by the Company or its Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary, to the extent such Indebtedness does not already constitute Indebtedness of the Company or one or more of its Subsidiaries, for purposes of Section 4.10 of this Indenture as of the date of such redesignation, and such redesignation shall only be permitted if (i) such Indebtedness is permitted under Section 4.10 and (ii) no Event of Default (or event that, after notice or lapse of time or both, would become an Event of Default) would be in existence as a result of such designation.

    Unrestricted Subsidiary Investment:  The term "Unrestricted
     ----------------------------------
Subsidiary Investment" shall mean with respect to the Company or any Subsidiary of the Company (such Person being referred to in this definition as the "Investor") (without duplication), (i) any amount paid, or any property transferred, in each case, directly or indirectly, by the Investor for Capital Stock or other securities of, or as a contribution to, an Unrestricted Subsidiary, (ii) any direct or indirect loan or advance by the Investor to an Unrestricted Subsidiary other than accounts receivable of the Investor relating to the purchase and sale of inventory, goods or services arising in the ordinary course of business, (iii) any direct or indirect guarantee by the Investor of, or liability (other than liabilities arising by operation of law) of the Investor for, any obligations, contingent or otherwise, of an Unrestricted Subsidiary, (iv) any provision of credit support (including any undertaking, agreement or instrument that would constitute Indebtedness) by the Investor to or on behalf of an Unrestricted Subsidiary, (v) any Incurrence of Indebtedness by an Unrestricted Subsidiary, a default with respect to which (including any rights that the holders thereof may have to take enforcement action against such Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of the Investor (other than the Notes, Indebtedness set forth in Schedule C to this Indenture and Indebtedness in a principal amount of no more than $10,000,000 in any single case) to declare a default on such Indebtedness of the Investor or cause the payment thereof to be accelerated or payable prior to its stated maturity, (vi) any direct or indirect obligation or liability of the Investor (A) to subscribe for additional Equity Interests of an Unrestricted Subsidiary or
(B) to maintain or preserve such Unrestricted Subsidiary's financial condition or to cause such Unrestricted Subsidiary to achieve any specified levels of operating results, and (vii) the acquisition by the Investor of, or any investment by the Investor in, any Capital Stock or similar interests of an Unrestricted Subsidiary. The amount of any Unrestricted Subsidiary Investment, if other than in cash or a sum certain guaranteed, shall be the Fair Market Value thereof.

    Unrestricted Subsidiary Investments Outstanding:  The term
     -----------------------------------------------
"Unrestricted Subsidiary Investments Outstanding" shall mean, at any time of determination, in respect of any Unrestricted Subsidiary, the amount, if any, by which (i) the sum of all Unrestricted Subsidiary Investments theretofore made by the Company or any Subsidiary of the Company in such Unrestricted Subsidiary after the date hereof, exceeds (ii) the amount of all dividends and distributions received, directly or indirectly, by the Company or a Subsidiary of the Company that is a Subsidiary Guarantor from such Unrestricted Subsidiary in cash or Cash Equivalents during the period that such Person was an Unrestricted Subsidiary, and all repayments in cash or Cash Equivalents from such Unrestricted Subsidiary, directly or indirectly, to the Company or one of its Subsidiaries that is a Subsidiary Guarantor of loans or advances from the Company or any of its Subsidiaries to such Unrestricted Subsidiary, during the period that such Person was an Unrestricted Subsidiary, any other reduction (including as a result of the sale by the Company or a Subsidiary of the Company of Capital Stock of an Unrestricted Subsidiary) received, directly or indirectly, by the Company or a Subsidiary of the Company that is a Subsidiary Guarantor in cash or Cash Equivalents of Unrestricted Subsidiary Investments in such Unrestricted Subsidiary during the period that such Person was an Unrestricted Subsidiary, and any reductions of Unrestricted Subsidiary

Investments in such Unrestricted Subsidiary of the kind referred to in clauses (iii) through (vi) of the definition of Unrestricted Subsidiary Investment; provided that the amount of Unrestricted Subsidiary Investments Outstanding in respect of any Unrestricted Subsidiary shall at no time be a negative amount. Notwithstanding the foregoing, in the event that the Company redesignates an Unrestricted Subsidiary as a Subsidiary, the amount of Unrestricted Subsidiary Investments Outstanding in respect of such Unrestricted Subsidiary at the time of such redesignation shall continue to constitute Unrestricted Subsidiary Investments Outstanding and such redesignated Subsidiary shall not be required to become a Subsidiary Guarantor in connection with such redesignation.

    VALCO:  The term "VALCO" shall mean Volta Aluminium Company
     -----
Limited, a Ghanaian corporation, and its successors.

    SECTION 1.02.  References are to Indenture.  Unless the
                    ---------------------------
context otherwise requires, all references herein to "Articles," "Sections" and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Indenture, and the words "herein," "hereof," hereby," "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision hereof.

    SECTION 1.03.  Other definitions.
                    -----------------

    The following terms are defined in the referenced section of this Indenture and have the meaning set forth therein for all purposes in this Indenture (except as otherwise expressly provided or unless the context otherwise requires):

    Term                               Defined in Section
     ----                                    ------------------

    "applicants" . . . . . . . . . . . . . . . . . .           5.02(b)
    "Approved Bank". . . . . . . . . . . . . . . . .           1.01
    "Asset Sale Offer" . . . . . . . . . . . . . . .           4.14(b)
    "Asset Sale Offer Amount". . . . . . . . . . . .           4.14(b)
    "Asset Sale Purchase Date" . . . . . . . . . . .           4.14(b)
    "Asset Sale Purchase Notice" . . . . . . . . . .           4.14(c)
    "Asset Sale Purchase Price". . . . . . . . . . .           4.14(b)
    "Change of Control". . . . . . . . . . . . . . .           3.05(a)
    "Change of Control Purchase Date". . . . . . . .           3.05(a)
    "Change of Control Purchase Notice". . . . . . .           3.05(c)
    "Change of Control Purchase Price" . . . . . . .           3.05(a)
    "Controlled Non-Affiliate Joint Venture" . . . .           4.09(a)
    "Global Note". . . . . . . . . . . . . . . . . .           2.02
    "Incur". . . . . . . . . . . . . . . . . . . . .           4.10(a)
    "Notice of Default". . . . . . . . . . . . . . .           6.01(c)
    "Other Indebtedness" . . . . . . . . . . . . . .           4.10(c)
    "PRIDES" . . . . . . . . . . . . . . . . . . . .           4.09(b)(IX)
    "Private Placement Legend. . . . . . . . . . . .           2.09
    "record date". . . . . . . . . . . . . . . . . .           2.03
    "Refinanced Indebtedness". . . . . . . . . . . .           4.10(b)(vi)
    "Refinancing Indebtedness" . . . . . . . . . . .           4.10(b)(vi)
    "Restricted Payment" . . . . . . . . . . . . . .           4.09(a)

    Term                                    Defined in Section
     ----                                    ------------------

    "Specified Pari Passu Indebtedness". . . . . . .           4.14(b)
    "surviving corporation". . . . . . . . . . . . .          11.01(a)
    "Twenty-Five Million Threshold". . . . . . . . .           4.14(c)
    "Voting Stock" . . . . . . . . . . . . . . . . .           3.05(a)

    The following terms are defined in the referenced section of this Indenture and have the meaning set forth therein for purposes provided therein, and such definitions are limited to those sections of this Indenture specifically referenced:

         Defined in       Definition Limited
    Term  Section          to Section
     ----                   ----------       -------------------

    "amount" . . . . . . . . . . . . .7.08(d). . . . . . . . 7.08
    "cash transaction" . . . . . . . .7.13(c). . . . . . . . 7.13
    "Company". . . . . . . . . . . . .7.08(d). . . . . . . . 7.08
    "Company". . . . . . . . . . . . .7.13(c). . . . . . . . 7.13
    "defaults" . . . . . . . . . . . .6.07 . . . . . . . . . 6.07
    "defaults" . . . . . . . . . . . .7.13(c). . . . . . . . 7.13
    "director" . . . . . . . . . . . .7.08(d). . . . . . . . 7.08
    "dividends". . . . . . . . . . . .7.13(a). . . . . . . . 7.13(a)
    "executive officer". . . . . . . .7.08(d). . . . . . . . 7.08
    "in default" . . . . . . . . . . .7.08(c). . . . . . . . 7.08(c)(6),
                                                      (7),(8)
                                                      and (9)
    "other indenture securities". 7.13(c)           7.13
    "outstanding" . . . . . . . . . . . . . . . . . 7.08(d)7.08
    "person" . . . . . . . . . . . . .7.08(d). . . . . . . . 7.08
    "security" . . . . . . . . . . . .7.08(c). . . . . . . . 7.08(c)(6),
                                                      (7),(8)
                                                      and (9)
    "security" . . . . . . . . . . . .7.08(d). . . . . . . . 7.08 (other than
                                                      7.08(c)(6),
                                 (7), (8)
                                                      and (9))
    "self liquidating paper" . . . . .7.13(c). . . . . . . . 7.13
    "trust". . . . . . . . . . . . . .7.08(d). . . . . . . . 7.08
    "voting security". . . . . . . . .7.08(d). . . . . . . . 7.08


                           ARTICLE TWO

           ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                      AND EXCHANGE OF NOTES

    SECTION 2.01.  Designation, amount, authentication and
                    ---------------------------------------
delivery of Notes.  The Notes shall be designated as the
-----------------
Company's 10-7/8% Senior Notes due 2006. Notes for an aggregate principal amount of one hundred and seventy five million dollars ($175,000,000), upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman of the Board, President or a Vice President, without any further corporate action by the Company.

    The aggregate principal amount of Notes authorized by this Indenture is limited to one hundred seventy five million dollars ($175,000,000) and, except as provided in this Section 2.01 and in Section 2.07, the Company shall not execute and the Trustee shall not authenticate or deliver Notes in excess of such aggregate principal amount. The Trustee shall authenticate Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon a written order of the Company. The written order of the Company shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Exchange Notes and whether the Notes are to be issued as Certificated Notes or a Global Note and such other information as the Trustee may reasonably request.

    Nothing contained in this Section 2.01 or elsewhere in this Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections
2.05, 2.06, 2.07, 3.03, 3.05 and 10.04.

    SECTION 2.02.  Form of Notes and Trustee's certificate.  The
                    ---------------------------------------
definitive Notes and the Trustee's certificate of authentication to be borne by the Notes shall be substantially in the form set forth in the Recitals of this Indenture, which are part of this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers executing the same may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Notes may be listed, or to conform to usage.

         Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single, permanent global
Note in fully registered form, without interest coupons, substantially in the form set forth in the recitals to this Indenture (the "Global Note"), deposited with the Trustee, as custodian for the Depository, and registered in the name of Cede & Co., or such other nominee as the Depository may designate, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in
Section 2.09 hereof. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

         Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note in fully registered form, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The 40-day restricted period (as defined in Regulation S) shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depository as to the non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act of 1933, all as contemplated by Section 2.05(e) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for Certificated Notes or beneficial interests in the Global Note pursuant to the applicable procedures of the Depository. The aggregate principal amount of the Regulation S Temporary Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

         Notes offered and sold in reliance on any other exemption from registration under the Securities Act of 1933 other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of certificated Notes in fully registered form, without interest coupons, in substantially the form set forth in the recitals to this Indenture (the "Certificated Notes"). Certificated Notes shall initially be registered in the name of the Depository or a nominee of the Depository and be delivered to the Trustee as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Beneficial owners of Certificated Notes, however, may request registration of such Certificated Notes in their names or the names of their nominees.

    SECTION 2.03.  Date of Notes and denominations.  The Notes
                    -------------------------------
shall bear interest at the rate per annum of 10-7/8%, payable semi-annually on April 15 and October 15, shall mature on October 15, 2006 and shall be issuable as registered Notes without coupons in denominations of $1,000 and any integral multiple thereof. The person in whose name any Note is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Note upon any registration of transfer or exchange thereof subsequent to such record date and prior to such interest payment date, unless such Note shall have been redeemed on a date fixed for redemption subsequent to such record date and prior to such interest payment date, or unless an Event of Default shall have occurred and be continuing as the result of a default in the payment of interest due on such interest payment date on any Note, in which case such defaulted interest shall be paid to the person in whose name such Note (or any Note or Notes issued upon registration of transfer or exchange thereof) is registered on the record date for the payment of such defaulted interest. The principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on the Notes shall be payable to the registered holder thereof at the office or agency to be maintained by the Company in accordance with the provisions of
Section 4.02; provided, however, that payment of interest may be made at the option of the Company by check mailed by first-class mail to the address of the person entitled thereto as such address shall appear on the registry books of the Company; provided that all payments with respect to any Note, if the holder of such Note has given wire transfer instructions (which instructions must be received by the Company at least 5 Business Days prior to the relevant date of payment) to the Company, will be required to be made by wire transfer of immediately available funds to the account specified by the holder of such Note; provided, that such payments (other than interest payments) may be conditioned upon surrender of the Notes. The term "record date" as used in this Section 2.03 with respect to any interest payment date shall mean the close of business on the April 1 or October 1, as the case may be, next preceding such interest payment date, whether or not such April 1 or October 1 is a Business Day, and such term, as used in this Section 2.03, with respect to the payment of any defaulted interest shall mean the tenth day next preceding the date fixed by the Company for the payment of defaulted interest whether or not a Business Day, but in no case shall such record date be less than ten days after notice thereof shall have been mailed by or on behalf of the Company to all registered holders of Notes at their addresses.

    The Notes shall be dated the date of their authentication. Except as provided in the next sentence, interest shall accrue on the Notes from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from October 23, 1996. Each Note authenticated between the record date for any interest payment date and such interest payment date shall be dated the date of its authentication but shall bear interest from such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then any Note so authenticated shall bear interest from the April 15 or October 15, as the case may be, next preceding the date of such Note to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on the Notes, from October 23, 1996.

    Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

    SECTION 2.04.  Execution of Notes.  The Notes shall be
                    ------------------
signed on behalf of the Company, manually or in facsimile, by its Chairman of the Board or its President or a Vice President under its corporate seal (which may be in facsimile) reproduced thereon and attested, manually or in facsimile, by its Secretary or an Assistant Secretary. Only such Notes as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, signed manually by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such signature by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

    In case any officer of the Company whose signature appears on any of the Notes, manually or in facsimile, shall cease to be such officer before such Notes so signed shall have been authenticated and delivered by the Trustee, such Notes nevertheless may be authenticated and delivered as though the person whose signature appears on such Notes had not ceased to be such officer of the Company; and any Note may be signed, and the corporate seal reproduced thereon may be attested, on behalf of the Company, manually or in facsimile, by persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such officer.

    SECTION 2.05.  Exchange and transfer of Notes.
                    ------------------------------

    (a)  Subject to the other provisions of this Section 2.05:

         (1) Notes may be exchanged for a like aggregate principal amount of Notes in other authorized denominations. Notes to be exchanged shall be surrendered at the office or agency to be maintained by the Company in accordance with the provisions of Section 4.02, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Note or Notes which the noteholder making the exchange shall be entitled to receive.

         (2) The Company shall keep, at the office or agency to be maintained by the Company in accordance with the provisions of Section 4.02, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall register Notes and shall register the transfer of Notes as in this Article Two provided. Upon surrender by any noteholder for registration of transfer of any Note at such office or agency, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes for a like aggregate principal amount.

         (3) All Notes presented or surrendered for exchange, registration of transfer, redemption, purchase or payment shall, if so required by the Company or the Trustee or any Note registrar (if other than the Trustee), be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company and the Trustee or the Note registrar (if other than the Trustee), duly executed by the registered holder or by his attorney duly authorized in writing and, in every case, each Note presented or surrendered for registration of transfer shall be accompanied by the assignment form attached to the Notes, duly executed by the registered holder or by his attorney duly authorized in writing.

         (4) No service charge shall be made for any exchange or registration of transfer of Notes, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto.

         (5) The Company shall not be required to issue, register the transfer of or exchange any Notes for a period of fifteen days next preceding any date for the selection of Notes to be redeemed. The Company shall not be required to register the transfer of or exchange any Note called or being called for redemption except, in the case of any Note to be redeemed in part, the portion thereof not to be so redeemed. The Company shall not be required to register the transfer of or exchange any Note in respect of which a Change of Control Purchase Notice or an Asset Sale Purchase Notice has been given (unless such notice has been withdrawn in accordance with Section 3.06 or 4.14) except, in the case of any Note to be purchased in part, the portion thereof not to be so purchased.

    (b)  Transfers to Non-QIB Institutional Accredited
          ---------------------------------------------
Investors, Non-U.S. Persons and Certain QIBs.  The following
--------------------------------------------
provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor which is not a QIB, to any Non-U.S. Person or to any QIB electing to take delivery of Certificated Notes:

         (1) the Note registrar shall register on its books and records the transfer of any Note constituting a Restricted Security if such transfer is (i) pursuant to a registration statement which has been declared effective under the Securities Act of 1933, (ii) for as long as the Notes are eligible for resale pursuant to Rule 144A, to a person who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Note registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Note registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A, (iii) pursuant to offers and sales to non-U.S. Persons that occur outside the United States within the meaning of Regulation S under the Securities Act of 1933, (iv) to an Institutional Accredited Investor that is acquiring the security for its own account, or for the account of such an Institutional Accredited Investor, for investment purposes and not with a view to or for offer or sale in connection with, any distribution in violation of the Securities Act of 1933, or
    (v) pursuant to another available exemption from the registration requirements of the Securities Act of 1933, subject to the Company's and the Trustee's right prior to any such offer, sale or transfer (A) pursuant to clauses
    (iii), (iv) or (v) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them and (B) in each of the foregoing cases, to require that an assignment form in the form appearing on the reverse side of the form of Note is completed and delivered by the transferor to the Trustee; and

         (2) the Note registrar shall register on its books and records the transfer of any Note other than as described in the preceding paragraph, upon the completion and delivery of an assignment form in the form appearing on the reverse side of the form of Note by the transferor to the Trustee;

         (3) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Note registrar of written instructions given in accordance with the Depository's and the Note registrar's procedures, the Note registrar shall reflect on its books and records the date and (if the transfer involves a transfer of a beneficial interest in the Global Note) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred;

         (4) if the Notes to be transferred consist of Certificated Notes, the transferor shall present or surrender such Certificated Notes to the Note registrar for registration of transfer; and

         (5) subject to this Section 2.05, the Company shall execute and the Trustee shall authenticate and deliver one or more Certificated Notes of like tenor and amount to the Notes proposed to be transferred hereunder.

    (c)  Transfers to Certain QIBs.  The following provisions
          -------------------------
shall apply with respect to the registration of any proposed transfer of a Certificated Note to a QIB electing to take an interest in the Global Note:

         (1) the Note registrar shall register on its books and records the transfer of any Certificated Note constituting a Restricted Security if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Note registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Note registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

         (2) the Note registrar shall register on its books and records the transfer of any Note other than as described in the preceding paragraph, upon the completion and delivery of an assignment form in the form appearing on the reverse side of the form of Note by the transferor to the Trustee; and

         (3) upon receipt by the Note registrar of written instructions given in accordance with the Depository's and the Note registrar's procedures, the Note registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Certificated Notes to be transferred, and the Trustee shall cancel the Certificated Notes so transferred.

    (d)  Transfers and Exchange of Global Securities.  The
          -------------------------------------------
transfer and exchange of an interest in the Global Note or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth therein, if any) and the procedures of the Depository therefor which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act of 1933.

    (e)  Transfers from the Regulation S Temporary Global Note.
          ----------------------------------------------------
If, at any time, an owner of a beneficial interest in the Regulation S Temporary Global Note wishes to transfer its beneficial interest in such Regulation S Temporary Global Note to a Person who is permitted to take delivery thereof in the form of an interest in the Global Note or to a Person who is taking delivery of such beneficial interest in the form of Certificated Notes or, upon expiration of the 40-day restricted period and upon certification of beneficial ownership of the Notes represented by the Regulation S Temporary Global Note by non-U.S. Persons or U.S. Persons who purchased such Notes in transactions that did not require registration under the Securities Act of 1933, to exchange such beneficial interest for Certificated Notes, such owner shall, subject to the applicable procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Global Note or for Certificated Notes as provided in this Section 2.05(e). Upon receipt by the Trustee of (1) instructions from the Depository, directing the Trustee, as a Note registrar, to credit or cause to be credited a beneficial interest in the Global Note or to issue and authenticate Certificated Notes in an amount equal to the beneficial interest in the Regulation S Temporary Global Note to be transferred or exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase or the name and address of the transferee thereof, as applicable, and (2) a certificate in the form of Exhibit A-2 attached hereto given by the owner of such
        -----------
beneficial interest in the Regulation S Temporary Global Note stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in the Regulation S Temporary Global Note reasonably believes that the Person acquiring such interest in the Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States or (B) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act of 1933, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Regulation S Temporary Global Note and pursuant to and in accordance with the requirements of the exemption claimed, such statement, in the case of clause (B), to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Note registrar, then the Trustee, as Note registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount of such Regulation S Temporary Global Note and
(x) shall instruct the Depository to increase or cause to be increased the aggregate principal amount of the Global Note and instruct the Depository to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note or (y) shall issue and authenticate Certificated Notes in an amount equal to the principal amount of the beneficial interest in the Regulation S Temporary Global Note to be exchanged or transferred, and the Trustee, as Note registrar, shall instruct the Depository to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Temporary Global Note that is being exchanged or transferred.

    (f)  Private Placement Legend.  Upon the transfer, exchange
          ------------------------
or replacement of Notes not bearing the Private Placement Legend, the Note registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the third anniversary of the Issue Date (or such shorter period permitted under Rule 144(k) under the Securities Act of 1933 (or any successor provision)), (ii) such Notes have been sold pursuant to a registration statement which has been declared effective under the Securities Act of 1933 or (iii) there is delivered to the Note registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act of 1933.

    (g)  General.  By its acceptance of any Note bearing the
          -------
Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

         The Note registrar shall retain copies of all letters, notices and other written communications received pursuant to
Section 2.09 of this Indenture or this Section 2.05. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Note registrar's normal business hours upon the giving of reasonable written notice to the Note registrar.

    SECTION 2.06.  Temporary Notes.  Pending the preparation of
                    ---------------
definitive Notes, the Company may execute and the Trustee shall authenticate and deliver temporary Notes (printed, lithographed or typewritten) of any authorized denomination and substantially in the form of the definitive Notes, but with or without a recital of specific redemption prices and with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Temporary Notes may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Note shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Notes. Without unnecessary delay the Company will execute and deliver to the Trustee definitive Notes and thereupon any or all temporary Notes may be surrendered in exchange therefor, at the office or agency to be maintained by the Company in accordance with the provisions of Section 4.02, and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture, and shall be subject to the same provisions hereof, as definitive Notes authenticated and delivered hereunder.

    SECTION 2.07.  Mutilated, destroyed, lost or stolen Notes.
                    ------------------------------------------
In case any temporary or definitive Note shall become mutilated or be destroyed, lost or stolen, the Company, in the case of any mutilated Note shall, and in the case of any destroyed, lost or stolen Note may, execute, and upon its request the Trustee shall authenticate and deliver, a new Note bearing a number, letter or other distinguishing symbol not contemporaneously outstanding in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen, or, instead of issuing a substituted Note, if any such Note shall have matured or shall be about to mature or shall have been selected for redemption or if the Company shall have received a Change of Control Purchase Notice or an Asset Sale Purchase Notice in respect of any such Note (unless such notice has been withdrawn in accordance with Section 3.06 or 4.14, respectively), the Company may pay the same without surrender thereof except in the case of a mutilated Note. In every case the applicant for a substituted Note or for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. The Trustee may authenticate any such substituted Note and deliver the same, or the Trustee or any paying agent of the Company may make any such payment, upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Note, the

Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

    Every substituted Note issued pursuant to the provisions of this Section 2.07 shall constitute an additional contractual obligation of the Company whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

    All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

    SECTION 2.08.  Cancellation of surrendered Notes.  All Notes
                    ---------------------------------
surrendered for the purpose of payment, redemption, purchase by the Company at the option of the holder, exchange, substitution or registration of transfer, shall, if surrendered to the Company or any paying agent or Note registrar, be delivered to the Trustee and the same, together with Notes surrendered to the Trustee for cancellation, shall be cancelled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Notes and shall deliver certificates of destruction thereof to the Company. If the Company shall purchase or otherwise acquire any of the Notes, however, such purchase or acquisition shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Notes unless and until the Company, at its option, shall deliver or surrender the same to the Trustee for cancellation.

    SECTION 2.09.  Restrictive Legends.  Each Global Note and
                    -------------------
Certificated Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until the third anniversary of the Issue Date (or such shorter period permitted by Rule 144(k) under the Securities Act of 1933 (or any successor provision)), unless otherwise agreed by the Company and the Holder thereof:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER
    THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
    ACT OF 1933") OR ANY STATE SECURITIES LAWS.  NEITHER
    THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN
    MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED,
    ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF
    SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT
    FROM, OR NOT SUBJECT TO, REGISTRATION.  THE HOLDER OF
    THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER,
    SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE
    DATE WHICH IS THREE YEARS (OR SUCH SHORTER PERIOD
    PERMITTED UNDER RULE 144(K) UNDER THE SECURITIES ACT OF
    1933 (OR A SUCCESSOR CLAUSE)) AFTER THE LATER OF THE
    ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH
    THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE
    OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS
    SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE")
    ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION
    STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE

    UNDER THE SECURITIES ACT OF 1933, (C) FOR AS LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933 THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
    (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS WHO MAKE CERTAIN REPRESENTATIONS TO THE TRUSTEE WHICH OFFERS AND SALES OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OF 1933, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1),(2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT OF 1933 THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR" FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OF 1933, AND WHO MAKES CERTAIN REPRESENTATIONS TO THE TRUSTEE OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES
    (D), (E) OR (F) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

    Each Global Note shall also bear the following legend on the face thereof:

    UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART
    FOR INTERESTS IN THE GLOBAL NOTE OR NOTES IN DEFINITIVE
    FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A
    WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY,
    OR BY ANY SUCH NOMINEE OF THE DEPOSITORY TO THE
    DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY
    THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR
    DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.
    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
    REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW
    YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT
    FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND
    ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
    CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN
    AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
    HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS
    MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
    DTC), ANY TRANSFER, PLEDGE OR

    OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
    IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE &
    CO., HAS AN INTEREST HEREIN.

    TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO
    TRANSFERS IN WHOLE, BUT NOT IN PART, TO  NOMINEES OF
    CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH
    SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS
    GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN
    ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
    SECTION 2.05 OF THE INDENTURE.

    SECTION 2.10.  Book-Entry Provisions for Global Note and
                    -----------------------------------------
Regulation S Temporary Global Note.
----------------------------------

    (a) Each of the Global Note and the Regulation S Temporary Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.09 and Exhibit A-1, as applicable, of this Indenture.

         Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to the Global Note or the Regulation S Temporary Global Note, as applicable, held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note or the Regulation S Temporary Global Note, as applicable, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note and the Regulation S Temporary Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

    (b) Transfers of the Global Note or the Regulation S Temporary Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Note or Regulation S Temporary Global Note may be transferred or exchanged for Certificated Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.05 of this Indenture. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests (1) in the Global Note, if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Note registrar has received a written request from the Depository to issue Certificated Notes and (2) the Regulation S Temporary Global Note, upon (i) the expiration of the 40-day restricted period and (ii) certification of beneficial ownership of the Notes represented by the Regulation S Temporary Global Note by non-U.S. Persons or U.S. Persons who purchased such Notes in transactions that did not require registration under the Securities Act of 1933.

    (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note or Regulation S

Temporary Global Note to beneficial owners pursuant to paragraph
(b) above, the Note registrar shall (if one or more Certificated Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note or Regulation S Temporary Global Note, as applicable, in an amount equal to the principal amount of the beneficial interest in the Global Note or Regulation S Temporary Global Note, as applicable, to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

    (d) In connection with the transfer of the entire Global Note or Regulation S Temporary Global Note to beneficial owners pursuant to paragraph (b) above, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

    (e)  Any Certificated Note constituting a Restricted
Security delivered in exchange for an interest in the Global Note or Regulation S Temporary Global Note, as applicable, pursuant to paragraph (b), (c) or (d) above shall, except as otherwise provided by paragraph (e) of Section 2.05 of this Indenture, bear the Private Placement Legend.

    (f) The Holder of the Global Note or the Regulation S Temporary Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.


                          ARTICLE THREE

                REDEMPTION AND PURCHASES OF NOTES

    SECTION 3.01.  Redemption prices.  The Company may, at its
                    -----------------
option, redeem at any time all or from time to time any part of the Notes, on any date prior to maturity at the redemption prices specified in the Notes, together with accrued and unpaid interest thereon to but excluding the date fixed for redemption and in the manner set forth in this Article Three. The Company, however, shall not have the right to redeem any of the Notes prior to October 15, 2001.

    SECTION 3.02.  Notice of redemption; selection of Notes.  In
                    ----------------------------------------
case the Company shall desire to exercise such right to redeem all or, as the case may be, any part of the Notes in accordance with the right reserved so to do, the Company, or, at the Company's request, the Trustee in the name and at the expense of the Company, shall fix a date for redemption and give notice of such redemption to holders of the Notes to be redeemed as hereinafter in this Section 3.02 provided.

    Notice of redemption shall be given to the holders of Notes to be redeemed as a whole or in part by mailing by first-class mail a notice of such redemption not less than fifteen nor more than sixty days prior to the date fixed for redemption to their last addresses as they shall appear upon the registry books of the Company, but any failure to give such notice by mailing to the holder of any Note designated for redemption as a whole or in part, or any defect therein, shall not affect the validity of the proceedings for the redemption of any other Notes.

    Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice.

    Each such notice of redemption shall specify the total principal amount to be redeemed, the date fixed for redemption and the redemption price at which Notes are to be redeemed, and shall state that payment of the redemption price of the Notes to be redeemed will be made at the office or agency to be maintained by the Company in accordance with the provisions of Section 4.02, upon presentation and surrender of such Notes, that interest accrued to but not including the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue and that the only remaining right of the noteholder is to receive payment of the redemption price plus such accrued interest upon surrender. If less than all the Notes are to be redeemed, the notice of redemption to each holder also shall state the aggregate principal amount of Notes to be redeemed and shall identify the Notes of such holder to be redeemed. In case any Note is redeemed in part only, the notice which relates to such Note shall state the portion of the principal amount thereof to be redeemed (which shall be $1,000 or an integral multiple thereof), and shall state that on and after the date fixed for redemption, upon surrender of such Note, the holder will receive, without charge, a new Note or Notes of authorized denominations in the principal amount thereof remaining unredeemed. Each notice shall give the name and address of each paying agent.

    On or prior to the date fixed for redemption specified in the notice of redemption given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in
Section 4.04(c)) an amount of money sufficient to redeem on the date fixed for redemption all the Notes or portions of Notes so called for redemption (other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation) at the applicable redemption price, together with accrued interest to but not including the date fixed for redemption.

    If less than all the Notes then outstanding are to be redeemed, the Company shall give the Trustee, at least twenty-five days (or such shorter period acceptable to the Trustee) in advance of the date fixed for redemption, notice of the aggregate principal amount of Notes to be redeemed, and thereupon the Trustee shall select in such manner as it shall deem appropriate and fair, in its discretion, the Notes or portions thereof to be redeemed and shall thereafter promptly notify the Company of the Notes or portions thereof to be redeemed within a sufficient period of time in order that the notice provision in Section 3.02 may be satisfied.

    SECTION 3.03.  When Notes called for redemption become due
                    -------------------------------------------
and payable.  If the giving of notice of redemption shall have
-----------
been completed as provided in Section 3.02, the Notes or portions of Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to (but not including) the date fixed for redemption, and on and after such date fixed for redemption (unless the Company shall default in the payment of such Notes at the redemption price, together with interest accrued to (but not including) the date fixed for redemption) interest on the Notes or portions of Notes so called for redemption shall cease to accrue whether or not such Notes are presented for payment and such Notes or portions thereof shall be deemed not to be outstanding hereunder and shall not be entitled to any right or benefit hereunder except to receive payment of the redemption price plus accrued interest to but not including the redemption date. On presentation and surrender of such Notes for redemption at said place of payment in said notice specified on or after the date fixed for redemption, the said Notes shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued to (but not including) the date fixed for redemption. If the date fixed for redemption is an interest payment date, such payment shall not include accrued interest, which interest shall be paid in the usual manner otherwise provided for herein. Upon presentation of any Note which is redeemed in part only, the Company shall execute and register and the Trustee shall authenticate and deliver to the holder thereof at the expense of the Company, a new Note or Notes in principal amount equal to the unredeemed portion of the Note so presented.

    SECTION 3.04.  Cancellation of redeemed Notes.  All Notes
                    ------------------------------
surrendered to the Trustee, upon redemption pursuant to the provisions of this Article Three, shall be forthwith cancelled by it.

    SECTION 3.05.  Purchase of Notes at option of the holder
                    -----------------------------------------
upon Change of Control.
----------------------

    (a) If on or prior to maturity, there shall have occurred a Change of Control, the Company shall offer to purchase each Note at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to (but not including) the Change of Control Purchase Date (the "Change of Control Purchase Price"), on the date that is thirty Business Days after the occurrence of the Change of Control (the "Change of Control Purchase Date"), subject to the satisfaction by or on behalf of the holder of the requirements set forth in Section 3.05(c). Following a Change of Control, the Company shall not be obligated to purchase any Notes pursuant to this Section 3.05(a) or give any notice under Section 3.05(b) with respect to any subsequent Change of Control. The Company's obligation to purchase Notes as provided hereunder shall for all purposes hereof be satisfied by, and shall cease upon, the deposit of funds with the Trustee as provided for in Section 3.07.

    A "Change of Control" shall be deemed to have occurred at such time as MAXXAM, directly or indirectly, shall cease to have (other than by reason of the existence of a Lien but including by reason of the foreclosure of or other realization upon a Lien) direct or indirect sole beneficial ownership (as defined under Regulation 13d-3 of the Exchange Act as in effect on the date of this Indenture) of at least 40% of the total Voting Stock, on a fully diluted basis, of the Company; provided, however, that such ownership by MAXXAM, directly or indirectly, of 30% or greater, but less than 40%, of the total Voting Stock, on a fully diluted basis, of the Company shall not be a Change of Control if MAXXAM, through direct representation or through persons nominated by it, controls a majority of the Board of Directors of the Company necessary to effectuate any actions by the Board of Directors of the Company; and provided, further, that the foregoing minimum percentages shall be deemed not satisfied if any person or group (as defined in Section 13(d)(3) of the Exchange Act as in effect on the date of this Indenture) shall, directly or indirectly, own more of the total Voting Stock entitled to vote generally in the election of directors of the Company than MAXXAM.

    "Voting Stock" means, with respect to any person, the capital stock of such person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

    (b) Within ten Business Days after the occurrence of a Change of Control, the Company shall mail a written notice of Change of Control by first-class mail to the Trustee and to each holder (and to beneficial owners as required by applicable law, including without limitation, Rule 13e-4 of the Exchange Act, if applicable) and shall cause a copy of such notice to be published in a daily newspaper of national circulation. The notice shall include a form of Change of Control Purchase Notice (as described below) to be completed by the holder and shall state:

         (1) the events causing a Change of Control and the date of such Change of Control;

         (2) the date by which the Change of Control Purchase
    Notice pursuant to this Section 3.05 must be given;

         (3) the Change of Control Purchase Date;

         (4) the Change of Control Purchase Price;

         (5) the name and address of the Trustee and the office or agency referred to in Section 4.02;

         (6) that the Notes must be surrendered to the Trustee or the office or agency referred to in Section 4.02 to collect payment;

         (7) that the Change of Control Purchase Price for any Note as to which a Change of Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change of Control Purchase Date and the time of surrender of such Note as described in (6);

         (8) the procedures the holder must follow to exercise rights under this Section 3.05 and a brief description of those rights; and

         (9) the procedures for withdrawing a Change of Control
    Purchase Notice.

    (c)  To accept the offer to purchase Notes described in
Section 3.05(a), a holder must deliver a written notice of purchase (a "Change of Control Purchase Notice") to the Trustee or to the office or agency referred to in Section 4.02 at any time prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date, stating:

         (1) the name of the holder, the principal amount of Notes, the certificate number or numbers of the Note or Notes which the holder will deliver to be purchased and a statement that the offer to purchase is being accepted;

         (2) the portion of the principal amount of the Note which the holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

         (3) that such Note shall be purchased on the Change of Control Purchase Date pursuant to the terms and conditions specified in the Notes.

    The delivery of the Note, by hand or by registered mail prior to, on or after the Change of Control Purchase Date (together with all necessary endorsements), to the Trustee or to the office or agency referred to in Section 4.02 shall be a condition to the receipt by the holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section
3.05 only if the Note so delivered to the Trustee or such office or agency shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice; and provided, further that the Company shall have no obligation to purchase any Notes with respect to which the Change of Control Purchase Notice has not been received by the Company prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date.

    In the event that the offer to purchase described in Section 3.05(a) shall be accepted in accordance with the terms hereof, the Company shall purchase from the holder thereof, pursuant to this Section 3.05, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

    Any purchase by the Company contemplated pursuant to the provisions of this Section 3.05 shall be consummated by the delivery by the Trustee or other paying agent of the consideration to be received by the holder promptly following the later of the Change of Control Purchase Date and the time of delivery of the Note.

    Notwithstanding anything herein to the contrary, any holder delivering to the Trustee or to the office or agency referred to in Section 4.02, the Change of Control Purchase Notice contemplated by this Section 3.05(c) shall have the right to withdraw such Change of Control Purchase Notice by delivery of a written notice of withdrawal to the Trustee or to such office or agency in accordance with Section 3.06 at any time prior to the close of business on the Business Day next preceding the Change of Control Purchase Date.

    SECTION 3.06.  Effect of Change of Control Purchase Notice.
                    -------------------------------------------
Upon receipt by the Company of the Change of Control Purchase Notice specified in Section 3.05(c), the holder of the Note in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Note. Such Change of Control Purchase Price shall be due and payable as of the Change of Control Purchase Date and shall be paid to such holder promptly following the later of (x) the Change of Control Purchase Date (provided the conditions in Section 3.05(c), as applicable, have been satisfied) and (y) the date of delivery of such Note to the Trustee or to the office or agency referred to in Section 4.02 by the holder thereof in the manner required by Section 3.05(c).

    A Change of Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Trustee or to the office or agency referred to in Section
4.02 at any time on or prior to the close of business on the Business Day next preceding the Change of Control Purchase Date, specifying:

    (1) the certificate number or numbers of the Note or Notes in respect of which such notice of withdrawal is being submitted;

    (2) the principal amount of the Note or Notes with respect to which such notice of withdrawal is being submitted;
and

    (3) the principal amount, if any, of such Note or Notes which remains subject to the original Change of Control Purchase
Notice, and which has been or will be delivered for purchase by the Company.

    There shall be no purchase of any Notes pursuant to Section
3.05 if there has occurred (prior to, on or after, as the case may be, the giving, by the holders of such Notes, of the required Change of Control Purchase Notice), and is continuing an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Notes).

    SECTION 3.07.  Deposit of Change of Control Purchase Price.
                    -------------------------------------------
On or prior to the Change of Control Purchase Date, the Company shall deposit with the Trustee (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as paying agent, shall segregate and hold in trust as provided in Section 4.04(c)) an amount of cash in immediately available funds sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which are to be purchased on the Change of Control Purchase Date. Upon such deposit, the Company shall be deemed to have satisfied its obligations to purchase Notes pursuant to Section 3.05. If cash sufficient to pay the Change of Control Purchase Price of all Notes or portions thereof to be purchased on the Change of Control Purchase Date is deposited with the Trustee as of the Change of Control Purchase Date, interest shall cease to accrue (whether or not any such Note is delivered to the Trustee or any other office or agency maintained for such purpose) on such Notes (or portions thereof) on and after the Change of Control Purchase Date, and the holders thereof shall have no other rights as such (other than the right to receive the Change of Control Purchase Price, upon surrender of such Notes).

    SECTION 3.08.  Covenant to comply with securities laws upon
                    --------------------------------------------
purchase of Notes.  In connection with any offer to purchase or
-----------------
any purchase of securities under Section 3.05 hereof, the Company shall (i) comply with Section 14(e) under the Exchange Act (or any successor provision thereof), if applicable, and (ii) otherwise comply with all Federal and state securities laws regulating the purchase of the Notes so as to permit the rights and obligations under Section 4.05 to be exercised in the time and in the manner specified in Sections 4.05 and 4.06.

    SECTION 3.09.  Repayment to the Company.  The Trustee shall
                    -------------------------
return to the Company any cash, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.05) held by it for the payment of the Change of Control Purchase Price of the Notes that remain unclaimed as provided in
Section 12.04 hereof; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to
Section 3.07 exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased on the Change of Control Purchase Date, then promptly after the Change of Control Purchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.05).


                           ARTICLE FOUR

               PARTICULAR COVENANTS OF THE COMPANY

    The Company covenants as follows:

    SECTION 4.01.  Payments on the Notes.  The Company will duly
                    ---------------------
and punctually pay or cause to be paid the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on each of the Notes at the time and place such amounts may become due and payable and in the manner provided in the Notes and this Indenture.

    SECTION 4.02.  Maintenance of office or agency for
                    ------------------------------------
registration of transfer, exchange and payment of Notes.  So long
-------------------------------------------------------
as any of the Notes shall remain outstanding, the Company will maintain an office or agency in the Borough of Manhattan, City of New York, State of New York, where the Notes may be surrendered for exchange or registration of transfer as in this Indenture provided, and where notices and demands to or upon the Company in respect to the Notes or of this Indenture may be served, and where the Notes may be presented or surrendered for payment, redemption or purchase. The

Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such
                                --------  -------
designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, City of New York, State of New York for such purposes. The Company will give to the Trustee notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders, presentations and demands may be made and notices may be served at the principal office of the Trustee in St. Paul, Minnesota, and the Company hereby appoints the Trustee its agent to receive at the aforesaid office all such surrenders, presentations, notices and demands.

    SECTION 4.03.  Appointment to fill a vacancy in the office
                    -------------------------------------------
of Trustee.  The Company, whenever necessary to avoid or fill a
----------
vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

    SECTION 4.04.  Provision as to paying agent.
                    ----------------------------

    (a) If the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section
4.04,

         (1) that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes, and will notify the Trustee of the receipt of sums to be so held,

         (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on the Notes when the same shall be due and payable, and

         (3) that it will at any time during the continuance of any Event of Default specified in subsection (a) or (b) of
    Section 6.01, upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it.

    If any obligations under the Credit Agreement are outstanding, the Company will notify the Bank Agent of the name and address of any paying agent other than the Company or the Trustee.

    (b) If the Company shall not act as its own paying agent, it will, prior to each due date of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on any Notes, deposit with such paying agent a sum sufficient to pay the principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest so becoming due, such sum to be held in trust for the benefit of the holders of Notes entitled to such principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

    (c) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on the Notes, set aside, segregate and hold in trust for the benefit of the persons entitled thereto, a sum sufficient to pay such principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest so becoming due and will notify the Trustee of any failure to take such action.

    (d) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or by any paying agent hereunder, as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained.

    (e) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to the provisions of Sections
12.03 and 12.04.

    SECTION 4.05.  Maintenance of corporate existence.  Subject
                    ----------------------------------
to Article 11, so long as any of the Notes shall remain outstanding, the Company will at all times (except as otherwise provided or permitted in this Section 4.05 or elsewhere in this Indenture) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Subsidiary; provided, however, that nothing herein shall require the Company
--------  -------
to continue the corporate existence of any Subsidiary other than a Subsidiary Guarantor (so long as any such Subsidiary is a Subsidiary Guarantor) if in the judgment of the Company it shall be necessary, advisable or in the interest of the Company to discontinue the same; and provided, further, that any Subsidiary
                          --------  -------
Guarantor may:

    (a) merge or consolidate with or into the Company or any other Subsidiary Guarantor or transfer all or substantially all of its property to the Company or any other Subsidiary
Guarantor;

    (b) merge or consolidate with or into any other Person or transfer all or substantially all of its property to any other
Person as provided in Section 15.03; and

    (c) liquidate or dissolve under the laws of its jurisdiction of formation, provided that such Subsidiary

                           ---------
Guarantor is wholly owned directly by the Company and/or another
Subsidiary Guarantor.

    SECTION 4.06.  Officers' Certificate as to default and
                    ----------------------------------------
statement as to compliance.  The Company will, so long as any of
--------------------------
the Notes are outstanding:

    (a) deliver to the Trustee, promptly upon becoming aware of any Event of Default or any event which after the passage of time or notice would become an Event of Default, an Officers' Certificate specifying such event or Event of Default;

    (b) deliver to the Trustee within one hundred and twenty days after the end of each fiscal year of the Company, beginning with the fiscal year ending December 31, 1996, a statement as to compliance signed on behalf of the Company by the Chairman of the Board or the President or any Vice President and by the Chief Financial Officer, Treasurer or Controller of the Company stating as to each signer thereof that:

         (1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision, and

         (2) to the best of his knowledge, based on such review, there is no Event of Default or event which with notice or the passage of time would become an Event of Default which has occurred and is continuing, or, if there is such an event or Event of Default, specifying each such event or Event of Default known to him and the nature and status thereof; and

    (c) deliver to the Trustee within five days after becoming aware of the occurrence thereof written notice of any acceleration which, with the giving of notice and the lapse of time, would be an Event of Default within the meaning of Section
6.01(d).

    SECTION 4.07.  Usury laws.  The Company, to the extent it
                    ----------
may lawfully do so, will not voluntarily claim, and will actively resist any attempts to claim, the benefit of any usury laws against any holder of the Notes.

    SECTION 4.08.  Restrictions on transactions with Affiliates
                    --------------------------------------------
and Unrestricted Subsidiaries.
-----------------------------

    (a) The Company shall not, and shall not permit any of its Subsidiaries or its Non-Affiliate Joint Ventures to, enter into any transaction or series of related transactions with any Affiliate or Unrestricted Subsidiary of the Company, unless:

         (i) the terms thereof are no less favorable to the Company, such Subsidiary or such Non-Affiliate Joint
    Venture, as the case may be, than those that could reasonably be expected to be obtained in a comparable transaction with an unrelated Person,

         (ii) such transaction or series of related transactions shall have been approved as meeting such standard, in good faith, by a majority of the independent members of the Board of Directors of the Company evidenced by a Board Resolution and

         (iii) if the amount of such transaction or the aggregate amount of such series of related transactions is greater than $10,000,000 (which amount shall be calculated excluding the amount of Principal Products transferred to or from an Unrestricted Subsidiary in accordance with the proviso at the end of this clause (iii)), the Company, such Subsidiary and/or such Non-Affiliate Joint Venture, as the case may be, shall have received an opinion that such transaction or series of related transactions is fair to the Company, such Subsidiary and/or such Non-Affiliate Joint Venture, as the case may be, from a financial point of view, from an independent investment banking firm of national standing selected by the Company, provided that, in the case of this clause (iii), the Company, such Subsidiary and/or such Non-Affiliate Joint Venture shall not be required to procure any such opinion to the extent that such transaction involves the purchase or sale for cash of Principal Products from or to an Unrestricted Subsidiary (which Principal Products are used by the purchaser thereof in its operations in the ordinary course of business).

The Company shall deliver to the Trustee, within 60 days after the end of each fiscal quarter of the Company, an Officers' Certificate which (x) shall specify the aggregate dollar amount of transactions (other than transactions referred to in Section 4.08(b) or in the proviso at the end of clause (iii) of this
Section 4.08(a)) with Affiliates or Unrestricted Subsidiaries of the Company occurring during such fiscal quarter, and (y) with respect to any transaction with an Affiliate or Unrestricted Subsidiary of the Company, or series of related transactions (other than transactions referred to in Section 4.08(b) or in the proviso at the end of clause (iii) of this Section 4.08(a)) with Affiliates or Unrestricted Subsidiaries of the Company, occurring during such fiscal quarter, shall briefly describe such transaction or transactions.

    (b) The provisions contained in the foregoing paragraphs of this Section 4.08 shall not apply to:

         (i) the making of any Restricted Payments, Restricted
    Investments and Unrestricted Subsidiary Investments otherwise permitted by Section 4.09 (other than 4.09(b)(IV)),

         (ii)    the making of payments permitted by the Tax Sharing
    Agreements,

         (iii)   the making of payments to MAXXAM for
    reimbursement for actual services provided thereby to the Company or its Subsidiaries or Non-Affiliate Joint Ventures based on actual costs and an allocable share of overhead expenses,

         (iv) compensation (in the form of reasonable director's fees and reimbursement or advancement of reasonable out-of-pocket expenses) paid to any director of the Company or its Subsidiaries or Non-Affiliate Joint Ventures for services rendered in such person's capacity as a director and indemnification and directors' and officers' liability insurance in connection therewith,

         (v) compensation, indemnification and other benefits paid or made available to officers and employees of the Company or its Subsidiaries or Non-Affiliate Joint Ventures for services actually rendered, comparable to those generally paid or made available by entities engaged in the same or similar businesses (including reimbursement or advancement of reasonable out-of-pocket expenses and directors' and officers' liability insurance),

         (vi) loans to officers, directors and employees of the Company or its Subsidiaries for business or personal purposes and other loans and advances to such officers, directors and employees for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with past practices of the Company and its Subsidiaries,

         (vii) any amendment to the Existing Intercompany Note that extends the maturity thereof or reduces the interest rate thereon, or any other amendment thereto that does not materially adversely affect the holders of the Notes,

         (viii) the dividend by the Company of all or any portion of the Existing Intercompany Note and accrued interest thereon,

         (ix) any merger, consolidation, transfer or sale permitted by Section 11.01(b), and

         (x) any amendment to the Tax Sharing Agreements, provided that a majority of the independent members of the Board of Directors of the Company evidenced by a Board Resolution determines that such amendment would not materially adversely affect the holders of the Notes.

    SECTION 4.09.  Limitations on Restricted Payments,
                    -----------------------------------
Restricted Investments and Unrestricted Subsidiary Investments.
---------------------------------------------------------------

    (a)  The Company shall not, directly or indirectly,
(i) declare or pay any dividend or make any distribution in respect of its Capital Stock (other than dividends payable in Capital Stock of the Company

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other than Redeemable Stock), (ii) make or permit any of its
Subsidiaries to make any payment on account of the purchase, redemption or other acquisition or retirement of any Capital Stock of the Company other than through the issuance solely of Capital Stock of the Company (other than Redeemable Stock) or rights thereto, provided that any Subsidiary of the Company may purchase Capital Stock of the Company from the Company or from any other Subsidiary of the Company (which purchase shall not be a Restricted Payment or a Restricted Investment), (iii) make or permit any of its Subsidiaries to make any voluntary purchase, redemption or other acquisition or retirement for value of any Indebtedness that is subordinated (pursuant to its terms) in right and priority of payment to the Notes or any Subsidiary Guarantor's obligations under its Guarantee, as the case may be, other than purchases, redemptions or other acquisitions or retirements of Permitted Indebtedness described in clause (b) of the definition thereof or purchases, redemptions or other acquisitions otherwise permitted by the terms of this Indenture (each of the foregoing in clauses (i), (ii) and (iii), a "Restricted Payment"), (iv) to the extent the Company or its Subsidiaries exercise actual control over a Non-Affiliate Joint Venture existing on the date of this Indenture or formed or acquired after the date of this Indenture (each a "Controlled Non-Affiliate Joint Venture"), permit such Controlled Non-Affiliate Joint Venture to make any Restricted Investment,
(v) make or permit any of its Subsidiaries to make any Restricted Investment or (vi) make or permit any of its Subsidiaries to make any Unrestricted Subsidiary Investment, unless at the time of, and after giving effect to, each such Restricted Payment, Restricted Investment or Unrestricted Subsidiary Investment:

         (A) no Event of Default (and no event that, after notice or lapse of time or both, would become an Event of Default) shall have occurred and be continuing (or would occur and be continuing after giving effect thereto); and

         (B) the Consolidated Fixed Charge Coverage Ratio of the
    Company is greater than 2.0 to 1; and

         (C) the sum of:

             (x) the aggregate amount expended for all Restricted Payments after December 31, 1992,

             (y) the aggregate amount expended for all Restricted Investments after the date of the 9-7/8% Note Indenture (less the amount of (1) such Restricted Investments returned in cash, or in property if made in property, (2) any guarantee that constitutes a Restricted Investment, to the extent it has been released, and (3) any direct liabilities or obligations to be assumed or discharged in connection with such Restricted Investments (in either case without recourse to the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture) if such liability or obligation had been a liability or obligation of the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture), and

             (z) the aggregate amount of Unrestricted
         Subsidiary Investments Outstanding

    (in each case, the amount expended for such Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments or the amount of any Restricted Investments returned, if paid or returned in property other than in cash or a sum certain guaranteed, to be the Fair Market Value of such property), would not exceed the sum of:

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         (I) 50% of the Consolidated Net Income of the Company
    (or, if the aggregate Consolidated Net Income of the Company for any such period shall be a deficit, minus 100% of such deficit) accrued on a cumulative basis for the period (taken as one accounting period) from January 1, 1993 to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time such Restricted Payment, Restricted Investment or Unrestricted Subsidiary Investment is being made,

         (II) the aggregate net proceeds, including the Fair Market Value of property other than cash, received by the Company as capital contributions to the Company after December 31, 1992, or from the issue or sale (other than to a Non-Affiliate Joint Venture or to a Subsidiary or an Unrestricted Subsidiary of the Company), after December 31, 1992, of Capital Stock other than Redeemable Stock (including Capital Stock, other than Redeemable Stock, issued upon the conversion of, or in exchange for, indebtedness or Redeemable Stock, and including upon exercise of warrants or options or other rights to purchase such Capital Stock, issued after December 31, 1992), or from the issue or sale, after December 31, 1992 of any debt or other security of the Company convertible or exercisable into such Capital Stock that has been so converted or exercised, and

         (III) 50% of any dividends or other distributions consisting of cash or Cash Equivalents received, directly or indirectly, by the Company or a Subsidiary of the Company that is a Subsidiary Guarantor after the date of this Indenture from any Unrestricted Subsidiary to the extent that such dividends or other distributions are not required to reduce the amount of the Unrestricted Subsidiary Investments Outstanding in respect of such Unrestricted Subsidiary to zero;

    provided, however, that in no event shall the Company make, or permit any of its Subsidiaries to make, a Restricted Payment, Restricted Investment or Unrestricted Subsidiary Investment pursuant to this Section 4.09(a) to or in MAXXAM or any Affiliate of MAXXAM if, after giving effect thereto,
    (A) the aggregate amount of all Restricted Payments, Restricted Investments (less the amount of (1) such Restricted Investments returned in cash, or in property if made in property, (2) any guarantee that constitutes a Restricted Investment, to the extent it has been released, and (3) any direct liabilities or obligations to be assumed or discharged in connection with such Restricted Investments (in either case without recourse to the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture) if such liability or obligation had been a liability or obligation of the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture) and Unrestricted Subsidiary Investments Outstanding made pursuant to this
    Section 4.09(a) in any calendar year to or in MAXXAM or any Affiliate of MAXXAM, less (B) the aggregate amount of such Restricted Payments and Restricted Investments made to or in KAC in such calendar year which are distributed or paid within thirty days thereafter by KAC to its holders of Common Stock other than MAXXAM and any Affiliate of MAXXAM, would exceed (C) $75,000,000; and provided, further, that notwithstanding the foregoing, the Company may make any such Restricted Payment, Restricted Investment or Unrestricted Subsidiary Investment to or in MAXXAM or any Affiliate of MAXXAM if, after giving pro forma effect thereto, the Company's senior debt rating would be Baa3 (or the equivalent) or better by Moody's Investors Service, Inc. (or a successor rating agency) or BBB (or the equivalent) or better by Standard & Poor's Corporation (or a successor rating agency).

    (b) The foregoing provisions of this Section 4.09 shall not be violated by reason of:

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

         (I) the payment of any dividend or distribution or the redemption of any securities within 60 days after the date of declaration of such dividend or distribution or the giving of the formal notice by the Company of such redemption, if at said date of declaration of such dividend or distribution or the giving of the formal notice of such redemption, such dividend, distribution or redemption would have complied with Section 4.09(a);

         (II) the retirement of any shares of the Company's Capital Stock by exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Non-Affiliate Joint Venture or to a Subsidiary or an Unrestricted Subsidiary of the Company) of other shares of its Capital Stock other than Redeemable Stock or out of the proceeds of a substantially concurrent capital contribution to the Company, provided, however, that, to the extent the proceeds are so used, a sale of Capital Stock or capital contribution permitted by this clause (II) shall be excluded in determining the aggregate net proceeds received by the Company referred to under clause (II) of Section 4.09(a);

         (III)   the payments provided for by clauses (ii),
    (iii), (iv) and (v) and the transactions described in clauses (vi), (vii), (viii) and (ix) (so long as, in the case of clause (ix), immediately following such transaction, the Consolidated Net Worth of the entity that survives such transaction is not materially lower than the Consolidated Net Worth of the Company immediately prior to such transaction) of Section 4.08(b);

         (IV) the voluntary purchase, redemption or other acquisition or retirement for value of Indebtedness that is subordinated (pursuant to its terms) in right and priority of payment to the Notes or any Subsidiary Guarantor's obligation under its Guarantee, as the case may be, to the extent that the aggregate amount expended (exclusive of amounts expended pursuant to clauses (V) and (VIII) of this
    Section 4.09(b)) for all such voluntary purchases, redemptions or other acquisitions or retirements after the date of the 9-7/8% Note Indenture (the amount expended for such purchases, redemptions or other acquisitions or retirements, if paid in property other than in cash or a sum certain guaranteed, to be the Fair Market Value of such property) does not exceed the aggregate net proceeds, including the Fair Market Value of property other than cash, received by the Company or any Subsidiary Guarantor from the issue or sale (other than an issuance or sale to the Company, a Non-Affiliate Joint Venture or a Subsidiary or Unrestricted Subsidiary of the Company), after the date of the 9-7/8% Note Indenture, of Indebtedness that is subordinated (pursuant to its terms) in right and priority of payment to the Notes or such Subsidiary Guarantor's obligation under its Guarantee, as the case may be, and that is otherwise permitted to be incurred pursuant to this Indenture, provided, that, to the extent the proceeds of Indebtedness so subordinated to the Notes or any Subsidiary Guarantor's obligation under its Guarantee, as the case may be, are so used, the net proceeds of issuance of any such Indebtedness upon conversion into Capital Stock shall not be included in determining the aggregate net proceeds received by the Company referred to under clause (II) of Section 4.09(a);

         (V) the voluntary purchase, redemption or other acquisition or retirement for value of any Indebtedness that is subordinated (pursuant to its terms) in right and priority of payment to the Notes or any Subsidiary Guarantor's obligation under its Guarantee, as the case may be, by exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Non-Affiliate Joint Venture or to a Subsidiary or an Unrestricted Subsidiary of the Company) of Capital Stock (other than Redeemable Stock) of the Company, provided, however, that, to the extent the proceeds are so used, the issuance of Capital Stock as permitted by this clause (V) shall

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

    not be included in determining the aggregate net proceeds received by the Company referred to under clause (II) of
    Section 4.09(a);

         (VI) the payment of dividends on, and the purchase, redemption, retirement or other acquisition of, the USWA Preferred Stock or the Preferred Stock ($100), provided that no such payment is made, directly or indirectly, to an Affiliate of the Company;

         (VII) the payment to KAC of an amount not to exceed $300,000 in any fiscal year for the payment of KAC's reasonable out-of-pocket expenses, provided that no part of such amount is paid directly or indirectly to any other Affiliate of the Company and that, at the time of each such payment, the Company is in compliance with clause (A) of
    Section 4.09(a);

         (VIII) Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments after February 1, 1993, other than Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments permitted by Section 4.09(a) or clauses (I) through (VII) of Section 4.09(b), in an aggregate amount such that the sum of:

             (x) the aggregate amount expended for all such Restricted Payments after February 1, 1993 made pursuant to this clause (VIII);

             (y)  the aggregate amount of all Restricted
         Investments made after February 1, 1993 pursuant to this clause (VIII) (less the amount of (1) such Restricted Investments returned in cash, or in property if made in property, (2) any guarantee that constitutes a Restricted Investment, to the extent it has been released, and (3) any direct liabilities or obligations to be assumed or discharged in connection with such Restricted Investments (in either case without recourse to the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture) if such liability or obligation had been a liability or obligation of the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture); and

             (z)  the aggregate amount of Unrestricted
         Subsidiary Investments Outstanding made pursuant to this clause (VIII)

    (in each case, the amount expended for such Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments or the amount of any Restricted Investments returned, if paid or returned in property other than in cash or a sum certain guaranteed, to be the Fair Market Value of such property) would not exceed $50,000,000, provided that at the time of each such Restricted Payment, Restricted Investment or Unrestricted Subsidiary Investment made pursuant to this clause (VIII), no Event of Default (and no event that, after notice or lapse of time or both, would become an Event of Default) shall have occurred and be continuing (or would occur and be continuing after giving effect thereto); and provided, further, that in no event shall the Company make, or permit any of its Subsidiaries to make, a Restricted Payment, Restricted Investment or Unrestricted Subsidiary Investment pursuant to this clause
    (VIII) to or in MAXXAM or any Affiliate of MAXXAM if, after giving effect thereto, (A) the aggregate amount of all Restricted Payments, Restricted Investments (less the amount of (1) such Restricted Investments returned in cash, or in property if made in property, (2) any guarantee that constitutes a Restricted Investment, to the extent it has been released, and (3) any direct liabilities or obligations to be assumed or discharged in connection with such Restricted Investments (in either case without recourse to the Company, any of its Subsidiaries or any Controlled

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    Non-Affiliate Joint Venture) if such liability or obligation had been a liability or obligation of the Company, any of its Subsidiaries or any Controlled Non-Affiliate Joint Venture) and Unrestricted Subsidiary Investments Outstanding made pursuant to this clause (VIII) to or in MAXXAM or any Affiliate of MAXXAM, less (B) the aggregate amount of such Restricted Payments and Restricted Investments made to or in KAC which are distributed or paid within thirty days thereafter by KAC to its holders of Common Stock other than MAXXAM and Affiliates of MAXXAM, would exceed
    (C) $20,000,000; and

         (IX) in the event that the Company merges with or into KAC and the Preferred Dividend Intercompany Notes are extinguished, the payment of dividends on shares of KAC's Preferred Redeemable Increased Dividend Equity Securities, 8.255% PRIDES, Convertible Preferred Stock (the "PRIDES") and any other preferred stock of KAC the proceeds of which gave rise to a Preferred Dividend Intercompany Note, in an aggregate amount not to exceed the outstanding principal amount of such Preferred Dividend Intercompany Notes at the time of such merger.

No payments and other transfers made under clauses (II) through
(VII) and (IX) of this Section 4.09(b) shall reduce the amount available for Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments under Section 4.09(a); payments and other transfers made under clauses (I) and (VIII) of this Section 4.09(b) shall reduce the amount available for Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments under Section 4.09(a).

    The Board of Directors of the Company may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause an Event of Default (or event that, after notice or lapse of time or both, would become an Event of Default). For purposes of making such determination, all outstanding Unrestricted Subsidiary Investments by the Company and its Subsidiaries in the Unrestricted Subsidiary so designated will be deemed to be Unrestricted Subsidiary Investments Outstanding at the time of such designation and will reduce the amount available for Restricted Payments, Restricted Investments and Unrestricted Subsidiary Investments under Section 4.09(a). All such Unrestricted Subsidiary Investments Outstanding will be deemed to have been made at the time of such designation and to be in an amount equal to the greater of (A) the net book value of such Unrestricted Subsidiary Investments at the time of such designation and (B) the Fair Market Value of such Unrestricted Subsidiary Investments at the time of such designation. Such designation will only be permitted if such Unrestricted Subsidiary Investments would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    SECTION 4.10.  Limitation on Indebtedness and Preferred
                    -----------------------------------------
Stock.
------

    (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or become liable with respect to, or extend the maturity of or become liable for the payment of, contingently or otherwise (collectively, "Incur"), any preferred stock (including preference stock) or Indebtedness, except that, without duplication, the Company, the Subsidiary Guarantors and Alpart may Incur preferred stock (including preference stock) or Indebtedness (including, without duplication, guarantees of Indebtedness of the Company and its Subsidiaries otherwise permitted by this Indenture) if after giving effect thereto and the receipt and application of the proceeds therefrom, and assuming that the full amount of Indebtedness permitted to be Incurred under Section 4.10(b)(ii) (after taking into account any reduction in such amount as set forth in such Section 4.10(b)(ii)) has been Incurred (assuming, for purposes of this calculation, an interest rate on such additional Indebtedness equal to the weighted average interest rate on the Indebtedness then outstanding under

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Section 4.10(b)(ii)), the Consolidated Fixed Charge Coverage
Ratio of the Company is greater than 2.0 to 1; provided, however, that Indebtedness of Alpart Incurred pursuant to this clause (a) shall not exceed an aggregate of $150,000,000 at any one time outstanding, plus an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Indebtedness.

    (b)  Notwithstanding the foregoing paragraph (a) of this
Section 4.10, the following shall be permitted:

         (i) the Company and the Subsidiary Guarantors may Incur Indebtedness in respect of the Notes;

         (ii) the Company and the Subsidiary Guarantors may Incur Indebtedness (without duplication), and the Bank Guarantors may guarantee such Indebtedness, under the Credit Agreement, in connection with Refinancing Sale and Leaseback Transactions or otherwise, in an aggregate amount at any one time outstanding not to exceed $400,000,000, as reduced from time to time by any permanent reduction in such amount as set forth in a Board Resolution;

         (iii)(A) Alpart may Incur Indebtedness in an aggregate amount not to exceed $150,000,000 at any one time outstanding and (B) the Company, KJC and AJI (without duplication) may Incur Indebtedness in an aggregate amount not to exceed at any one time outstanding the product of
     (I) $150,000,000 multiplied by (II) the Company's then percentage ownership interest in Alpart; provided, however, that the aggregate Indebtedness (without duplication) Incurred pursuant to clauses (A) and (B) of this clause
     (b)(iii) may not exceed $150,000,000 at any one time outstanding; and provided, further, that in each case the proceeds of such Indebtedness are used solely for capital improvements and expenditures, expansion and working capital with respect to Alpart and/or to reimburse the partners of Alpart for advances to Alpart used solely for capital improvements and expenditures, expansion and working capital with respect to Alpart, plus in each case an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Indebtedness;

         (iv) the Company and/or KAAC (without duplication) may Incur Indebtedness in an amount not to exceed $75,000,000 at any one time outstanding, the proceeds of which are used solely for capital improvements and expenditures, expansion and working capital with respect to QAL and/or to reimburse the stockholders of QAL for advances to QAL used solely for capital improvements and expenditures, expansion and working capital with respect to QAL, plus an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Indebtedness;

         (v) VALCO may Incur Indebtedness, and the Company may guarantee such Indebtedness, in an aggregate amount (without duplication) not to exceed $25,000,000 at any one time outstanding, the proceeds of which are used solely for capital improvements and expenditures, expansion and working capital with respect to VALCO and/or to reimburse the shareholders of VALCO for advances to VALCO used solely for capital improvements and expenditures, expansion and working capital, plus an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Indebtedness;

         (vi)  the Company and its Subsidiaries may Incur
     Indebtedness ("Refinancing Indebtedness") that serves to Refinance, in whole or in part, the Indebtedness permitted by

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     clauses (a) and (b) of this Section 4.10 (the "Refinanced
     Indebtedness"), or any one or more successive Refinancings of any thereof; provided, however, that:

               (A)  such Refinancing Indebtedness is in an
         aggregate amount not to exceed the aggregate amount of such Refinanced Indebtedness (including accrued interest thereon and undrawn amounts under credit arrangements otherwise permitted to be Incurred pursuant to this Indenture), the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of such Refinanced Indebtedness or the amount of any reasonable and customary premium determined by the Company to be necessary to accomplish such Refinancing by means of a redemption, tender offer, privately negotiated transaction, defeasance or other similar transaction, and an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Refinancing Indebtedness;

               (B)  neither the Company nor any of its
         Subsidiaries is an obligor of such Refinancing
         Indebtedness, except to the extent that such Person (I) was an obligor of such Refinanced Indebtedness or
         (II) is otherwise permitted, at the time such Refinancing Indebtedness is Incurred, to be an obligor of such Refinancing Indebtedness; and

               (C) in the case of any Refinanced Indebtedness that is subordinated (pursuant to its terms) in right and priority of payment to the Notes or any Subsidiary Guarantor's obligation under its Guarantee, as the case may be, such Refinancing Indebtedness (I) has a final maturity and weighted average maturity at least as long as such Refinanced Indebtedness and (II) is subordinated (pursuant to its terms) in right and priority of payment to the Notes or such Subsidiary Guarantor's obligation under its Guarantee, as the case may be, at least to the same extent as such Refinanced Indebtedness;

         (vii) the Company may Incur Capitalized Lease
     Obligations not exceeding $50,000,000 at any one time outstanding in connection with the sale and leaseback of all or a portion of the Company's interest in the Center for Technology, provided that the Net Cash Proceeds therefrom are applied as provided by Section 4.14;

         (viii) the Company and its Subsidiaries may Incur Indebtedness, without duplication, the proceeds of which are used, directly or indirectly, (A) to finance the construction, acquisition and/or retrofitting of (I) a bauxite mine or mines and/or related facilities, (II) an alumina refinery or refineries, and/or related facilities,
     (III) an aluminum smelter or smelters and/or related facilities, and/or (IV) a fabrication plant or plants and/or related facilities (and, in each case, any direct or indirect interests therein; collectively, the "Facilities") and the reasonable fees and expenses in connection with the Incurrence of such Indebtedness, in an aggregate amount not to exceed $150,000,000 in any fiscal year (without cumulation of unused amounts to successive years); provided, however, that the aggregate amount of Indebtedness Incurred pursuant to subclause (A)(IV) of this clause (viii) shall not exceed $75,000,000 in any fiscal year (without cumulation of unused amounts to successive years), (B) to Refinance, in whole or in part, any Indebtedness permitted by this clause (viii) (including Indebtedness owed to the Company or a Subsidiary of the Company), or any one or more successive Refinancings of any thereof, provided, however, that such Refinancing Indebtedness is in an aggregate amount not to exceed the aggregate amount of such Refinanced Indebtedness, the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of such Refinanced

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

     Indebtedness or the amount of any reasonable and customary premium determined by the Company to be necessary to accomplish such Refinancing by means of a redemption, tender offer, privately negotiated transaction, defeasance, or other similar transaction, and an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Refinancing Indebtedness and/or (C) to provide working capital in connection with or in respect of any of the Facilities and the reasonable fees and expenses in connection with the Incurrence of such Indebtedness, provided that (x) the amount of such Indebtedness that may be Incurred pursuant to this subclause (C) shall not exceed $40,000,000 in any fiscal year (without cumulation of unused amounts to successive years), and provided, further, that the aggregate amount of any Indebtedness Incurred pursuant to subclauses (A) and (C) of this clause (viii) shall not exceed $150,000,000 in any fiscal year (without cumulation of unused amounts to successive years), and (y) for purposes of computing the amount of Indebtedness Incurred pursuant to this clause (viii) at any time in any fiscal year, the amount of Indebtedness Incurred by any Subsidiary of the Company pursuant to this clause (viii) under lines of credit and/or revolving credit agreements in such fiscal year to such time shall not be deemed to exceed the amount of the net borrowings (i.e., aggregate borrowings during such fiscal year less aggregate repayments during such fiscal year) by such Subsidiary under lines of credit and/or revolving credit agreements to such time;

         (ix)  [intentionally omitted];

         (x) the Company and its Subsidiaries may Incur preferred stock (including preference stock) that is not Redeemable Stock; provided, however, that in the case of preferred stock (including preference stock) Incurred by any Subsidiary of the Company that is not a Subsidiary Guarantor, such preferred stock shall be issued pro rata to the holders of Capital Stock of such Subsidiary;

         (xi) the Company and its Subsidiaries may Incur preferred stock (including preferred stock and preference stock that is Redeemable Stock), provided that such preferred stock or preference stock is issued to the Company, any of its Subsidiaries or pro rata to the holders of Capital Stock of any such Subsidiary;

         (xii) the Company and its Subsidiaries may Incur
     Permitted Indebtedness; and

         (xiii) the Company and its Subsidiaries may Incur Indebtedness in an amount at any one time outstanding not to exceed $75,000,000, provided that the amount of such Indebtedness that may be Incurred by Subsidiaries of the Company (other than Subsidiary Guarantors that are not Permitted Entities) shall not exceed $50,000,000 at any one time outstanding, and provided, further, that, to the extent any such Indebtedness is Incurred from a Bank or an affiliate thereof, the Bank Guarantors may guarantee such Indebtedness.

     (c) Notwithstanding the foregoing, no Subsidiary of the Company shall assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or a Subsidiary Guarantor (other than such Subsidiary) ("Other Indebtedness") which is subordinated (pursuant to its terms) in right and priority of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, unless such Subsidiary also assumes, guarantees or otherwise becomes liable with respect to the Notes on a substantially similar basis for so long as such Subsidiary is liable with respect to such Other Indebtedness; provided, however, that if such Other Indebtedness is subordinated (pursuant to its

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terms) in right and priority of payment to the Notes or any
Subsidiary Guarantor's obligation under its Guarantee, as the case may be, any such assumption, guarantee or other liability of such Subsidiary with respect to such Other Indebtedness shall be subordinated to such Subsidiary's assumption, guarantee or other liability with respect to the Notes to the same extent as such subordinated Indebtedness is subordinated to the Notes or such Subsidiary Guarantor's obligation under its Guarantee, as the case may be; and provided, further, that this paragraph shall not be applicable to any assumption, guarantee or other liability of any Subsidiary of the Company which existed at the time such Person became a Subsidiary of the Company and was not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company, or any Refinancing Indebtedness in connection therewith complying with Section 4.10(b)(vi) (provided, that the guarantee of such Refinancing Indebtedness is on substantially the same terms as the guarantee of the Refinanced Indebtedness). In the event that any Subsidiary of the Company (other than a Subsidiary Guarantor) is required to guarantee the Notes pursuant to the next preceding sentence, the Company shall cause such Subsidiary to (a) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall be named as an additional Subsidiary Guarantor for so long as such Subsidiary Guarantor is so obligated with respect to such Other Indebtedness and (b) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered by such Person.

     (d) For the purpose of determining compliance with this
Section 4.10, in the event that any Indebtedness is permitted to be Incurred pursuant to more than one clause of Section 4.10(b), the Incurrence of such Indebtedness shall not limit the amount of Indebtedness otherwise permitted to be Incurred, and shall not be required to be included under more than one such clause.

     SECTION 4.11.  Limitation on Liens.
                    -------------------

     (a) The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of their respective U.S. Fixed Assets to secure, directly or indirectly, any Indebtedness, unless the Notes are equally and ratably secured on a senior basis for so long as such secured Indebtedness is so secured.

     (b) Notwithstanding anything to the contrary, this Section
4.11 shall not prohibit:

         (i) Liens on the Permitted Collateral securing outstanding Indebtedness permitted by this Indenture in an aggregate principal amount not to exceed the Maximum Secured
     Amount at the time such Indebtedness is Incurred;

         (ii) Liens in existence on the date of this Indenture after giving effect thereto which Liens, if such Liens secure a single or related items of Indebtedness in a principal amount in excess of $5,000,000, are referred to in Schedule A hereto;

         (iii) Liens in favor of the Company or any Subsidiary Guarantor;

         (iv) Liens on U.S. Fixed Assets of a person existing at the time such person is merged into or consolidated with the Company or any Subsidiary of the Company, provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any other U.S. Fixed Assets of the Company or any Subsidiary of the Company;

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         (v)   Liens on U.S. Fixed Assets existing at the time of
     acquisition thereof by the Company or any Subsidiary of the Company, provided, that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other U.S. Fixed Assets of the Company or any Subsidiary of the Company;

         (vi)  Liens securing Indebtedness permitted by clauses
     (vii) and (viii) of Section 4.10(b), provided, that such Liens do not extend to any U.S. Fixed Assets other than the Center for Technology in the case of clause (vii) and the applicable Facility or Facilities in the case of clause (viii), and, in each case, together with any Improvements thereto or thereon and any proceeds thereof;

         (vii) Liens securing Indebtedness permitted by clause (e) of the definition of Permitted Indebtedness;

         (viii) Liens securing the Indebtedness permitted by clauses (iii), (iv) or (v) of Section 4.10(b), provided that such Liens do not extend to any U.S. Fixed Assets other than
     (a) Permitted Collateral (in which case the principal amount of such Indebtedness shall be included in the calculation of the Maximum Secured Amount for purposes of clause (i) of this paragraph and such Liens shall only be permitted if the requirements of clause (i) are satisfied) and (b) the Capital Stock and assets of Alpart, KJC and AJI in the case of clause (iii), the Capital Stock and assets of KAAC in the case of clause (iv), and the Capital Stock and assets of VALCO in the case of clause (v), plus, in each case, the proceeds thereof;

         (ix) Liens securing Indebtedness consisting of Capitalized Lease Obligations, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or installation of U.S. Fixed Assets used in the business of the Company and its Subsidiaries, or repairs, additions or Improvements to such U.S. Fixed Assets, provided, that such Liens (a) secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such U.S. Fixed Assets or repair, addition or Improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the Incurrence of such Indebtedness), (b) do not extend to any other U.S. Fixed Assets (other than Improvements thereto or thereon and any proceeds thereof) of the Company or any Subsidiary of the Company (and, in the case of a repair, addition or Improvement, such Lien extends only to the U.S. Fixed Assets (and Improvements thereto or thereon) repaired, added to or improved), and (c) secure Indebtedness incurred no later than 180 days after the acquisition or final completion of such construction, repair, addition or Improvement;

         (x) Liens securing any Refinancings (in whole or in part) of any Indebtedness secured by the Liens described in clauses (ii), (iv), (v), (vi), (viii) or (ix) of this paragraph, and any successive Refinancings of any thereof (together with any increased amount of such Indebtedness specifically permitted pursuant to Section 4.10(b) (to cover the reasonable fees and expenses incurred in connection with a Refinancing)), provided that each such Lien (unless otherwise permitted by this paragraph) does not extend to any additional U.S. Fixed Assets (other than Improvements thereto or thereon and any proceeds thereof);

         (xi) Liens on U.S. Fixed Assets securing Indebtedness in an aggregate principal amount not to exceed $10,000,000;
     and

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         (xii) Liens on any U.S. Fixed Assets consisting of
     easements, covenants, restrictions, exceptions, reservations and similar matters which do not materially impair the use of such U.S. Fixed Assets for the uses for which it is held and which Liens are granted to secure Indebtedness secured by Liens permitted by the foregoing clauses (i) through
     (xi).

     (c) For purposes of this Section 4.11, the Notes will be considered equally and ratably secured on a senior basis with any other Lien if the Lien securing the Notes is of at least equal priority and covers the same U.S. Fixed Assets as such other Lien, provided, that if the Indebtedness secured by such other Lien is expressly subordinated in right and priority of payment by its terms to the Notes, the Lien securing the Notes will be senior to such other Lien.

     (d) For the purpose of determining compliance with this
Section 4.11, in the event that any Lien is permitted pursuant to more than one clause of Section 4.11(b), such Lien shall not limit any other Lien otherwise permitted, and shall not be required to be included under more than one such clause.

     SECTION 4.12.  Subsidiary guarantees, etc.
                    ---------------------------

     (a) If the Company or any Subsidiary Guarantor shall transfer or cause to be transferred, in one or a series of related transactions, any property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) to any Subsidiary of the Company or to any Non-Affiliate Joint Venture of the Company, the Company shall cause such transferee Subsidiary or Non-Affiliate Joint Venture to (i) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such transferee Subsidiary or Non-Affiliate Joint Venture shall be named as an additional Subsidiary Guarantor and (ii) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered by such Person.

     (b) The provisions set forth in the immediately preceding paragraph shall not apply to the following transfers of property or assets by the Company or any Subsidiary Guarantor:

         (A) transfers of property or assets (other than cash) to Subsidiaries of the Company and Non-Affiliate Joint Ventures, provided that such transfer is made in exchange for cash in an amount equal to the Fair Market Value of such property or assets;

         (B)   transfers of property or assets to Subsidiary
     Guarantors;

         (C) the use of the proceeds of Indebtedness described in Sections 4.10(b)(iii), (iv), (v) and (viii);

         (D)   transfers to Alpart of the proceeds of
     Indebtedness described in Section 4.10(a) to the extent that Alpart is an obligor or guarantor of such Indebtedness;

         (E) the provision of, and the payment for, goods and services, working capital and technology to Subsidiaries of the Company and Non-Affiliate Joint Ventures, in each case in the ordinary course of the businesses in which the Company or its Subsidiaries or its Non-Affiliate Joint Ventures were engaged on the date of this Indenture or reasonably related extensions thereof;

                                68
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

         (F) transfers of assets to a Subsidiary of the Company immediately prior to the sale of such Subsidiary;

         (G) transfers of cash or Cash Equivalents to Non-Affiliate Joint Ventures engaged or to be engaged in the business of bauxite mining and/or alumina refining and/or aluminum smelting and/or fabrication and/or reasonably related extensions thereof;

         (H) transfers of cash, Cash Equivalents, property or other assets to a Permitted Entity in exchange for Permitted Entity Securities of such Permitted Entity if, immediately after giving effect to such transfer, such Permitted Entity remains a Permitted Entity;

         (I) transfers of Capital Stock or other equity interests to the issuer of such Capital Stock or other equity interests such that immediately after giving effect to such transfer and related transfers, the proportional beneficial ownership by the transferor of the class of Capital Stock or equity interests so transferred is not reduced; and

         (J) other transfers of assets, provided that the aggregate amount thereof (if other than cash, such amount shall be the Fair Market Value of such asset at the time of such transfer), less the aggregate amount of such assets returned to the Company or any Subsidiary Guarantor (if returned other than in cash, the amount of such assets shall be the Fair Market Value of such assets at the time so returned), does not exceed, in the aggregate, the greater of
     (i) $25,000,000 or (ii) 5% of the Company's Consolidated Net Worth, calculated after giving effect to such transfers and returns.

     (c) If any of the Company's existing or future Subsidiaries (other than a Bank Guarantor) or existing or future Non-Affiliate Joint Ventures shall guarantee, directly or indirectly, or become a direct obligor with respect to, Indebtedness under the Credit Agreement or any Refinancings thereof, the Company shall cause each such Subsidiary or Non-Affiliate Joint Venture to (A) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary or Non-Affiliate Joint Venture shall be named as an additional Subsidiary Guarantor for as long as such Subsidiary or Non-Affiliate Joint Venture is so obligated with respect to such Indebtedness and (B) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered by such Person.

     (d) Sections 4.12(a) and (b) shall not apply to any Restricted Investment or Restricted Payment otherwise permitted by Section 4.09.

     (e) The Company shall not permit any Permitted Entity to cease to be a Permitted Entity except:

         (i) pursuant to a liquidation or dissolution of such Permitted Entity or a transfer of all or substantially all of the properties and assets of such Permitted Entity to its Equity Owners in proportion to their interests, including by way of merger or consolidation of such Permitted Entity with or into its sole Equity Owner;

         (ii) pursuant to a sale in compliance with Section 4.14 of all of the Permitted Entity Securities of such Permitted
     Entity held directly or indirectly by the Company or any Subsidiary Guarantor; or

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

         (iii) if such Permitted Entity becomes a Subsidiary Guarantor.

     (f) Notwithstanding anything in this Section 4.12 to the contrary, VALCO shall be permitted to merge with or into, or distribute substantially all of its assets and liabilities to, a Permitted Entity, provided that, at the time of such merger or distribution, such Permitted Entity has no more than $50,000 of assets other than Capital Stock or other similar interests in VALCO. Upon the consummation of any transaction contemplated by this clause (f), the entity surviving such merger or distribution shall not be required (i) to become a Subsidiary Guarantor pursuant to this Section 4.12 or (ii) if such entity has no assets except as contemplated in this clause (f) or meets the conditions of this Section 4.12, to remain a Permitted Entity pursuant to this Section 4.12.

     SECTION 4.13.  Limitation on dividends and other payment
                    -----------------------------------------
restrictions affecting Subsidiaries.  The Company shall not, and
-----------------------------------
shall not permit its Subsidiaries to, create or otherwise suffer to exist any consensual encumbrances or restrictions on the ability of any Subsidiary to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or any Subsidiaries of the Company or to make loans or advances or transfer any of its assets to the Company or any Subsidiary of the Company; provided, however that this
                               --------  -------
Section 4.13 shall not prohibit Permitted Dividend Encumbrances.

     SECTION 4.14.  Limitation on Asset Sales.
                    -------------------------

     (a) The Company shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Sale unless at least 75% of the consideration therefor received by the Company or such Subsidiary (exclusive of indemnities) is in the form of cash or Cash Equivalents, provided that this sentence shall not apply to the sale or disposition of assets as a result of a foreclosure (or a secured party taking ownership of such assets in lieu of foreclosure) or as a result of an involuntary proceeding in which the Company cannot, directly or through its Subsidiaries, direct the type of proceeds received. The amount of (i) any liabilities of the Company or any Subsidiary of the Company that are actually assumed by the transferee in such Asset Sale, or for which the Company and its Subsidiaries are fully released, shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or its Subsidiaries and
(ii) any notes or other obligations received by the Company or any Subsidiary of the Company from such transferee that are immediately converted (or are converted within thirty days of the related Asset Sale) by the Company or such Subsidiary into cash shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or its Subsidiaries.

     (b) The Company shall apply any Net Cash Proceeds received after the date of this Indenture to (A) the prepayment of Indebtedness in respect of or under the Credit Agreement and any other Indebtedness of the Company (other than the Notes) entitled to receive payment pursuant to the terms thereof (excluding Indebtedness that is subordinated by its terms to the Notes or the Guarantee thereof) (the "Specified Pari Passu Indebtedness"), unless the holders thereof elect not to receive such prepayment and (B) an offer to purchase (an "Asset Sale Offer") the then outstanding Notes, on any Business Day occurring no later than 175 days after the receipt by the Company (or any of its Subsidiaries, if applicable) of such Net Cash Proceeds (the "Asset Sale Purchase Date," which date shall be deferred to the extent necessary to permit the Asset Sale Offer to remain open for the period required by applicable law), at a price (the "Asset Sale Purchase Price") equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to but not including the Asset Sale Purchase Date pursuant to the provisions set forth below. Such Asset Sale Offer with respect to the Notes shall be in an aggregate

                                70
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principal amount (the "Asset Sale Offer Amount") equal to the Net
Cash Proceeds (rounded down to the nearest $1,000) from the Asset Sales to which the Asset Sale Offer relates multiplied by a fraction, the numerator of which is the principal amount of the Notes outstanding (determined as of the close of business on the day immediately preceding the date notice of such Asset Sale
Offer is mailed) and the denominator of which is the principal amount of the Notes outstanding plus the aggregate principal amount of Indebtedness under the Credit Agreement and the Specified Pari Passu Indebtedness outstanding (determined as of the close of business on the day immediately preceding the date notice of such Asset Sale Offer is mailed). If (x) no Indebtedness is outstanding in respect of or under the Credit Agreement or the Specified Pari Passu Indebtedness or (y) the holders of such Indebtedness entitled to receive payment elect not to receive the payments provided for in the previous sentence, or (z) the application of such Net Cash Proceeds results in the complete prepayment of such Indebtedness, then in each case any remaining portion of such Net Cash Proceeds will be required to be applied to an Asset Sale Offer to purchase the Notes.

     (c) Notice of an Asset Sale Offer shall be mailed by the Company to all holders at their last registered address within 145 days of the receipt by the Company or any of its Subsidiaries of such Net Cash Proceeds. The Asset Sale Offer shall remain open from the time of mailing until the last Business Day before the Asset Sale Purchase Date, but in no event for a period less than twenty-four days or less than that required by applicable law. The notice shall state:

         (1) that the Asset Sale Offer is being made pursuant to this Section 4.14;

         (2) the Asset Sale Offer Amount, the purchase price and the Asset Sale Purchase Date;

         (3) the name and address of the Trustee and that Notes must be surrendered to the Trustee to collect the purchase price;

         (4) that any Note not tendered or accepted for payment will continue to accrue interest;

         (5) that any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Asset Sale Purchase Date;

         (6) that each holder electing to have a Note purchased pursuant to an Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note (the "Asset Sale Purchase Notice") completed, to the Trustee at the address specified in the notice at least five Business Days before the Asset Sale Purchase;

         (7) that holders will be entitled to withdraw their election if the Trustee receives, not later than one Business Day prior to the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes the holder delivered for purchase, the certificate number of each Note the holder delivered for purchase and a statement that such holder is withdrawing his, her or its election to have such Notes purchased;

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         (8)   that if Notes in a principal amount in excess of
     the Asset Sale Offer Amount are surrendered pursuant to the Asset Sale Offer, the Company shall purchase Notes on a pro
                                                             ---
     rata basis (with such adjustments as may be deemed
     ----
     appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof shall be acquired); and

         (9)(x) that Notes may be purchased in whole or in part (in denominations of $1,000 or integral multiples thereof) and (y) that holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

     On or before the Asset Sale Purchase Date, the Company shall
(i) accept for payment Notes (having denominations of $1,000 or integral multiples thereof) surrendered pursuant to the Asset Sale Offer (on a pro rata basis if required pursuant to paragraph
                 --- ----
(c)(8) above), (ii) deposit by 10:30 a.m. New York City time, on the Asset Sale Purchase Date, with the Trustee money in immediately available funds sufficient to pay the Asset Sale Purchase Price of all Notes or portions thereof so accepted and
(iii) deliver Notes so accepted to the Trustee together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Trustee shall promptly mail or deliver to holders of Notes so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered to the holder thereof. The Company will publicly announce the results of the Asset Sale Offer on, or as soon as practicable after, the Asset Sale Purchase Date.

     Notwithstanding the foregoing, the Company shall not be required to make an Asset Sale Offer until the aggregate amount of Net Cash Proceeds so to be applied pursuant to this Section
4.14 exceeds $25,000,000 (the "Twenty-Five Million Threshold") and then the total amount of such Net Cash Proceeds shall be required to be so applied in accordance with this Section 4.14. The Company may credit against its obligation to offer to repurchase Notes pursuant to this Section 4.14 the principal amount of Notes acquired or held by the Company subsequent to the date of the Asset Sale giving rise to such Asset Sale Offer and surrendered for cancellation or redeemed or called for redemption subsequent to such date and not previously used to satisfy any obligation of the Company to redeem or offer to purchase Notes. In no event shall any Net Cash Proceeds that are applied to an Asset Sale Offer be required to be applied to more than one Asset Sale Offer.

     (d) Notwithstanding the provisions of clauses (a) and (b) of this Section 4.14, the Company shall have no obligation to make an Asset Sale Offer pursuant to this Section 4.14, if, and to the extent, the Company or any of its Subsidiaries commits within 140 days of the receipt of such Net Cash Proceeds to reinvest (whether by acquisition of an existing business or expansion, including, without limitation, capital expenditures) such Net Cash Proceeds in one or more of the lines of business (including capital expenditures) in which the Company or its Subsidiaries or its Non-Affiliate Joint Ventures were engaged on the date of this Indenture or reasonably related extensions of such lines of business, provided that such Net Cash Proceeds are substantially so utilized no later than the last day of the twelfth consecutive month (or, in the event the amount of such Net Cash Proceeds from a single Asset Sale or series of related Asset Sales exceeds $200,000,000, the twenty-fourth consecutive month) following the month in which such Net Cash Proceeds are received.

     (e) Notwithstanding the foregoing, if an Asset Sale consists of a sale of (i) all or a portion of the property, plant or equipment of the Company's Gramercy alumina refinery or Nevada micromill, whether now owned or hereafter acquired, or any proceeds thereof or (ii) any U.S. Fixed Assets acquired

                                72
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after the date of this Indenture which do not constitute
Permitted Collateral, the Company shall make an Asset Sale Offer with the Net Cash Proceeds received from such Asset Sale (without regard to the Twenty-Five Million Threshold) to the extent the Company has not committed within 140 days of the receipt of such Net Cash Proceeds to reinvest (whether by acquisition of an existing business or expansion, including, without limitation, capital expenditures) such Net Cash Proceeds in U.S. Fixed Assets (other than Permitted Collateral), provided that such Net Cash Proceeds are substantially so utilized no later than the last day of the twelfth consecutive month (or, in the event the amount of such Net Cash Proceeds from a single Asset Sale or series of related Asset Sales exceeds $200,000,000, the twenty-fourth consecutive month) following the month in which such Net Cash Proceeds are received.

     SECTION 4.15.  Limitations on Unrestricted Subsidiaries.
                    -----------------------------------------
(i) The Company shall not permit any of its Unrestricted Subsidiaries to guarantee or otherwise directly or indirectly provide credit support for any Indebtedness of the Company or any of its Subsidiaries, (ii) in the event that an Unrestricted Subsidiary of the Company Incurs Indebtedness that does not involve an Unrestricted Subsidiary Investment by the Company or any of its Subsidiaries in such Unrestricted Subsidiary pursuant to the definition of "Unrestricted Subsidiary Investment," the Company will cause such Unrestricted Subsidiary to notify the lenders thereof in writing that such lenders will not have any recourse to the stock or assets of the Company or any of its Subsidiaries and (iii) the Company shall cause each of its Unrestricted Subsidiaries to have at all times at least one director on its board of directors that is not a director or executive officer of the Company or any of its Subsidiaries and to have at all times at least one executive officer that is not a director or executive officer of the Company or any of its Subsidiaries (except for any period not exceeding 30 days following the death or resignation of any such director or executive officer).

                           ARTICLE FIVE

              NOTEHOLDERS' LISTS AND REPORTS BY THE
                     COMPANY AND THE TRUSTEE

     SECTION 5.01.  Company to furnish Trustee information as to
                    --------------------------------------------
names and addresses of noteholders.  The Company will furnish or
----------------------------------
cause to be furnished to the Trustee:

     (a) semi-annually, not more than fifteen days after each record date for the payment of interest, a list, in such form as the Trustee may reasonably require, of the names and addresses of the noteholders as of such record date as the case may be, and

     (b) at such other times as the Trustee may request in writing, within thirty days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the Note registrar, no such list shall be required to be furnished. Any such list may be dated as of a date not more than fifteen days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date.

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     SECTION 5.02. Preservation and disclosure of lists.
                   ------------------------------------

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes (1) contained in the most recent list furnished to it as provided in Section 5.01 and (2) received by it in the capacity of paying agent (if so acting) or Note registrar.

     The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

     (b) In case three or more holders of Notes (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election either

         (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 5.02, or

         (2) inform such applicants as to the approximate number of holders of Notes whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this
     Section 5.02, and as to the approximate cost of mailing to such noteholders the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each noteholder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 5.02, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Notes or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. After opportunity for hearing upon the objections specified in the written statement so filed, the Commission may, and if demanded by the Trustee or by such applicants shall, enter an order either sustaining one or more of such objections or refusing to sustain any of them. If the Commission shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all noteholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

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     (c) Each and every holder of the Notes, by receiving and
holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent nor the Note registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Notes in accordance with the provisions of subsection (b) of this Section 5.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b), nor shall any such disclosure be deemed a violation of existing law, or any law hereafter enacted which does not specifically refer to
Section 312 of the Trust Indenture Act of 1939.

     SECTION 5.03.  Reports by the Company.
                    ----------------------

     (a) The Company covenants and agrees to file with the Trustee within fifteen days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or
Section 15(d) of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall nonetheless file with the Commission and the Trustee copies of such annual reports and such information, documents and other reports as it would file if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act.

     (b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations, including, in the case of annual reports, certificates or opinions of independent public accountants, conforming to the requirements of Section 14.05, as to compliance with conditions or covenants, compliance with which is subject to verification by accountants.

     (c) The Company covenants and agrees to transmit to the holders of Notes within thirty days after the filing thereof with the Trustee, in the manner and to the extent provided in subsection (c) of Section 5.04 with respect to reports pursuant to subsection (a) of said Section 5.04, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 5.03 as may be required by rules and regulations prescribed from time to time by the Commission.

     (d) The Company covenants and agrees to furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this paragraph (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

     (e) For so long as any Restricted Securities remain outstanding, the Company and the Subsidiary Guarantors covenant and agree to furnish to the Holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933.

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     SECTION 5.04.  Reports by the Trustee.
                    ----------------------

     (a) On or before May 15, 1997, and on or before May 15 in every year thereafter, so long as any Notes are outstanding hereunder, the Trustee, if required to do so by the provisions of the Trust Indenture Act of 1939, shall transmit to the noteholders, as hereinafter in this Section 5.04 provided, a brief report dated as of March 15 of the year in which such report is made with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period no report need be transmitted):

         (1) any change to its eligibility under Section 7.09 and its qualifications under Section 7.08;

         (2) the creation of or any material change to a relationship specified in paragraphs (1) through (10) of
     Section 7.08(c);

         (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to state such advances if such advances so remaining unpaid aggregate not more than 0.5% of the principal amount of the Notes outstanding on the date of such report;

         (4) the amount, interest rate, and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Notes) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraph
     (2), (3), (4) or (6) of subsection (b) of Section 7.13;

         (5) any change to the property and funds, if any, physically in the possession of the Trustee (as such) on the date of such report; and

         (6) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Notes, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 6.07.

     (b) The Trustee shall transmit to the noteholders, as hereinafter provided, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to the provisions of subsection (a) of this
Section 5.04 (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Notes on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of Notes outstanding at such time, such report to be transmitted within ninety days after such time.

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     (c) Reports pursuant to this Section 5.04 shall be
transmitted by mail (i) to all holders of Notes, as the names and addresses of such holders appear upon the registry books of the Company, (ii) to all noteholders who have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose, and, (iii) except in the case of reports pursuant to Section 5.04(b), to all holders of Notes whose names and addresses have been furnished to or obtained by the Trustee pursuant to Section 5.01.

     (d) A copy of each such report shall, at the time of such transmission to noteholders, be filed by the Trustee with each stock exchange (if any) upon which the Notes are listed or admitted for trading and also with the Commission. The Company will notify the Trustee when and as the Notes become listed on any stock exchange.

                           ARTICLE SIX

             REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
                       ON EVENT OF DEFAULT

     SECTION 6.01.  Events of Default defined.  In case one or
                    -------------------------
more of the following Events of Default shall have occurred and be continuing:

     (a) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of thirty days; or

     (b) default in the payment of the principal of, Change of Control Purchase Price, Asset Sale Purchase Price, or premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity, upon redemption or purchase by the Company pursuant to Article Three, by declaration or otherwise; or

     (c) failure on the part of the Company, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture for a period of sixty days after the date on which written notice of such failure, which notice must specify the failure, demand it be remedied and state that the notice is a "Notice of Default," shall have been given to the Company by the Trustee by registered mail, which notice the Trustee shall give upon receipt of requests to do so by the holders of at least 25% of the aggregate principal amount of the Notes at the time outstanding, or to the Company and the Trustee by the holders of at least 25% of the aggregate principal amount of the Notes at the time outstanding; or

     (d) a default under any mortgage, indenture, or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary, whether such indebtedness now exists or shall hereafter be created, in an aggregate principal amount exceeding $25,000,000, which default (a) in the case of a failure to make payment on any such indebtedness, shall not have been waived, cured or otherwise ceased to exist within 30 days thereafter, or
(b) in the case of any default other than a payment default referred to in clause (a), shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or with respect to which the principal amount remains unpaid upon its stated maturity; or

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

     (e) a final judgment which, together with other outstanding final judgments against the Company and its Significant Subsidiaries, exceeds an aggregate of $25,000,000 (to the extent such judgments are not covered by valid and collectible insurance from solvent unaffiliated insurers) shall be entered against the Company and/or its Significant Subsidiaries and (i) within 30 days after entry thereof, judgments exceeding such amount shall not have been discharged, settled or bonded or execution thereof stayed pending appeal or, within 30 days after the expiration of any such stay, such judgments exceeding such amount shall not have been discharged, settled or bonded or execution thereof stayed or (ii) an enforcement proceeding shall have been commenced (and not discharged, settled or bonded or execution thereof stayed) by any creditor upon judgments exceeding such amount; or

     (f) a court having jurisdiction in the premises shall have entered a decree or order for relief against the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for all or any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall have remained unstayed and in effect for a period of ninety consecutive days; or

     (g) the Company shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for all or any substantial part of its property, or shall have made an assignment for the benefit of creditors, or shall have taken any corporate action in furtherance of any of the foregoing; or

     (h) the Guarantee of any Subsidiary Guarantor shall be held to be unenforceable or invalid by a final non-appealable order or judgment issued by a court of competent jurisdiction or shall cease for any reason to be in full force and effect with respect to such Subsidiary Guarantor, or any Subsidiary Guarantor or any Person acting by or on behalf of any Subsidiary Guarantor shall deny or disaffirm its obligations under its Guarantee;

then, in the case of an Event of Default specified in clause (a),
(b), (c), (d), (e) or (h), and in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the holders of not less than 25% of the aggregate principal amount of the Notes then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by noteholders), may, and the Trustee shall if requested to do so by the holders of not less than 25% of the aggregate principal amount of the Notes then outstanding hereunder, declare the principal amount and accrued interest to the date of declaration of all the Notes to be due and payable immediately. Upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in clause (f) or (g) above occurs, such amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any noteholder.

     SECTION 6.02.  Payment of Notes on default; suit therefor.
                    ------------------------------------------
The Company covenants that (1) in case default shall be made in the payment of any installment of interest on any of the Notes, as and when the same shall become due and payable, and such default shall have continued for a period of thirty days, or (2) in case default shall be made in the payment of the principal of, and premium, if any, Change of Control Purchase Price or Asset Sale Purchase Price on any of the Notes when the same shall have

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

become due and payable, whether upon maturity of the Notes or upon redemption or purchase by the Company pursuant to Article Three or upon declaration or otherwise then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for such amounts, as the case may be, with interest upon the overdue principal, premium, if any, Change of Control Purchase Price or Asset Sale Purchase Price, as the case may be, and installments of interest (to the extent permitted by law) at the rate of interest borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expense or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.

     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon the Notes, and collect in the manner provided by law out of the property of the Company or any other obligor upon the Notes wherever situated the moneys adjudged or decreed to be payable.

     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor upon the Notes under any applicable bankruptcy, insolvency or similar law or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in case of any other similar judicial proceedings relative to the Company or any other obligor upon the Notes, or to creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal, Change of Control Purchase Price or Asset Sale Purchase Price, as the case may be, of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the noteholders allowed in any judicial proceeding relative to the Company or any other obligor upon the Notes, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its reasonable charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the noteholders, to pay to the Trustee any amount due it for compensation and expenses, including reasonable counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, liabilities and counsel fees out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

     All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall

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

be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, its agents and attorneys, shall be for the ratable benefit of the holders of the Notes.

     SECTION 6.03.  Application of moneys collected by Trustee.
                    ------------------------------------------
Any moneys collected by the Trustee pursuant to Section 6.02 shall be applied to the payment of all amounts due the Trustee pursuant to Section 7.06 and thereafter in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

         FIRST:   In case no principal of, Change of Control
     Purchase Price or Asset Sale Purchase Price on the outstanding Notes shall have become due and be unpaid, to the payment of interest on the Notes, in the order of the maturity of the installments of such interest, with interest upon the overdue installments of interest (so far as permitted by law and to the extent that such interest has been collected by the Trustee) at the rate of interest borne by the Notes, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

         SECOND: In case any principal of, Change of Control Purchase Price or Asset Sale Purchase Price on the outstanding Notes shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest, as the case may be, with interest on the overdue principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and installments of interest (so far as permitted by law and to the extent that such interest has been collected by the Trustee), as the case may be, at the rate of interest borne by the Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest, without preference or priority of any one such applicable amount over another, or of any installment of interest over any other installment of interest, ratably to the aggregate of such principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and accrued and unpaid interest; and

         THIRD: To the payment of the remainder, if any, to the Company, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

     SECTION 6.04.  Limitation on suits by holders of Notes.  No
                    ----------------------------------------
holder of any Note shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding or to seek any remedy in equity or at law upon or under or with respect to this Indenture or the Notes or for the appointment of a receiver or trustee, or for any other remedy, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinabove provided, and unless also the holders of not less than 25% of the aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding or to seek such remedy in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to

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Section 6.06; it being understood and intended, and being
expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes. For the protection and enforcement of the provisions of this Section 6.04, each and every noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Note to receive payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest, as the case may be, on such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates or to demand purchase of its Notes pursuant to Article Three or Section 4.14, shall not be impaired or affected without the consent of such holder.

     SECTION 6.05.  Proceedings by Trustee; remedies cumulative
                    -------------------------------------------
and continuing; delay or omission not waiver of default.  In case
-------------------------------------------------------
of a default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law. All powers and remedies given by this Article Six to the Trustee or to the noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article Six or by law to the Trustee or to the noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the noteholders.

     SECTION 6.06.  Rights of holders of majority in principal
                    ------------------------------------------
amount of Notes to direct Trustee and to waive defaults.  The
-------------------------------------------------------
holders of a majority of the aggregate principal amount of the Notes at the time outstanding (determined as provided in Section 8.04), or, if a record date is set in accordance with Section 8.05, as of such record date, shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a responsible officer or officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unjustly prejudicial to the noteholders not joining therein, and provided further that nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by noteholders. Prior to the declaration of the maturity of the Notes as provided in Section 6.01, the holders of a majority of the aggregate principal amount of the Notes at the time outstanding (determined as provided in Sections 8.04

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

and 8.05) may on behalf of the holders of all of the Notes waive any past default hereunder and its consequences, except a default in the payment of principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on any of the Notes or a default under Article Four or any other covenant or provision of this Indenture which under Article Ten cannot be modified or amended without the consent of the holder of each outstanding Note. In the case of any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     SECTION 6.07.  Trustee to give notice of defaults known to
                    -------------------------------------------
it, but may withhold in certain circumstances.  The Trustee
---------------------------------------------
shall, within ninety days after the occurrence of a default hereunder, give to the noteholders, in the manner and to the extent provided in subsection (c) of Section 6.04 with respect to reports pursuant to subsection (a) of Section 6.04, notice of such defaults known to the Trustee unless such defaults shall have been cured or waived before the giving of such notice (the term "defaults" for the purposes of this Section 6.07 being hereby defined to be the events specified in clauses (a), (b),
(c), (d), (e), (f), (g) and (h) of Section 6.01, not including any periods of grace provided for in clauses (a), (c), (d) and
(e), respectively, and irrespective of the giving of notice specified in clauses (c) and (d)); provided that, except in the case of default in the payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the noteholders.

     SECTION 6.08.  Requirement of an undertaking to pay costs in
                    ---------------------------------------------
certain suits under the Indenture or against the Trustee.  All
--------------------------------------------------------
parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.08 shall not apply to any suit instituted by the Trustee, to any suit instituted by any noteholder, or group of noteholders, holding in the aggregate more than 10% of the aggregate principal amount of the Notes outstanding, or to any suit instituted by any noteholder for the enforcement of the payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on any Note on or after the due date expressed in such Note.

     SECTION 6.09.  Waiver of stay or extension laws.  The
                    --------------------------------
Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefits or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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                          ARTICLE SEVEN

                      CONCERNING THE TRUSTEE

     SECTION 7.01.  Duties and responsibilities of Trustee.  The
                    --------------------------------------
Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct;
provided, however, that

     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

         (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

     (b) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (c) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding (determined as provided in Section 8.04 or 8.05) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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

     SECTION 7.02.  Reliance on documents, opinions, etc.
                    -------------------------------------
Subject to the provisions of Section 7.01:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by the Chairman of the Board, the President or any Vice President and the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a copy thereof certified by the Secretary or any Assistant Secretary of the Company;

     (c) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the noteholders, pursuant to the provisions of this Indenture, unless such noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; but nothing herein contained shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

     (e) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

     (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, note or other paper or document, unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Notes then outstanding (determined as provided in Section 8.04 or 8.05); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require from the noteholders reasonable indemnity against such expenses or liability as a condition to so proceeding. The reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

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     SECTION 7.03.  No responsibility for recitals, etc.  The
                    ------------------------------------
recitals contained herein and in the Notes (other than the certificate of authentication on the Notes) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds of such Notes, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any paying agent other than the Trustee.

     SECTION 7.04.  Trustee, paying agent or Note registrar may
                    -------------------------------------------
own Notes.  The Trustee, any paying agent or Note registrar, in
---------
its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent or Note registrar.

     SECTION 7.05.  Moneys received by Trustee to be held in
                    ----------------------------------------
trust without interest.  Subject to the provisions of Section
----------------------
12.04, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or by any national securities exchanges on which the Notes are listed or admitted for trading. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

     SECTION 7.06.  Compensation and expenses of Trustee.  The
                    ------------------------------------
Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compen-sation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with the acceptance or administration of its trust under this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee or its agents and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability under this Indenture in connection with the exercise of its powers or duties hereunder. The obligations of the Company under this Section 7.06 to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or resignation or removal of the Trustee. Such additional indebtedness shall be secured by a Lien upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes.

     SECTION 7.07.  Right of Trustee to rely on Officers'
                    -------------------------------------
Certificate where no other evidence specifically prescribed.
------------------------------------------------------------
Subject to the provisions of Section 7.01, whenever in the administration of the provisions of this Indenture, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture in reliance thereon.

     SECTION 7.08.  Conflicting interest of Trustee.
                    -------------------------------

     (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section 7.08, then, within ninety days after ascertaining that it has such conflicting interest, and if the default (as defined in Section 7.08(c)) to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such ninety-day period, the Trustee shall either eliminate such conflicting interest or, except as otherwise provided in this Section 7.08, resign in the manner and with the effect specified in Section 7.10, and the Company shall take prompt steps to have a successor appointed in the manner provided in Section 7.10.

     (b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section 7.08, the Trustee shall, within ten days after the expiration of such ninety-day period, transmit notice of such failure to the noteholders in the manner and to the extent provided in subsection (c) of Section 5.04 with respect to reports pursuant to subsection (a) of Section 5.04.

     (c) For the purposes of this Section 7.08, the Trustee shall be deemed to have a conflicting interest if the Notes are in default (defined as the occurrence of any event specified in Section 6.01, but exclusive of any period of grace or requirement of notice) and

         (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Notes issued under this Indenture, provided that there shall be excluded from the operation of this paragraph any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if (i) this Indenture and such other indenture or indentures are wholly unsecured and such other indenture or indentures are hereafter qualified under the Trust Indenture Act of 1939, unless the Commission shall have found and declared by order pursuant to Subsection (b) of Section 305 or Subsection (c) of Section 307 of the Trust Indenture Act of 1939 that differences exist between the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture and such other indenture or indentures, or (ii) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that the trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;

         (2) the Trustee or any of its directors or executive officers is an underwriter for the Company;

         (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company;

         (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee, or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or an executive officer of the Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and the Company; (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company; and
     (C) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this subsection (c), to act as trustee whether under an indenture or otherwise;

         (5) ten percent or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or 20 percent or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10 percent or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner, or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

         (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, (A) five percent or more of the voting securities, or 10 percent or more of any other class of security, of the Company, not including the Notes issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (B) 10 percent or more of any class of security of an underwriter for the Company;

         (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, five percent or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10 percent or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

         (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, 10 percent or more of any class of security of any person who, to the knowledge of the Trustee, owns 50 percent or more of the voting securities of the Company;

         (9) the Trustee owns on the date of default upon the Notes (defined as the occurrence of any event specified in
     Section 6.01, but exclusive of any period of grace or requirement of notice) or any anniversary of such default while such default upon the Notes remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or
     ----- -----
     in any other similar capacity, an aggregate of 25 per cent or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7), or (8) of this subsection (c). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25 percent of such voting securities or 25 percent of any such class of security. Promptly after the dates of any such default upon the Notes and annually in each succeeding year that the Notes remain in default, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price

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

     or interest on any of the Notes when and as the same becomes due and payable and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph (9), all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this subsection (c); or

         (10) except under the circumstances described in paragraphs (1), (3), (4), (5) or (6) of Section 311(b) of the Trust Indenture Act of 1939, the Trustee shall become a creditor of the Company.

     The specifications of percentages in paragraphs (5) to (9), inclusive, of this subsection (c) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purpose of paragraph (3) or (7) of this subsection (c).

     For the purposes of paragraphs (6), (7), (8) and (9) of this subsection (c) only, (A) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for thirty days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as defined in clause (B) above, or (ii), any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

     Except as above provided, the word "security" or "securities" as used in this Indenture, shall mean any note, stock, treasury stock, bond, note, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

     Except in the case of a default in the payment of the principal of or interest on the Notes, or in the payment of any sinking or purchase fund installment, the Trustee shall not be required to resign as provided by this Section 7.08 if the Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that (i) the default under this Indenture may be cured or waived during a reasonable period and under the procedures described in such application, and (ii) a stay of the Trustee's duty to resign will not be inconsistent with the interests of holders of the Notes. The filing of such an application shall automatically stay the performance of the duty to resign until the Commission orders otherwise.

     Any resignation of the Trustee shall become effective only upon the appointment of a successor trustee and such successor's acceptance of such an appointment.

     (d) For the purposes of this Section 7.08:

         (1) The term "underwriter" when used with reference to the Company shall mean every person, who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

         (2) The term "director" shall mean any director of a corporation or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

         (3) The term "person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

         (4) The term "voting security" shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

         (5) The term "Company" shall mean any obligor upon the Notes.

         (6) The term "executive officer" shall mean the president, every vice-president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

     The percentages of voting securities and other securities specified in this Section 7.08 shall be calculated in accordance with the following provisions:

         (A) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section 7.08 (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

         (B) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

         (C) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

         (D) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

               (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

               (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

               (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

               (iv) securities held in escrow if placed in escrow by the issuer thereof;

     provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

         (E) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges, provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes, and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

     SECTION 7.09.  Requirements for eligibility of Trustee.  The
                    ----------------------------------------
Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any State or territory thereof or of the District of Columbia or a corporation or other person permitted to act as the Trustee by the Commission (pursuant to the requirements of Section 310(a)(1) of the Trust Indenture Act of 1939), authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $25,000,000, and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be an obligor upon the Notes or a person directly or indirectly controlling, controlled by, or under common control with such obligor. In addition, the Trustee shall at all times be approved to serve as transfer agent and registrar by any securities exchange on which the Notes are listed or

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

admitted for trading. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

     SECTION 7.10.  Resignation or removal of Trustee.
                    ----------------------------------

     (a) The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to the Company and to the noteholders, such notice to the noteholders to be given, by mailing (by first-class mail) the notice to their addresses as they shall appear on the registry books of the Company within thirty days after such notice is given to the Company. Upon receiving such notice of resignation and evidence satisfactory to it of such mailing, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within thirty days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.08, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b) In case at any time any of the following shall occur:

         (1) the Trustee shall fail to comply with the provisions of subsection (a) of Section 7.08 after written request therefor by the Company or by any noteholder who has been a bona fide holder of a Note or Notes for at least six months, or

         (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such noteholder, or

         (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.08, any noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (c) Any resignation or removal of the Trustee and appointment of any successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 7.11.

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

     SECTION 7.11.  Acceptance by successor to Trustee; notice of
                    --------------------------------------------
succession of a Trustee.  Any successor trustee appointed as
------------------------
provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resigna-tion or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee of such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

     No successor trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance, such successor trustee shall be qualified under the provisions of
Section 7.08 and eligible under the provisions of Section 7.09.

     Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Company shall mail to the noteholders by first-class mail notice thereof. If the Company fails to mail such notice within thirty days after acceptance of appointment by the successor trustee, the successor trustee shall, in its discretion, cause such notice to be mailed at the expense of the Company.

     SECTION 7.12.  Successor to Trustee by merger, consolidation
                    --------------------------------------------
or succession to business; notice by Trustee of change in its
-------------------------------------------------------------
location.  Any corporation into which the Trustee may be merged
--------
or converted or with which it may be consolidated, or any corporation resulting from any merger or conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor, or successors by merger, conversion or consolidation.

     The Trustee will give the Company prompt notice of any change in the location of the Trustee's principal office.

     SECTION 7.13.  Limitations on rights of Trustee as a
                    -------------------------------------
creditor.
--------

     (a)  Subject to the provisions of subsection (b) of this
Section 7.13, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company or of any other obligor on the Notes within three months prior to a default, as defined in subsection (c) of this Section 7.13, or subsequent to such a default, then, unless and until such default shall be cured or waived, the Trustee shall set apart and hold in a special account for the benefit of, the Trustee individually, the holders of the Notes, and the holders of other indenture securities (as defined in subsection (c) of this Section 7.13)

         (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months' period, and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

         (2) all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months' period, or an amount equal to the proceeds of any such property if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

     Nothing herein contained, however, shall affect the right of the Trustee

         (A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to any applicable bankruptcy, insolvency or similar law;

         (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months' period;

         (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in subsection (c) of this Section 7.13, would occur within three months; or

         (D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in such paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

     For the purposes of paragraphs (B), (C) and (D) above, property substituted after the beginning of such three months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such preexisting claim.

     If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the noteholders, and the holders of other indenture securities in such manner that the Trustee, the noteholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to applicable law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the noteholders, and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to applicable law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim in bankruptcy or receivership or in proceedings for reorganization pursuant to applicable law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction
(i) to apportion between the Trustee, the noteholders, and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the noteholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

     Any trustee who has resigned or been removed after the beginning of such three months' period shall be subject to the provisions of this subsection (a) as though such resignation or removal had not occurred. If any trustee has resigned or been removed prior to the beginning of such three months' period, it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:

         (i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such trustee had continued as trustee, occurred after the beginning of such three months' period; and

         (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

     (b) There shall be excluded from the operation of subsection (a) of this Section 8.13 a creditor relationship arising from

         (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

         (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the noteholders at the time and in the manner provided in
     Section 5.04 with respect to reports pursuant to subsections
     (a) and (b) thereof, respectively;

         (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

         (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this Section 7.13;

         (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

         (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this
     Section 7.13.

     (c) As used in this Section 7.13:

         (1) the term "default" shall mean any failure to make payment in full of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest upon any of the Notes or upon the other indenture securities when and as any such amounts become due and payable.

         (2) the term "other indenture securities" shall mean securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (A) under which the Trustee is also trustee,
     (B) which contains provisions substantially similar to the provisions of subsection (a) of this Section 7.13, and (C) under which a default exists at the time of the apportionment of the funds and property held in said special account.

         (3) the term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

         (4) the term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

         (5) the term "Company" shall mean any obligor upon the Notes.


                          ARTICLE EIGHT

                    CONCERNING THE NOTEHOLDERS

     SECTION 8.01.  Evidence of action by noteholders.   Whenever
                    ---------------------------------
in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver or the taking of any other action), the fact that the holders of such specified percentage, determined as of the time such action was taken or, if a record date was set with respect thereto pursuant to Section 8.05, as of such record date, have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of noteholders duly called and held in accordance with the provisions of Article Nine, or (c) by a combination of such instrument or instruments and any such record of such a meeting of noteholders.

     SECTION 8.02.  Proof of execution of instruments and of
                    ----------------------------------------
holding of Notes.  Subject to the provisions of Sections 7.01,
----------------
7.02 and 9.05, proof of the execution of any instrument by a noteholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

     The ownership of Notes shall be proved by the register of such Notes, or by a certificate of the registrar thereof.

     The Trustee may accept such other proof or require such additional proof of any matter referred to in this Section 8.02 as it shall deem reasonable.

     The record of any noteholders' meeting shall be proved in the manner provided in Section 9.06.

     SECTION 8.03.  Who may be deemed owners of Notes.  Prior to
                    ----------------------------------
due presentation for registration of transfer, the Company, the Trustee, any paying agent and any Note registrar may deem and treat the person in whose name any Note shall be registered upon the books of the Company as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purposes of receiving payment of or on account of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Note registrar shall be affected by any notice to the contrary. All such payments so made to, or upon the order of, any such holder shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.

     SECTION 8.04.  Notes owned by Company or controlled by
                    ----------------------------------------
controlling persons disregarded for certain purposes.  In
----------------------------------------------------
determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any demand, direction, request, notice, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination, provided that for the purposes of determining whether the Trustee shall be protected in relying on any such demand, direction, request, notice, consent or waiver, only Notes which the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this
Section 8.04, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

     SECTION 8.05.  Record date for action by noteholders.
                    -------------------------------------
Whenever in this Indenture it is provided that holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), other than any action taken at a meeting of noteholders called pursuant to Article Nine, the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding, may request the Trustee to fix a record date for determining noteholders entitled to notice of and to take any such action. In case the Company or the holders of Notes in the amount above specified shall desire to request noteholders to take any such action and shall request the Trustee to fix a record date with respect thereto by written notice setting forth in reasonable detail the noteholder action to be requested, the Trustee shall promptly (but in any event within five days of receipt of such request) fix a record date which shall be a Business Day not less than fifteen nor more than twenty days after the date on which the Trustee receives such request. If the Trustee shall fail to fix a record date as hereinabove provided, then the Company or the holders of Notes in the amount above specified may fix the same by mailing notice thereof (the record date so fixed to be a Business Day not less than fifteen nor more than twenty days after the date on which such written notice shall be given) to the Trustee. If a record date is fixed according to this Section 8.05, only persons shown as noteholders on the registry books of the Company at the close of business on the record date so fixed shall be entitled to take the requested action and the taking of any such action by the holders on the record date of the required percentage of the aggregate principal amount of the Notes shall be binding on all noteholders, provided that the taking of the requested action by the holders on the record date of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall have been evidenced to the Trustee, as provided in Section 8.01, not later than one hundred eighty days after such record date.

     SECTION 8.06.  Instruments executed by noteholders bind
                    -----------------------------------------
future holders.  At any time prior to (but not after) the
--------------
evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in
Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the holder of any Note and any direction, demand, request, waiver, consent, vote or other action of the holder of any Note which by any provisions of this Indenture is required or permitted to be given shall be conclusive and binding upon such holder and upon all future holders and owners of such Note, and of any Note issued in lieu thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the holders of all the Notes.


                           ARTICLE NINE

                      NOTEHOLDERS' MEETINGS

     SECTION 9.01.  Purposes for which meetings may be called.  A
                    -----------------------------------------
meeting of noteholders may be called at any time and from time to time pursuant to the provisions of this Article Nine for any of the following purposes:

     (1) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by noteholders pursuant to any of the provisions of Article Six;

     (2) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article Seven;

     (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of
Section 10.02; or

     (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provisions of this Indenture or under applicable law.

     SECTION 9.02.  Manner of calling meetings; record date.  The
                    ---------------------------------------
Trustee may at any time call a meeting of noteholders to take any action specified in Section 9.01 to be held at such time and at such place in the Borough of Manhattan, City of New York, State of New York, as the Trustee shall determine. Notice of every meeting of the noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting shall be mailed not less than twenty nor more than sixty days prior to the date fixed for the meeting to such noteholders at their addresses as such addresses appear on the registry books of the Company. For the purpose of determining noteholders entitled to notice of any meeting of noteholders, the Trustee shall fix in advance a date as the record date for such determination, such date to be a Business Day not more than ten days prior to the date of the mailing of such notice as hereinabove provided. Only persons in whose name any Note shall be registered upon the registry books of the Company at the close of business on a record date fixed by the Trustee as aforesaid, or by the Company or the noteholders as in
Section 9.03 provided, shall be entitled to notice of the meeting of noteholders with respect to which such record date was so fixed.

     SECTION 9.03.  Call of meeting by Company or noteholders.
                    -----------------------------------------
In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of noteholders to take any action authorized in Section 9.01 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within twenty days after receipt of such request, then the Company or the holders of Notes in the amount above specified, as the case may be, may fix the record date with respect to, and determine the time and the place in said Borough of Manhattan, City of New York, State of New York, for, such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section
9.02. The record date fixed as provided in the preceding sentence shall be set forth in a written notice to the Trustee and shall be a Business Day not less than fifteen nor more than twenty days after the date on which such notice is sent to the Trustee.

     SECTION 9.04.  Who may attend and vote at meetings.  Only
                    -----------------------------------
persons entitled to receive notice of a meeting of noteholders and their respective proxies duly appointed by an instrument in writing shall be entitled to vote at such meeting. The only persons who shall be entitled to be present or to speak at any meeting of noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel. When a determination of noteholders entitled to vote at any meeting of noteholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     SECTION 9.05.  Regulations.  Notwithstanding any other
                    -----------
provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 8.02.

     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by noteholders as provided in
Section 9.03, in which case the Company or the noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by a vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

     Subject to the provisions of Section 8.04, at any meeting each noteholder or proxy entitled to vote thereat shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other noteholders. Any meeting of noteholders duly called pursuant to the provisions of Section
9.02 or 9.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

     At any meeting of noteholders, the presence of persons who held, or who are acting as proxy for persons who held, an aggregate principal amount of Notes on the record date for such meeting sufficient to take action on the business for the transaction of which such meeting was called shall constitute a

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

quorum, but, if less than a quorum is present, the persons holding or representing a majority in aggregate principal amount of the Notes represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

     SECTION 9.06.  Manner of voting at meetings and record to be
                    --------------------------------------------
kept.  The vote upon any resolution submitted to any meeting of
----
noteholders shall be by written ballots on each of which shall be subscribed the signature of the noteholder or proxy casting such ballot, the principal amount and, if practicable, the identifying number or numbers of the Notes held or represented in respect of which such ballot is cast. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the aggregate principal amount and, if practicable, the identifying numbers of the Notes voting in favor of or against any resolution. Each counterpart of such record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the counterparts shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

     Any counterpart record so signed and verified shall be conclusive evidence of the matters therein stated and shall be the record referred to in clause (b) of Section 8.01.

     SECTION 9.07.  Exercise of rights of Trustee and noteholders
                    --------------------------------------------
not to be hindered or delayed.  Nothing in this Article Nine
-----------------------------
shall be deemed or construed to authorize or permit, by reason of any call of a meeting of noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the noteholders under any of the provisions of this Indenture or of the Notes.


                           ARTICLE TEN

                     SUPPLEMENTAL INDENTURES

     SECTION 10.01.  Purposes for which supplemental indentures
                     ------------------------------------------
may be entered into without consent of noteholders.  The Company,
--------------------------------------------------
when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act of 1939 as then in effect) for one or more of the following purposes:

     (a) to comply with Article Eleven and Sections 4.10(c),
4.12(a), 4.12(c) and 15.03;

     (b) to add to the covenants of the Company such further covenants, restrictions or conditions as its Board of Directors shall consider to be for the protection of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any

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

such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default.

     (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act of 1939, or to make such other provisions in regard to matters or questions arising under this Indenture or any supplemental indenture as shall not adversely affect the rights of the holders of the Notes;

     (d) to provide for the issuance under this Indenture of Notes, whether or not then outstanding, in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose; and

     (e) to comply with the requirements of the New York Stock Exchange or any other national securities exchange on which the Notes may be issued or admitted for trading, provided such changes do not adversely affect the rights of any holder of Notes.

     The Trustee is hereby authorized to join with the Company in the execution and delivery of any such supplemental indenture, to make any further appropriate agreement and stipulations which may be therein contained and to accept the conveyance, transfer, mortgage, pledge or assignment of, any property thereunder, provided that if any such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of
Section 10.02.

     SECTION 10.02.  Modification of Indenture with consent of
                     -----------------------------------------
holders of a majority in principal amount of Notes.  With the
--------------------------------------------------
consent (evidenced as provided in Section 8.01) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (determined as provided in Sections
8.04 and 8.05), or, if a record date is set with respect to such consent in accordance with Section 8.05, as of such record date, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act of 1939 as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that without the consent of each holder of an outstanding Note affected, no such supplemental indenture shall (i) extend the stated maturity of any Note, reduce the interest rate, extend the time or alter the manner of payment of interest thereon, reduce the principal amount thereof or alter the timing of or reduce any premium payable upon the redemption thereof or the amount payable thereon in the event of acceleration or the amount thereof payable in bankruptcy, or (ii) reduce the aforesaid percentage of aggregate principal amount of Notes, the consent of the holders of which is required for any such supplemental indenture.

     Upon the request of the Company, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of noteholders as aforesaid, the Trustee shall join with the Company in the execution and delivery of such supplemental indenture, provided that if such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the noteholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Promptly after the execution and delivery by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 10.02, the Company shall mail a notice to the noteholders, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 10.03.  Effect of supplemental indentures.  Upon the
                     ---------------------------------
execution and delivery of any supplemental indenture pursuant to the provisions of this Article Ten, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     SECTION 10.04.  Notes may bear notation of changes by
                     -------------------------------------
supplemental indentures.  Notes authenticated and delivered after
-----------------------
the execution and delivery of any supplemental indenture pursuant to the provisions of this Article Ten, or after any action taken at a noteholders' meeting pursuant to Article Nine, may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture or as to any action taken at any such meeting. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Notes then outstanding upon surrender of such Notes. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such supplemental indenture or noteholders' meeting.

     SECTION 10.05.  Officers' Certificate and Opinion of
                     ------------------------------------
Counsel.  The Trustee may receive upon its request and, subject
-------
to the provisions of Sections 7.01 and 7.02, may rely upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such indenture complies with the provisions of this Article Ten.

                          ARTICLE ELEVEN

                  CONSOLIDATION, MERGER AND SALE

     SECTION 11.01.  Company may consolidate, etc., on certain
                     ------------------------------------------
terms.
-----

     (a) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company) or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of all or substantially all the property of the Company to any other corporation (whether or not affiliated with the Company) whether in a single transaction or series of related transactions; provided, however, and the Company hereby covenants and agrees, that any such consolidation, merger, sale or conveyance shall be upon the condition that (i) immediately after giving effect to such consolidation, merger, sale or conveyance, the corporation (whether the Company or such other corporation) formed by or surviving any such consolidation or merger, or to which such sale or conveyance shall have been made, whether the Company or such other corporation (the "surviving corporation"), shall not be in default in the performance or observance of any of the terms, covenants and conditions of this Indenture to be kept or performed by the Company, (ii) the surviving corporation (if other than the Company) shall be a corporation organized under the laws of The United States of America or any State thereof,
(iii) immediately after giving effect to such consolidation, merger, sale or conveyance, the surviving corporation (whether the Company or such other corporation) could incur $1.00 of Indebtedness pursuant to Section 4.10(a), (iv) the surviving corporation (if other than the Company) shall expressly assume the due and punctual payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company, by supplemental indenture complying with the requirements of Article Ten, satisfactory in form to the Trustee, executed and delivered to the Trustee by such corporation and (v) immediately after giving effect to such consolidation, merger, sale or conveyance, the surviving corporation (whether the Company or such other corporation) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction. If at any time there be any consolidation or merger or sale or conveyance of property to which the covenant of this
Section 11.01 is applicable, then, in any such event, the surviving corporation will promptly deliver to the Trustee:

         (1) an Officers' Certificate stating that as of the time immediately after the effective date of any such transaction the covenants contained in this Section 11.01 have been complied with; and

         (2) an Opinion of Counsel stating that such covenants have been complied with and that any instrument or instruments executed in the performance of such covenants comply with the requirements thereof.

     (b) Notwithstanding the foregoing Section 11.01(a), (i) the Company may consolidate or merge with or into, or sell or convey all or substantially all of its property to, KAC; provided,
                                                  --------
however, that the surviving corporation (if other than the
-------
Company) shall expressly assume by supplemental indenture complying with the requirements of Article Ten, satisfactory in form to the Trustee, the due and punctual payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale

Purchase Price and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company and (ii) the Company may consolidate or merge with or into, or sell or convey all or substantially all of its property to, a Subsidiary Guarantor; provided, that the surviving corporation (if other than the
--------
Company) shall expressly assume by supplemental indenture complying with the requirements of Article Ten, satisfactory in form to the Trustee, the due and punctual payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company.

     SECTION 11.02.  Successor corporation to be substituted.  In
                    ----------------------------------------
case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, in the manner hereinabove provided, of the due and punctual payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part and the Company shall be relieved of all its obligations and duties under this Indenture and the Notes. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation (instead of the Company) and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

     In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

     SECTION 11.03.  Opinion of Counsel.  The Trustee, subject to
                     ------------------
the provisions of Sections 7.01 and 7.02, may receive upon its request and rely on an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article Eleven.


                          ARTICLE TWELVE

             SATISFACTION AND DISCHARGE OF INDENTURE;
                         UNCLAIMED MONEYS

     SECTION 12.01.  Satisfaction and discharge of Indenture.  If
                     ---------------------------------------
at any time

     (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated and delivered, other than (1) any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in
Section 2.07 or (2) any Note for the payment of the principal of which money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 12.04, and not theretofore cancelled, or

     (b) (1) all the Notes not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption and (2) the Company has deposited with the Trustee, in trust, money or non-callable Government Securities maturing as to principal and interest in such amounts and at such times as are sufficient (in the opinion of a nationally recognized firm of independent certified accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of such interest, to pay at maturity or upon redemption all of such Notes (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07) not theretofore cancelled or delivered to the Trustee for cancellation, including principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel complying with Section 14.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture, except for those provisions which expressly survive as provided below; the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses theretofore and thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Notes.

     Notwithstanding the foregoing, the Company's obligations in Sections 2.05, 2.07, 4.01, 4.02, 4.04, 5.01, 5.02, 7.06, 12.03
and 12.04 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.06, 12.03 and 12.04 shall survive.

     After a deposit made pursuant to this Section 12.01, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture, except for those surviving obligations specified above.

     SECTION 12.02.  Application by Trustee of funds deposited
                     ------------------------------------------
for payment of Notes.  All amounts deposited with the Trustee
--------------------
pursuant to Section 12.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the particular Notes, for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest.

     SECTION 12.03.  Repayment of moneys held by paying agent.
                     ----------------------------------------
In connection with the satisfaction and discharge of this Indenture, all moneys then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

     SECTION 12.04.  Repayment of moneys held by Trustee.  The
                     -----------------------------------
Trustee shall promptly pay to the Company upon written request any excess money or securities held by it at any time. Any moneys deposited with the Trustee or any paying agent for the payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on any Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which such payment shall have become due, shall be promptly repaid (together with any interest earned thereon) to the Company by the Trustee or by such paying agent; and thereupon the Trustee and such paying agent shall be released from all further liability with respect to such moneys, and the holder of any of the Notes entitled to receive such payment shall thereafter look only to the Company for the payment thereof, provided, however, that the Trustee or such paying agent, before being required to make any such repayment, may, at the expense of the Company, mail to the holders of Notes at their last known address or cause to be published once in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, City of New York, State of New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be paid to the Company.

     SECTION 12.05.  Reinstatement.  If the Trustee is unable to
                     -------------
apply any money or securities deposited by the Company with the Trustee in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
12.01 until such time as the Trustee is permitted to apply all such money or securities deposited by the Company with the Trustee in accordance with Section 12.01; provided that if the
                                          --------
Company has made any payment of principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or securities deposited by the Company and held by the Trustee.


                         ARTICLE THIRTEEN

        IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS
                          AND DIRECTORS

     SECTION 13.01.  Incorporators, stockholders, officers and
                     -----------------------------------------
directors of Company exempt from individual liability.  No
-----------------------------------------------------
recourse under or upon any obligation, covenant or agreement of this Indenture or any indenture supplemental hereto or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Notes.


                         ARTICLE FOURTEEN

                     MISCELLANEOUS PROVISIONS

     SECTION 14.01.  Successors and assigns of Company bound by
                     ------------------------------------------
Indenture.  All the covenants, stipulations, promises and
---------
agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 14.02.  Acts of board, committee or officer of
                     --------------------------------------
successor corporation valid.  Any act or proceeding by any
---------------------------
provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

     SECTION 14.03.  Required notices or demands may be served by
                     -------------------------------------------
mail; waiver.  Any notice or demand which by any provisions of
------------
this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on the Company may be given or served by being deposited postage prepaid (except as provided in Section 6.01(c)) by first class mail in a post office letter box addressed (until another address is filed by the Company with the Trustee for such purpose), as follows: Kaiser Aluminum & Chemical Corporation, 5847 San Felipe, Suite 2600, Houston, Texas 77057, Attention: Secretary. Any notice, direction, request or demand by any noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the principal office of the Trustee, to the attention of the Corporate Trust Department.

     Any notice or communication to a noteholder shall be mailed by first-class mail to his address shown on the Company's registry. Failure to mail a notice or communication to a noteholder or any defect in it shall not affect its sufficiency with respect to other noteholders. If a notice or communication is mailed in the manner so provided within the time prescribed, it is duly given, whether or not the addressee receives it.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event or action relating thereto, and such waiver shall be equivalent of such notice. Waivers of notice by noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of regular mail service or as a result of a strike, work stoppage or similar activity, or any act of God or any other cause, it shall be impractical to mail any notice as required by this Indenture, then any manner of giving such notice as shall be made with the approval of the Trustee shall constitute sufficient giving of notice hereunder.

     SECTION 14.04.  Indenture and Notes to be construed in
                     --------------------------------------
accordance with the laws of the State of New York.  THIS
-------------------------------------------------
INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO THE PRINCIPLES OF THE CONFLICT OF LAWS PROVISIONS THEREOF.

     SECTION 14.05.  Evidence of compliance with conditions
                     ---------------------------------------
precedent.  Upon any demand, request or application by the
---------
Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such demand, request or application as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

     Each certificate (other than those provided for in Section 5.03(d)) or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company or public officials, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statements or opinion may be based as aforesaid are erroneous.

     Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement of opinion may be based as aforesaid are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

     SECTION 14.06.  Payments due on Saturdays, Sundays and
                     ---------------------------------------
holidays.  In any case where the date of payment of principal of,
--------
premium, if any, Change of Control Purchase Price, Asset Sale

Purchase Price or interest on the Notes or the date fixed for redemption or purchase of any Note shall not be a Business Day, then payment of principal, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of payment or the date fixed for redemption or purchase, and no interest shall accrue on or after such original date of payment or such original date fixed for redemption or purchase.

     SECTION 14.07.  Provisions required by Trust Indenture Act
                     ------------------------------------------
of 1939 to control.  If and to the extent that any provision of
------------------
this Indenture limits, qualifies or conflicts with the duties imposed by operation of the following sentence, the imposed duties shall control. The provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 that impose duties on any person (including provisions automatically deemed included in this Indenture unless this Indenture provides that such provisions are excluded) are a part of and govern this Indenture, whether or not physically contained herein.

     SECTION 14.08.  Provisions of the Indenture and Notes for
                     -----------------------------------------
the sole benefit of the parties and the noteholders.  Nothing in
----------------------------------------------------
this Indenture or in the Notes, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto and the holders of the Notes, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all its covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Notes.

     SECTION 14.09.  Severability.  In case any one or more of
                     ------------
the provisions contained in this Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Notes, but this Indenture and such Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     SECTION 14.10.  Indenture may be executed in counterparts;
                     ------------------------------------------
acceptance by Trustee.  This Indenture may be executed in any
---------------------
number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. First Trust National Association hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

     SECTION 14.11.  Article and Section headings.  The Article
                     ----------------------------
and Section references herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 14.12.  No Adverse Interpretation of Other
                     ----------------------------------
Instruments.  This Indenture shall not be used to interpret
-----------
another indenture, loan or debt agreement of the Company or any Subsidiary or Affiliate of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.


                         ARTICLE FIFTEEN

                        GUARANTEE OF NOTES

     SECTION 15.01.  Guarantee.  Subject to the provisions of
                     ---------
this Article Fifteen, each Subsidiary Guarantor, jointly and severally, hereby unconditionally guarantees to each holder of a Note authenticated and delivered by the Trustee (i) the due and punctual payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on such Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, premium, Change of Control Purchase Price, Asset Sale Purchase Price and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the holders of the Notes or the Trustee all in accordance with the terms of such Note and of this Indenture and
(ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, by the holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Asset and interest thereon or as provided in Sections 12.01, 15.03 and
15.05. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the holders of Notes and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and
(ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall, subject to the other provisions of this Article Fifteen, forthwith become due and payable by such Subsidiary Guarantor for the purpose of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Six, the Trustee shall promptly make a demand for payment on the Notes under the Guarantee provided for in this Article Fifteen.

     Each Subsidiary Guarantor shall be subrogated to all rights of the holder of any Notes against the Company in respect of any amounts paid to the holder of Notes by such Subsidiary Guarantor pursuant to the provisions of this Guarantee; provided, that such
                                              --------

Subsidiary Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on all Notes shall have been paid in full.

     SECTION 15.02.  Guarantee senior in respect of Subordinated
                     -------------------------------------------
Notes.  Each Subsidiary Guarantor, for itself, its successors and
-----
assigns, hereby acknowledges that the Guarantee issued hereunder in respect of the Notes shall hereafter constitute for all purposes Senior Indebtedness of such Subsidiary Guarantor under the terms of the 12-3/4% Note Indenture to the extent that such Subsidiary Guarantor is a guarantor under the 12-3/4% Note Indenture.

     SECTION 15.03.  Subsidiary Guarantors may consolidate, etc.,
                     -------------------------------------------
on certain terms.
----------------

     (a) Notwithstanding any other provision of this Indenture
(i) a Subsidiary Guarantor may consolidate or merge with or into, or sell or convey all or substantially all of its property to, the Company, provided, that the surviving corporation (if other
             --------
than the Company) shall expressly assume by supplemental indenture complying with the requirements of Article Ten, satisfactory in form to the

Trustee, the due and punctual payment of the principal of, premium, if any, Change of Control Purchase Price, Asset Sale Purchase Price and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company and (ii) a Subsidiary Guarantor may consolidate or merge with or into, or sell or convey all or substantially all of its property to, any other Subsidiary Guarantor.

     (b) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of any Subsidiary Guarantor with or into any other corporation or corporations (whether or not affiliated with such Subsidiary Guarantor), or successive consolidations or mergers in which such Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of any Subsidiary Guarantor as an entirety or substantially as an entirety to any other corporation (whether or not affiliated with such Subsidiary Guarantor) authorized to acquire and operate the same, whether in a single transaction or a series of related transactions; provided, however, that each Subsidiary Guarantor
              --------  -------
hereby covenants and agrees that any such consolidation, merger, sale or conveyance shall be upon the condition that: (i) in the event that the surviving corporation is a Subsidiary of the Company, then (A) such surviving corporation (if other than such Subsidiary Guarantor) shall be a corporation organized under the laws of the United States of America or any State thereof, (B) such surviving corporation (if other than such Subsidiary Guarantor) shall assume the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor by supplemental indenture complying with the requirements of Article Ten, satisfactory in form to the Trustee, executed and delivered to the Trustee, (C) immediately after giving effect to such consolidation, merger, sale or conveyance, the Company could incur $1.00 of Indebtedness pursuant to Section 4.10(a) and (D) immediately after giving effect to such consolidation, merger, sale or conveyance, the surviving corporation (whether such Subsidiary Guarantor or such other corporation) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately prior to such transaction; and (ii) in the event that the surviving corporation is not a Subsidiary of the Company, then such consolidation, merger, sale or conveyance shall otherwise have been made in compliance with the terms of this Indenture (including, without limitation, Section 4.14). In the event that the surviving corporation is a Subsidiary of the Company, (I) such Subsidiary Guarantor shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such merger, consolidation or transfer and such supplemental indenture comply with this Section 15.03(b) and that all conditions precedent herein provided relating to such transaction have been complied with and (II) in case of any such consolidation, merger, sale or conveyance and upon the assumption by the surviving corporation (if other than such Subsidiary Guarantor), by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual performance of all the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, such surviving corporation shall succeed to and be substituted for such Subsidiary Guarantor, with the same effect as if it had been named herein as such Subsidiary Guarantor and in the case of any such sale or conveyance, such Subsidiary Guarantor (if not the surviving corporation) shall be relieved of all of its obligations and duties under this Indenture and the Notes.

     SECTION 15.04.  Application of certain terms and provisions
                     -------------------------------------------
to the Subsidiary Guarantors.
----------------------------

     (a) For purposes of any provision of this Indenture which provides for the delivery by any Subsidiary Guarantor of an Officer's Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 shall apply to such Subsidiary Guarantor as if references therein to the Company were references to such Subsidiary Guarantor.

     (b) The Subsidiary Guarantors shall comply with all reporting requirements of Section 5.03 as if references therein to the Company were references to the Subsidiary Guarantors.

     (c) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Subsidiary Guarantor, shall be sufficient if evidenced as described in
Section 7.02 as if references therein to the Company were references to such Subsidiary Guarantor.

     (d) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on any Subsidiary Guarantor may be given or served as described in Section 14.03 as if references therein to the Company were references to such Subsidiary Guarantor.

     (e) Upon any demand, request or application by any Subsidiary Guarantor to the Trustee to take any action under this Indenture, such Subsidiary Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 14.05 as if all references therein to the Company were references to such Subsidiary Guarantor.

     SECTION 15.05.  Release of Guarantee.
                     --------------------

     (a) If at any time any Subsidiary Guarantor ceases to be a Bank Guarantor, is not a Subsidiary Guarantor under the 12-3/4%
Note Indenture and the 9-7/8% Note Indenture and no Event of Default (or event or condition which with the giving of notice or the passage of time would be an Event of Default) then exists and is continuing, and either (x) such Subsidiary Guarantor has not Incurred any Indebtedness or preferred stock (including preference stock) after the date hereof that is then outstanding other than Indebtedness Incurred pursuant to Section 4.10(a) (but only to the extent such Indebtedness is also Indebtedness of Alpart), Section 4.10(b)(iii) or Section 4.10(b)(iv) and, in each case, permitted refinancings thereof, or (y) the Notes are then rated Baa3 (or the equivalent) or better by Moody's Investors Service, Inc. (or a successor rating agency) or BBB- (or the equivalent) or better by Standard & Poor's Corporation (or a successor rating agency), then such Person shall cease to be a Subsidiary Guarantor hereunder upon the delivery of the Officers' Certificate and Opinion of Counsel set forth in paragraph (b) of this Section 15.05. Thereafter, the Guarantee given by such Subsidiary Guarantor shall no longer have any force or effect and such Person shall be relieved of all of its obligations and duties under this Indenture and the Notes.

     (b) Upon any Subsidiary Guarantor ceasing to be a Bank Guarantor, the Company may, at its option, deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such Subsidiary Guarantor is no longer a Bank Guarantor, is not a Subsidiary Guarantor under the 9-7/8% Note Indenture or the 12-3/4% Note Indenture and that no Event of Default (or event or condition which with the giving of notice or the passage of time would become an Event of Default) exists and is continuing and that all conditions precedent herein provided relating to Section 15.05(a) have been complied with.

     (c) Upon the sale or disposition (by merger or otherwise, including, without limitation, pursuant to Section 15.03(b)(ii)) of a Subsidiary Guarantor (or the Company's or a Subsidiary's interest therein) by the Company or a Subsidiary of the Company to a Person that is not the Company or a Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture (including, without limitation,
Section 4.14), the obligations of such Subsidiary Guarantor under its Guarantee shall be deemed released without any further action required on the part of the Trustee, such Subsidiary Guarantor, the Company or any holder of the Notes, provided that any
                                        --------
guarantee of such Subsidiary Guarantor with respect to the Credit Agreement, the 12-3/4% Notes and the 9-7/8% Notes, and any renewals, extensions, refundings, replacements, restructurings or refinancings, amendments and modifications thereof, if any, has been or is simultaneously released. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing any such release.

     (d) Upon the designation by the Board of Directors of the Company of a Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with the terms of this Indenture, the obligations of such Subsidiary Guarantor under its Guarantee shall be deemed released without any further action required on the part of the Trustee, such Subsidiary Guarantor, the Company or any holder of the Notes; provided, however, that, any guarantee of such Subsidiary Guarantor with respect to the Credit Agreement, the 12-3/4% Notes and the 9-7/8% Notes, and any renewals, extensions, refundings, replacements, restructurings or refinancings, amendments and modifications thereof, if any, has been or is simultaneously released.

     (e) Upon the release of any Subsidiary Guarantor from its Guarantee pursuant to any provision of this Indenture, each other Subsidiary Guarantor not so released shall remain liable for the full amount of principal of, and interest on, the Notes as and to the extent provided in this Indenture. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing any such release.

     IN WITNESS WHEREOF, each of KAISER ALUMINUM & CHEMICAL CORPORATION, KAISER ALUMINA AUSTRALIA CORPORATION, ALPART JAMAICA INC., KAISER FINANCE CORPORATION, KAISER JAMAICA CORPORATION, KAISER MICROMILL HOLDINGS, LLC, KAISER SIERRA MICROMILLS, LLC, KAISER TEXAS MICROMILL HOLDINGS, LLC and KAISER TEXAS SIERRA MICROMILLS, LLC, has caused this Indenture to be signed and acknowledged by its Chairman of the Board, its President or one of its Vice Presidents, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Vice Presidents; and FIRST TRUST NATIONAL ASSOCIATION has caused this Indenture to be signed and acknowledged by one of its Vice Presidents or Assistant Vice Presidents, has caused its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Secretaries, all as of the day and year first written above.


KAISER ALUMINUM & CHEMICAL CORPORATION


By:
   -----------------------------------------------------------
    Name:
    Title:

[SEAL]

Attest:


KAISER ALUMINA AUSTRALIA CORPORATION


By:
   -----------------------------------------------------------
    Name:
    Title:

[SEAL]

Attest:


ALPART JAMAICA INC.


By:
   -----------------------------------------------------------
    Name:
    Title:

[SEAL]

Attest:

KAISER FINANCE CORPORATION


By:
   ------------------------------------------------------------
    Name:
    Title:

[SEAL]

Attest:


KAISER JAMAICA CORPORATION


By:
    ----------------------------------------------------------
    Name:
    Title:

[SEAL]

Attest:


KAISER MICROMILL HOLDINGS, LLC


By:
    ---------------------------------------------------------
    Name:
    Title:

[SEAL]

Attest:


KAISER SIERRA MICROMILLS, LLC


By:
    ----------------------------------------------------------
    Name:
    Title:

[SEAL]

Attest:

KAISER TEXAS MICROMILL HOLDINGS, LLC


By:
    ----------------------------------------------------------
    Name:
    Title:

[SEAL]

Attest:


KAISER TEXAS SIERRA MICROMILLS, LLC


By:
    ----------------------------------------------------------
    Name:
    Title:

[SEAL]

Attest:


FIRST TRUST NATIONAL ASSOCIATION, as Trustee


By:
    ---------------------------------------------------------
    Name:
    Title:

[SEAL]

Attest:

                           Exhibit A-1
                           ------------


           (Back of Regulation S Temporary Global Note)

                      % Senior Note due 2006


         THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY
GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS
EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE
INDENTURE (AS DEFINED HEREIN).

         NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS
REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE
PAYMENT OF INTEREST HEREON.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART
FOR INTERESTS IN THE GLOBAL NOTE OR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.05 OF THE INDENTURE.

         THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO REGISTRATION. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, INTEREST OR PARTICIPATION PRIOR TO THE DATE WHICH IS THREE YEARS (OR SUCH SHORTER PERIOD PERMITTED UNDER RULE 144(K) UNDER THE SECURITIES ACT OF 1933 (OR A SUCCESSOR CLAUSE)) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (1) BY THE INITIAL INVESTOR (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933, (C) FOR SO LONG AS THE NOTES ARE

ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933 THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS WHO MAKE CERTAIN REPRESENTATIONS TO THE TRUSTEE WHICH OFFERS AND SALES OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OF 1933, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AND (2) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (1) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT OF 1933 THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR" FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OF 1933, AND WHO MAKES CERTAIN REPRESENTATIONS TO THE TRUSTEE, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (2) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

         Until this Regulation S Temporary Global Note is exchanged for interests in the Global Notes or for Certificated Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

         This Regulation S Temporary Global Note is exchangeable in whole or in part for interests in the Global Note or for Certificated Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global
Note in full for interests in the Global Note or Certificated Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

         This Regulation S Temporary Global Note shall not become valid or obligatory until the certificate of authentication hereon shall have been duly manually signed by the Trustee in accordance with the Indenture. This Regulation S Temporary Global Note shall be governed by and construed in accordance with the laws of the State of the New York. All references to "$," "Dollars," "dollars" or "U.S. $" are to such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts therein.

                           Exhibit A-2
                           ------------


   FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                  FROM REGULATION S GLOBAL NOTE
          (Pursuant to Section 2.05(e) of the Indenture)


First Trust National Association
180 E. Fifth Street
St. Paul, MN  55101
Attention:  Corporate Trust Division

         Re:  10-7/8% Senior Notes due 2006 of Kaiser Aluminum &
Chemical Corporation

         Reference is hereby made to the Indenture, dated as of October 23, 1996 (the "Indenture"), among Kaiser Aluminum & Chemical Corporation, as issuer (the "Company"), the parties listed therein as subsidiary guarantors and First Trust National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to $        principal amount of
                                  -------
Notes which are evidenced by one or more Regulation S Temporary
Global Notes (CUSIP           ) and held with the Depository in
                    ----------
the name of                              (the "Transferor").  The
            ----------------------------
Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by (i) the
Global Notes (CUSIP             ), to be held with the Depository
                    -----------
or (ii) Certificated Notes (CUSIP          ).
                                  ---------

         In connection with such request and in respect of such Notes, the Transferor hereby certifies that:

                           [CHECK ONE]

     -- such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

     -- such transfer is being effected pursuant to an effective registration statement under the Securities
         Act;

                                or

     -- such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A,

and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Regulation S Temporary Global Note and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Note registrar, to the effect that such transfer is in compliance with the Securities Act;

and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United
States.

         Upon giving effect to this request to exchange a beneficial interest in Regulation S Temporary Global Notes for a beneficial interest in Global Notes or for Certificated Notes, as applicable, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Global Notes or Certificated Notes, as applicable, pursuant to the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers of such Notes being transferred.

-------------------------
[Name of Transferor]


By:  -----------------------------------------
Name:
Title:


Dated:               ,
        -------------  -----

                            SCHEDULE A
                            ----------

                   SCHEDULE OF LIENS SECURING
               INDEBTEDNESS IN EXCESS OF $5,000,000


     1. Liens granted pursuant to, in connection with or otherwise contemplated by that certain Credit Agreement, dated as of February 15, 1994, among Kaiser Aluminum & Chemical Corporation, Kaiser Aluminum Corporation, the financial institutions that are, or from time to time become, parties thereto, and BankAmerica Business Credit, Inc., as agent, including all related notes, collateral documents and guarantees, in each case as any of the same has been or may be amended, supplemented, restated, restructured or otherwise modified from time to time (in each case, in whole or in part).

     2. Liens granted pursuant to, in connection with or otherwise contemplated by the Jackson County, West Virginia
Refunding Pollution Control Revenue Bonds, Series 1978.

                            SCHEDULE B
                           -----------

                    REAL PROPERTY CONSTITUTING
                       PERMITTED COLLATERAL
                       --------------------

State               Location 1
-----               ---------
California          Oxnard
                    1001 McWane Blvd.
                    Oxnard, CA 93033

California          6177 Sunol Boulevard
                    Pleasanton, CA 94566-7769

Ohio                Newark
                    South Hebron Rd., Rt. 79
                    Heath, Ohio 43056

Oklahoma            Tulsa Magnesium
                    7311 E. 41st Street
                    Tulsa, OK 74145

Pennsylvania        Erie
                    1015 E. 12th Street
                    Erie, PA 16503

South Carolina      Greenwood
                    1508 Highway 246 So.
                    Greenwood, SC 29649

South Carolina      Greenwood
                    813 West Alexander Avenue
                    Greenwood, SC

Texas               Sherman
                    Highway 75 South
                    Sherman TX 75090

Washington          Mead
                    Spokane County
                    E. 2111 Hawthorne Road
                    Mead, WA 99021



--------------
 1 The real property referred to in this Schedule B is more fully and completely described in mortgages and deeds of trust executed and delivered by the Company in connection with the execution and delivery of the Credit Agreement, and the descriptions set forth in such mortgages and deeds of trust, as the same have been amended, shall be deemed to control with respect to the real property referred to herein.

Washington          Mead South, and Cowles
                    Spokane County
                    No Applicable Street Address

Washington          3400 Taylor Way
                    Tacoma, WA 98421

Washington          Trentwood
                    15000 East Euclid
                    Spokane, WA 99215

                            SCHEDULE C
                           -----------

                       CERTAIN INDEBTEDNESS
                       --------------------

Each of the following as it has been or may be amended, supplemented, restated, restructured or otherwise modified from time to time:

1. Indebtedness under, in connection with or relating to the CARIFA Financing (as such term is defined in the Indenture to which this is Schedule C (the "Indenture").

2. Indebtedness under, in connection with or relating to Installment Sale Agreement dated as of December 1, 1992, between the Parish of St. James, State of Louisiana, and Kaiser Aluminum & Chemical Corporation; Trust Indenture between the Parish of St. James, State of Louisiana, and First National Bank of Commerce dated as of December 1, 1992; and other documents, each in respect of Parish of St. James, Louisiana, Solid Waste Disposal Revenue Bonds (Kaiser Aluminum Project) Series 1992.

3. Indebtedness under, in connection with or relating to Financing Agreement dated as of March 1, 1978, between Jackson County, West Virginia, and Kaiser Aluminum & Chemical Corporation; Indenture of Trust dated as of March 1, 1978, between Jackson County, West Virginia, and Mellon Bank, N.A.; Guaranty Agreement dated as of March 1, 1978; between Kaiser Aluminum & Chemical Corporation and Mellon Bank, N.A.; Agreement dated as of March 1, 1978, between Jackson County, West Virginia, and Kaiser Aluminum & Chemical Corporation; and Deed and Bill of Sale dated as of March 1, 1978, between Jackson County, West Virginia, and Kaiser Aluminum & Chemical Corporation, each in respect of Jackson County, West Virginia Refunding Pollution Control Revenue Bonds, Series 1978 (Kaiser Aluminum & Chemical Corporation Project).

4.   Indebtedness under, in connection with or relating to Series
     V Loan Agreements, dated July 19, 1995, and all documents related thereto, including (without limitation) deed amendments, financing agreements, tolling agreements, participant agreements, all in respect to Queensland Alumina
     Limited U.S. Dollar Debentures (Series V).

5. Indebtedness under, in connection with or relating to Series W Loan Agreements, dated July 31, 1996, and all documents related thereto, including deeds, financing agreements, tolling agreements, participant agreements, all in respect to Queensland Alumina Limited U.S. Dollar Debentures (Series
     W).

6. Indebtedness under, in connection with or relating to bauxite vessels under lease to TNT Bulkships and Australia
     National Line in connection with the business of Queensland
     Alumina Limited.

7. Indebtedness under, in connection with or relating to any Indebtedness to Refinance (as defined in the Indenture), in whole or in part, any obligations identified above in Items 1 through 6, or any one or more successive Refinancings of any thereof; provided, however, that such Refinancing Indebtedness (as defined in the Indenture) in each such case is in an aggregate amount not in excess of the aggregate amount of such Refinanced Indebtedness (as defined in the Indenture) (including accrued interest thereon and undrawn amounts under credit arrangements otherwise permitted to be incurred pursuant to the Indenture), the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of such Refinanced Indebtedness or the amount of any reasonable and customary premium determined by Kaiser Aluminum & Chemical Corporation to be necessary to accomplish such refinancing by means of a redemption, tender offer, privately negotiated transaction, defeasance, or other similar transaction, and an amount equal to the reasonable fees and expenses in connection with the incurrence of such Refinancing Indebtedness.

                                2